                                                                     EXHIBIT 2.1


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                               DNA SCIENCES, INC.,
                             a Delaware corporation;


                             PIPO ACQUISITION CORP.,
                             a Delaware corporation;


                                       AND


                                   PPGX, INC.,
                             a Delaware corporation;


                           ---------------------------

                          Dated as of December 17, 2000

                           ---------------------------



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

                               TABLE OF CONTENTS


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
SECTION 1. DESCRIPTION OF TRANSACTION ....................................................   1

         1.1      Merger of Merger Sub into the Company ..................................   1

         1.2      Effect of the Merger ...................................................   1

         1.3      Closing; Effective Time ................................................   1

         1.4      Certificate of Incorporation and Bylaws; Directors and Officers ........   2

         1.5      Conversion of Shares ...................................................   2

         1.6      Stock Options ..........................................................   6

         1.7      Closing of the Company's Transfer Books ................................   7

         1.8      Exchange of Certificates; Escrow Shares ................................   7

         1.9      Appraisal Rights .......................................................   9

         1.10     Tax Consequences .......................................................   9

         1.11     Accounting Treatment ...................................................  10

         1.12     Further Action .........................................................  10

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................................  10

         2.1      Due Organization; Subsidiaries; Etc ....................................  10

         2.2      Certificate of Incorporation and Bylaws; Records .......................  11

         2.3      Capitalization, Etc ....................................................  11

         2.4      Financial Statements ...................................................  13

         2.5      Absence of Changes .....................................................  14

         2.6      Title to Assets ........................................................  15

         2.7      Bank Accounts; Receivables .............................................  15

         2.8      Equipment; Leasehold ...................................................  16

         2.9      Proprietary Assets .....................................................  16

         2.10     Contracts ..............................................................  19

         2.11     Liabilities ............................................................  22

         2.12     Compliance with Legal Requirements .....................................  22

         2.13     Governmental Authorizations and Facility Certifications ................  22

         2.14     Tax Matters ............................................................  23

         2.15     Employee and Labor Matters; Benefit Plans ..............................  25

         2.16     Environmental Matters ..................................................  27

         2.17     Insurance ..............................................................  28
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
         2.18     Related Party Transactions .............................................  28

         2.19     Legal Proceedings; Orders ..............................................  28

         2.20     Authority; Binding Nature of Agreement .................................  29

         2.21     Non-Contravention; Consents ............................................  29

         2.22     Inapplicability of Section 2115 of California Corporations Code ........  30

         2.23     Vote Required ..........................................................  30

         2.24     Brokers or Finders .....................................................  30

         2.25     Full Disclosure ........................................................  30

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB .......................  31

         3.1      Organization and Standing; Articles and Bylaws .........................  31

         3.2      Capitalization .........................................................  31

         3.3      Financial Statements ...................................................  32

         3.4      Actions ................................................................  32

         3.5      Title to Properties and Assets; Liens, etc .............................  32

         3.6      Patents, Trademarks, etc ...............................................  33

         3.7      Proprietary Information and Inventions Agreements ......................  33

         3.8      Material Contracts and Commitments .....................................  33

         3.9      Compliance with Other Instruments ......................................  33

         3.10     Validity of Parent Capital Stock .......................................  34

         3.11     Governmental Authorizations ............................................  34

         3.12     Tax Returns and Payments ...............................................  34

         3.13     Tax Elections ..........................................................  34

         3.14     Employees ..............................................................  34

         3.15     Employee Benefit Plans .................................................  35

         3.16     Environmental Matters ..................................................  35

         3.17     Insurance ..............................................................  35

         3.18     No Conflict of Interest ................................................  35

         3.19     Litigation, etc ........................................................  35

         3.20     Authority; Binding Nature of Agreement .................................  36

         3.21     Non-Contravention; Consents ............................................  36

         3.22     Financial Condition ....................................................  36
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
         3.24     U.S. Real Property Holding Corporation .................................  36

         3.25     Investment Company Act .................................................  37

         3.26     No Brokers or Finders ..................................................  37

         3.27     Full Disclosure ........................................................  37

SECTION 4. CERTAIN COVENANTS OF THE PARTIES ..............................................  37

         4.1      Access and Investigation ...............................................  37

         4.2      Operation of the Company's Business ....................................  37

         4.3      Notification; Updates to Company Disclosure Schedule ...................  40

         4.4      Notification; Updates to Parent Disclosure Schedule ....................  41

         4.5      Operation of Parent's Business. During the Pre-Closing Period: .........  41

         4.6      No Negotiation .........................................................  42

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES ...........................................  43

         5.1      Filings and Consents ...................................................  43

         5.2      Company Stockholders' Meeting ..........................................  43

         5.3      Public Announcements ...................................................  44

         5.4      Reasonable Efforts .....................................................  44

         5.5      Tax Matters ............................................................  44

         5.6      Noncompetition Agreements ..............................................  44

         5.7      Employment Agreements ..................................................  44

         5.8      Releases ...............................................................  44

         5.9      Underwriter Lockup Agreements ..........................................  45

         5.10     Amendment/Clarification of Existing Agreements; Payoff of
                  Company Line of Credit .................................................  45

         5.11     Termination of Certain Agreements ......................................  45

         5.12     FIRPTA Matters .........................................................  45

         5.13     Employee and Related Matters ...........................................  46

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB ..................  46

         6.1      Accuracy of Representations ............................................  46

         6.2      Performance of Covenants ...............................................  46

         6.3      Stockholder Approval ...................................................  47

         6.4      Consents ...............................................................  47
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                                      iii.
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
         6.5      Agreements and Documents ...............................................  47

         6.6      Absence of Material Adverse Effect .....................................  48

         6.7      HSR Act ................................................................  48

         6.8      FIRPTA Compliance ......................................................  48

         6.9      No Restraints ..........................................................  48

         6.10     No Legal Proceedings ...................................................  48

         6.11     Employees ..............................................................  48

         6.12     Termination of Certain Agreements ......................................  48

         6.13     Closing of Series C Investment .........................................  49

         6.14     Amended and Restated Certificate .......................................  49

         6.15     Company Amended and Restated Certificate ...............................  49

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY ............................  49

         7.1      Accuracy of Representations ............................................  49

         7.2      Performance of Covenants ...............................................  49

         7.3      Documents ..............................................................  49

         7.4      No Restraints ..........................................................  50

         7.5      Absence of Material Adverse Effect .....................................  50

         7.6      HSR Act ................................................................  50

         7.7      Amended and Restated Certificate .......................................  50

         7.8      Director Appointment ...................................................  50

         7.9      Company Amended and Restated Certificate ...............................  50

SECTION 8. TERMINATION ...................................................................  50

         8.1      Termination Events .....................................................  50

         8.2      Termination Procedures .................................................  51

         8.3      Effect of Termination ..................................................  51

SECTION 9. INDEMNIFICATION, ETC ..........................................................  51

         9.1      Survival of Representations, Etc .......................................  51

         9.2      Indemnification ........................................................  52

         9.4      Exclusive Remedy for Monetary Damages ..................................  54

         9.5      No Contribution ........................................................  54

         9.6      Interest ...............................................................  54

         9.7      Defense of Third Party Claims ..........................................  54
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                                      iv.
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
         9.8      Exercise of Remedies by Parent Indemnitees Other Than Parent ...........  55

SECTION 10. MISCELLANEOUS PROVISIONS .....................................................  55

         10.1     Stockholders' Agents ...................................................  55

         10.2     Further Assurances .....................................................  55

         10.3     Fees and Expenses ......................................................  55

         10.4     Attorneys' Fees ........................................................  56

         10.5     Notices ................................................................  56

         10.6     Confidentiality ........................................................  57

         10.7     Time of the Essence ....................................................  57

         10.8     Headings ...............................................................  57

         10.9     Counterparts ...........................................................  57

         10.10    Governing Law ..........................................................  57

         10.11    Successors and Assigns .................................................  57

         10.12    Remedies Cumulative; Specific Performance ..............................  57

         10.13    Waiver .................................................................  58

         10.14    Amendments .............................................................  58

         10.15    Severability ...........................................................  58

         10.16    Parties in Interest ....................................................  58

         10.17    Entire Agreement .......................................................  58

         10.18    Construction ...........................................................  58



                                       v.

                                    EXHIBITS

Exhibit A         -        Certain definitions

Exhibit B         -        Form of Voting Agreement

Exhibit C         -        Form of Escrow Agreement

Exhibit D         -        Form of Amended and Restated Certificate

Exhibit E         -        Forms of tax representation letters

Exhibit F         -        Form of Noncompetition Agreement

Exhibit G         -        Persons to Execute Offer Letters

Exhibit H         -        Form of Offer Letter

Exhibit I         -        Form of Release

Exhibit J         -        Form of Underwriter Lockup Agreement

Exhibit K         -        Form of Amended and Restated Distributor Agreement

Exhibit L         -        Form of Amended and Restated Technology Transfer Agreement

Exhibit M         -        Form of PPD Clarification Letter

Exhibit N         -        Form of PPD Real Property Indemnity Letter

Exhibit O         -        Form of Axys Covenant Not to Sue

Exhibit P         -        Form of Axys Assignment Letter

Exhibit Q         -        Form of Amended and Restated Investor Rights Agreement

Exhibit R         -        Form of Amended and Restated Co-Sale Agreement

Exhibit S         -        Form of legal opinion of Heller Ehrman White & McAuliffe LLP

Exhibit T         -        Form of legal opinion of Cooley Godward LLP



                                       1.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of December 17, 2000, by and among: DNA SCIENCES, INC., a Delaware corporation ("Parent"), PIPO ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and PPGX, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

        C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

        D. Contemporaneously with the execution and delivery of this Agreement, each of Axys Pharmaceuticals, Inc. ("Axys") and Pharmaceutical Product Development, Inc. ("PPD," and collectively with Axys, the "Major Stockholders") is executing and delivering to Parent a voting agreement (a "Voting Agreement") of even date herewith substantially in the form of EXHIBIT B.

                                    AGREEMENT

        The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

        1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

        1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 3000 El Camino Real, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. on a date to be mutually agreed upon by Parent and the Company no later than three days after the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become



                                       1.

effective at the time such certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

        1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

                (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

                (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

                (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals selected by Parent prior to the Closing.

        1.5 CONVERSION OF SHARES.

                (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                        (i) each share of common stock of the Company (par value $0.001 per share) ("Company Common Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive a fraction of a share of the common stock (par value $0.001 per share) of Parent ("Parent Common Stock") equal to the Remainder Exchange Ratio;

                        (ii) each share of Series A preferred stock of the Company (par value $0.001 per share) ("Company Series A Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive a fraction of a share of the Series D preferred stock (par value $0.001 per share) of Parent ("Parent Series D Preferred Stock," and together with Parent Common Stock, "Parent Capital Stock") equal to the Series A Exchange Ratio; and

                        (iii) each share of the common stock (par value $0.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                (b) For purposes of this Agreement:

                        (i) The "Series A Exchange Ratio" shall be equal to (A) the Liquidation Portion Exchange Ratio plus (B) the Remainder Exchange Ratio, rounded to five decimal places.

                        (ii) The "Liquidation Consideration" shall be equal to
        (A) the Debt Repayment divided by (B) a fraction, the numerator of which is $47,000,000, and the denominator of which is the Merger Consideration, rounded to five decimal places.



                                       2.

                        (iii) The "Liquidation Portion Exchange Ratio" is equal to (A) the Liquidation Consideration divided by (B) 10,000,000, rounded to five decimal places.

                        (iv) The "Remainder Exchange Ratio" shall be equal to
        (A) the Merger Consideration minus the Liquidation Consideration divided by (B) the Aggregate Company Common Number, rounded to five decimal places.

                        (v) The "Debt Repayment" shall mean (A) the actual outstanding indebtedness due and payable to the Bank (as defined in Section 4.2(k)) that is actually repaid by the Company on or prior to the Closing Date in accordance with Section 5.10(c) and (B) the value of the indebtedness due and payable to the Major Stockholders under the Loan Agreement (as defined in Section 4.2(n)) that is actually contributed to capital of the Company by the Major Stockholders on or prior to the Closing Date in accordance with Section 5.10(c).

                        (vi) "Merger Consideration" shall be equal to (A) 0.1175 times (B) the Aggregate Parent Common Number.

                        (vii) The "Aggregate Parent Common Number" shall mean the sum of (1) the total number of shares of Parent Common Stock that are issued and outstanding on the date hereof; (2) the total number of shares of Parent Common Stock that are issuable upon the conversion of any shares of Parent Preferred Stock issued and outstanding on the date hereof; (3) the total number of shares of Parent Common Stock that are issuable upon the conversion of any shares of Parent Series C Preferred Stock issued to PPD in connection with the closing of the Series C Investment (as defined in Section 6.14) and issued or to be issued to Alliance Capital Partners; (4) the total number of shares of Parent Common Stock that are issuable upon the exercise in full of all warrants to acquire shares of Parent Common Stock that are outstanding on the date hereof; (5) the total number of shares of Parent Common Stock that are issuable upon conversion of any shares of Parent Preferred Stock that are issuable upon the exercise in full of all warrants to acquire shares of Parent Preferred Stock that are outstanding on the date hereof; (6) the total number of shares of Down Round Stock that are issued and outstanding immediately prior to the Effective Time or pursuant to a contractual agreement under which Parent is bound, as of the Effective Time, to issue Down Round Stock subsequent to the Effective Time; and (7) the total number of shares of capital stock of Parent that are issuable upon the conversion or exercise in full of all convertible securities or options (whether vested or unvested), warrants or other rights to acquire capital stock of Parent that are outstanding on the Initial Series C Closing Date other than convertible securities or warrants referred to in clauses "(2)," "(3)," "(4)," "(5)" or "(6)" of this sentence; provided, however, that notwithstanding anything to the contrary contained in this paragraph, no shares, warrants, options or rights shall be counted more than one time in calculating the "Aggregate Parent Common Number."

                        (viii) The "Aggregate Company Common Number" shall mean the sum of (1) the total number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; (2) the total number of shares of Company Common Stock that are issuable upon the conversion of any shares of



                                       3.

        Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time; and (3) the total number of shares of Company Capital Stock that are issuable upon the conversion or exercise in full of all convertible securities or options, warrants or other rights to acquire capital stock of the Company that are outstanding immediately prior to the Effective Time other than convertible securities or warrants referred to in clause "(2)" of this sentence; provided, however, that notwithstanding anything to the contrary contained in this paragraph, no shares, warrants, options or rights shall be counted more than one time in calculating the "Aggregate Company Common Number."

                        (ix) "Down Round Stock" shall mean all shares of Parent Common Stock issued or deemed to be issued by Parent pursuant to this
        Section 1.5(b)(v) in a Subsequent Equity Financing (as defined in
        Section 1.5(b)(ix)) after the date hereof for an Effective Price less than $14.27 other than (A) shares of Parent Common Stock issued upon conversion of Parent Preferred Stock; (B) shares of Parent Common Stock issued pursuant to the bona fide acquisition of (i) another entity by Parent by merger, purchase of substantially all of the assets of such entity, or other reorganization, or (ii) technology, software, patents or other intellectual property by license or purchase; (C) up to 4,500,000 shares of Parent Common Stock (or related options) issued to employees, officers, directors, consultants, or other persons performing services for Parent (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement approved by Parent's board of directors; (D) shares of capital stock issued to financial institutions in connection with the extension of credit to Parent or in connection with the lease of equipment, up to a maximum of one percent (1%) of Parent Common Stock issued and outstanding immediately prior to the date of this Agreement, and in both cases for other than equity financing purposes as approved by Parent's board of directors; or (E) shares of capital stock issued in connection with any stock split, stock dividend or recapitalization by Parent. In the event Parent at any time or from time to time after the date of this Agreement issues any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time and without regard to any provisions contained therein for a subsequent adjustment of such number) of Parent Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be shares of Down Round Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that with respect to a series of preferred stock of Parent, Down Round Stock shall not be deemed to have been issued unless the consideration per share of such Down Round Stock would be less than the conversion price of such series in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which shares of Down Round Stock are deemed to be issued:

                (1) no further adjustment in the Aggregate Parent Common Number shall be made upon the subsequent issue of Convertible Securities or shares of Parent



                                       4.

Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to Parent, or in the number of shares of Parent Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exchange Ratio shall be computed so as to reflect any such increase or decrease that has occurred on or prior to the Effective Time insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                (3) in the event of the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities on or prior to the Effective Time, the Exchange Ratio shall be computed as if:

                        a. in the case of Convertible Securities or Options for
                Parent Common Stock, the only shares of Down Round Stock issued were shares of Parent Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by Parent for the issue of all such Options, whether or not exercised, plus the consideration actually received by Parent upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by Parent upon such conversion or exchange, and

                        b. in the case of Options for Convertible Securities,
                only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by Parent for the shares of Down Round Stock deemed to have been then issued was the consideration actually received by Parent for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by Parent upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (x) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Parent Common Stock) or other securities convertible into or exchangeable for Parent Common Stock.

                        (xi) The "Effective Price" of a share of Down Round Stock shall mean the quotient obtained by dividing the total number of shares of Down Round Stock issued or sold, or deemed to have been issued or sold by Parent under Section 1.5(b)(v), into the dollar value of the aggregate consideration received, or deemed to have been received by Parent, for such shares of Down Round Stock.

                        (xii) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Parent Common Stock or Convertible Securities.



                                       5.

                        (xiii) A "Subsequent Equity Financing" shall mean the sale by Parent, prior to the Effective Time, of Down Round Stock.

                (c) If any shares of Company Capital Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Capital Stock issued in exchange for such shares of Company Capital Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Capital Stock may accordingly be marked with appropriate legends.

                (d) Fifteen percent (15%) of the shares of Parent Capital Stock otherwise issuable in the Merger to the Major Stockholders (without taking into account any deductions in respect of payment for Excess Transaction Expenses) shall be delivered into escrow and held as specified in Section 1.8. In addition, to the extent a Major Stockholder has not paid such Major Stockholder's pro rata portion of the Excess Transaction Expenses, an additional number of shares of Parent Series D Preferred Stock equal to the quotient obtained by dividing (1) such Major Stockholder's pro rata portion of such Excess Transaction Expenses by (2) $14.27 (rounded down to the nearest whole number of shares) shall be deducted from the number of shares of Parent Series D Preferred Stock otherwise issuable to such Major Stockholder.

                (e) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or Parent Capital Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

        1.6 STOCK OPTIONS. At the Effective Time, each option to purchase shares of Company Capital Stock that is then outstanding, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1999 Equity Incentive Plan (the "Stock Plan") and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time,
(i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent and (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged and shall continue to have, and be subject to, the same terms and conditions as set forth in the Stock Plan and/or



                                       6.

stock option agreement by which such Company Option is evidenced immediately prior to the Effective Time; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. Parent shall take all necessary corporate action to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed in accordance with this Section 1.6. Notwithstanding anything to the contrary contained in this Section 1.6, in lieu of assuming outstanding Company Options in accordance with this Section 1.6 Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor.

        1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Capital Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

        1.8 EXCHANGE OF CERTIFICATES; ESCROW SHARES.

                (a) At or prior to the Effective Time, Parent shall reserve for exchange in accordance with this Section 1, (i) the aggregate number of shares of Parent Capital Stock issuable pursuant to Section 1.5 in exchange for outstanding shares of Company Capital Stock and (ii) cash for fractional shares in the amount described in Section 1.8(c). At the Closing, each Company stockholder that does not perfect its appraisal rights and is otherwise entitled to receive shares of Parent Capital Stock pursuant to Section 1.5 (a "Merger Stockholder") shall surrender to Parent all certificates representing shares of Company Capital Stock (properly endorsed for transfer). At or as soon as practicable after the Effective Time, Parent shall (i) deliver to each Merger Stockholder that is not a Major Stockholder certificates representing one hundred percent (100%) of the number of whole shares of Parent Common Stock and/or Parent Series D Preferred Stock, as the case may be, that such Merger Stockholder has the right to receive pursuant to the provisions of Section 1.5
(ii) deliver to each Major Stockholder certificates representing eighty-five percent (85%) of the number of whole shares of Parent Common Stock and/or Parent Series D Preferred Stock, as the case may be, that such Merger Stockholder has the right to receive pursuant to the provisions of Section 1.5 and (ii) deliver to the escrow agent under the Escrow Agreement in the form of EXHIBIT C hereto (the "Escrow Agreement"), on behalf and in the name of each Major Stockholder, certificates representing fifteen percent (15%) of the number of whole shares of Parent Common Stock and/or Parent Series D Preferred Stock,



                                       7.

as the case may be, that such Major Stockholder has the right to receive pursuant to the provisions of Section 1.5 (the "Escrow Shares"). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Capital Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and indemnity agreement against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                (b) No dividends or other distributions declared or made with respect to Parent Capital Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock or Parent Series D Preferred Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 or delivers the affidavit and indemnity agreement referred to in Section 1.8(a) (at which time such holder shall be entitled receive all such dividends and distributions and such cash payment).

                (c) No fractional shares of Parent Capital Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) and/or a fraction of a share of Parent Series D Preferred Stock (after aggregating all fractional shares of Parent Series D Preferred Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s) or affidavit and indemnity agreement referred to in
Section 1.8(a), as the case may be, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by (i) $2.05, with respect to a fraction of a share of Parent Common Stock, and (b) $14.27, with respect to a fraction of a share of Parent Series D Preferred Stock.

                (d) The shares of Parent Capital Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

                        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

                (e) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder



                                       8.

of Company Capital Stock pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Capital Stock for any shares of Parent Capital Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

                (g) The Escrow Shares shall be maintained in an escrow fund (the "Escrow Fund") for purposes of satisfying claims brought pursuant to Section 9 and for the period of time set forth in the Escrow Agreement.

        1.9 APPRAISAL RIGHTS.

                (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Capital Stock for which, as of the Effective Time, the holder thereof has demanded an appraisal of their value in accordance with Section 262 of the Delaware General Corporation Law ("Dissenting Shares") shall not be converted into or represent the right to receive Parent Capital Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the Delaware General Corporation Law; provided, however, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Section 262 of the Delaware General Corporation Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Capital Stock in accordance with Section 1.5.

                (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company at or prior to any meeting of the Company's stockholders pursuant to Section 5.2 hereof to require the Company to purchase Dissenting Shares pursuant to Section 262 of the Delaware General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

        1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.



                                       9.

        1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."

        1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                Except as set forth in the Company Disclosure Schedule, which shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 2, the Company represents and warrants, to and for the benefit of the Parent Indemnitees, as follows:

        2.1 DUE ORGANIZATION; SUBSIDIARIES; ETC.

                (a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") Except as set forth in Part 2.1(a)(iii) of the Company Disclosure Schedule, none of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except as set forth in Part 2.1(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

                (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on such Acquired Corporation. Part 2.1(c) of the Company Disclosure Schedule accurately sets forth for each of the respective Acquired Corporations each jurisdiction where such qualification is required.

                (d) Except as set forth in Part 2.1(d) of the Company Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any



                                      10.

jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "PPGx, Inc."

                (e) Part 2.1(e) of the Company Disclosure Schedule accurately sets forth for each of the respective Acquired Corporations: (i) the names of the members of the board of directors, (ii) the names of the members of each committee of the board of directors, and (iii) the names and titles of each of the officers.

        2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the certificate of incorporation, bylaws and other charter or similar organizational documents of the respective Acquired Corporations, including all amendments thereto; (2) stock records of each of the Acquired Corporations; and (3) except as set forth in Part 2.2 of the Company Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, the board of directors and all committees of the board of directors of each of the Acquired Corporations. The stockholders and board of directors of the Company have ratified, confirmed and approved all prior lawful action taken on behalf of the Company by the Company's board of directors (in the case of ratification, confirmation and approval by the Company's stockholders) and the Company's officers (in the case of ratification, confirmation and approval by the Company's board of directors). There has not been any violation of any of the provisions of the certificate of incorporation, bylaws or other charter or similar organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has taken any action that is inconsistent in any material respect with any resolution adopted by its stockholders, board of directors or any committee of its board of directors. The books of account, stock records, minute books and other records of each of the Acquired Corporations are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

        2.3 CAPITALIZATION, ETC.

                (a) As of the date of this Agreement, the authorized capital stock of the Company consists of: (i) 15,000,000 shares of Company Common Stock, of which 29,000 shares have been issued and are outstanding; and (ii) 10,000,000 shares of preferred stock (par value $0.001 per share), all of which have been designated "Series A Preferred Stock," of which 10,000,000 shares have been issued and are outstanding as of the date of this Agreement. Each outstanding share of preferred stock is convertible into one share of Company Common Stock. All of the outstanding shares of Company Common Stock and Company Series A Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. As of the date of this Agreement, there are no shares of Company Capital Stock held by any of the other Acquired Corporations. Part 2.3(a) of the Company Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject. Except as set forth in Part 2.3(a) of the Company Disclosure Schedule, there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Capital Stock. None of the Acquired Corporations is under any obligation, or is bound by any



                                      11.

Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock.

                (b) The Company has reserved 1,775,000 shares of Company Common Stock for issuance under the Stock Plan, of which options to purchase 1,405,900 shares are outstanding as of the date of this Agreement. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option;
(v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code.

                (c) Except as set forth in Part 2.3(b) or Part 2.3(c) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Acquired Corporations.

                (d) All outstanding shares of Company Common Stock and Company Series A Preferred Stock, all outstanding Company Options and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

                (e) Except as set forth in Part 2.3(e) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the Delaware General Corporation Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

                (f) Except as set forth in Part 2.3(f) of the Company Disclosure Schedule, all of the outstanding shares of capital stock or other ownership interests of the Entities identified in Part 2.1(a) of the Company Disclosure Schedule that have been issued to the Company have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.



                                      12.

        2.4 FINANCIAL STATEMENTS.

                (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Acquired Corporation Financial Statements"):

                        (i) The audited consolidated balance sheets of the Acquired Corporations as of December 31, 1999, and the related audited consolidated income statements, consolidated statements of stockholders' equity and consolidated statements of cash flows for the Acquired Corporations for the year then ended, together with the notes thereto and the unqualified report and opinion of Ernst & Young relating thereto; and

                        (ii) the unaudited consolidated balance sheet of the Acquired Corporations as of September 30, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited consolidated income statement of the Acquired Corporations for the nine months then ended.

                (b) The Acquired Corporation Financial Statements are accurate and complete in all material respects and present fairly the consolidated financial position of the Acquired Corporations as of the respective dates thereof and the consolidated results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) consolidated cash flows of the Acquired Corporations for the periods covered thereby. The Acquired Corporation Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

        2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since September 30, 2000:

                (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, and, to the Knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Acquired Corporations;

                (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

                (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                (d) none of the Acquired Corporations has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in



                                      13.

        Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of the Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

                (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                (g) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

                (h) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since September 30, 2000, exceeds $500,000;

                (i) none of the Acquired Corporations has amended or prematurely terminated, or waived any material right or remedy under, any Material Contract;

                (j) none of the Acquired Corporations has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

                (k) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                (l) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

                (m) none of the Acquired Corporations has (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

                (n) none of the Acquired Corporations has, outside the ordinary course of business or inconsistent with past practices, (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other



                                      14.

        compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

                (o) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any respect;

                (p) none of the Acquired Corporations has made any material Tax election;

                (q) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

                (r) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

                (s) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

        2.6 TITLE TO ASSETS. The Acquired Corporations own, and have good and marketable title to, all of the assets purported to be owned by them, including:
(i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all of the rights of the Acquired Corporations under the Contracts identified in Part 2.10 of the Company Disclosure Schedule; and (iii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. Except as set forth in Part 2.6 of the Company Disclosure Schedule, all of such assets are owned by the Acquired Corporations free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations and (z) Permitted Encumbrances.

        2.7 BANK ACCOUNTS; RECEIVABLES.

                (a) Part 2.7(a) of the Company Disclosure Schedule accurately sets forth, with respect to each account or credit line maintained by or for the benefit of each Acquired Corporation at any bank or financial institution:

                        (i) the name and location of the institution at which such account or credit line is maintained;

                        (ii) the name in which such account or credit line is maintained and the account number of such account or credit line;

                        (iii) a description of such account or credit line and the purpose for which such account or credit line is used;

                        (iv) the current balance in such account or amount owed under such credit line;



                                      15.

                        (v) the rate of interest being earned on the funds in such account or charged under such credit line; and

                        (vi) the names of all individuals authorized to draw on or make withdrawals from such account or to borrow against such credit line.

                (b) Except as set forth in Part 2.7(b)(i) of the Company Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 2000 and have not yet been collected) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business. Part 2.7(b)(ii) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $175,000 of the consolidated gross revenues of the Acquired Corporations in the fiscal year ended December 31, 1999, or (ii) more than $175,000 of the consolidated gross revenues of the Acquired Corporations in the nine-month period ended September 30, 2000 (each, a "Material Customer")(it being understood that for purposes of clauses "(i)" and "(ii)" of this sentence, a "Material Customer" of an Acquired Corporation includes any Person to which PPD provides "Designated Services" or "Designated Products" (as such terms are defined in the Distributor Agreement dated February 1, 2000 between the Company and PPD (the "Distributor Agreement")) in accordance with the terms of the Distributor Agreement). Except as set forth in Part 2.7(c)(iii) of the Company Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise), and, to the Knowledge of the Company, has not received any other information, indicating that (a) any Material Customer is likely to cease dealing with the Company or (b) any Material Customer is dissatisfied in any material respect with the operation of any product, system or program currently maintained, sold or licensed by any of the Acquired Corporations or with any services performed by any of the Acquired Corporations since January 1, 1999.

        2.8 EQUIPMENT; LEASEHOLD.

                (a) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are, in the reasonable judgment of the Acquired Corporations, adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such businesses are currently being conducted.

                (b) None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Company Disclosure Schedule.

        2.9 PROPRIETARY ASSETS.

                (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Acquired Corporation Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such



                                      16.

Acquired Corporation Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset (other than trade secrets, know-how or customer list) owned by any of the Acquired Corporations. Part 2.9(a)(iii) of the Company Disclosure
Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 annually with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any Proprietary Asset that is licensed to any Acquired Corporation under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, each of the Acquired Corporations has good and valid title to, and exclusive ownership of or exclusive license to use, all of their respective Proprietary Assets identified or required to be identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule that are material to the conduct of the business of the Acquired Corporations, free and clear of all Encumbrances. All of the rights of the Acquired Corporations in all of such Proprietary Assets are freely transferable, and each of the Acquired Corporations has a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(vi) of the Company Disclosure Schedule, there is no Acquired Corporation Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset or any Acquired Corporation Proprietary Asset that may be developed in the future.

                (b) Except as set forth in Part 2.9(b)(i) of the Company Disclosure Schedule, all such Proprietary Assets have been duly registered with, filed with or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified in the Company Disclosure Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction and, except as stated in Part 2.9(b)(ii) of the Company Disclosure Schedule, all of the rights and Proprietary Assets of the Acquired Corporations thereunder are freely assignable without the consent of any Person.

                (c) Part 2.9(c)(i) of the Company Disclosure Schedule sets forth all licenses or other Contracts under which the Acquired Corporations are granted rights in Proprietary Assets. Except as set forth in Part 2.9(c)(ii), all such licenses or other Contracts are in full force and effect, there is no material default by any Acquired Corporation or, to the Knowledge of the Company, by any other party thereto, and, except as set forth in Part 2.9(c)(iii), all of the rights of the Acquired Corporations thereunder are freely assignable without the consent of any Person. Except as set forth in Part 2.9(c)(iv), to the Knowledge of the Company, the licensors under said licenses and other Contracts have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other Contracts, and any amendments thereto, have been provided to Parent.



                                      17.

                (d) Each of the Acquired Corporations has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(d) of the Company Disclosure Schedule, (i) each current or former employee of any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of the Company's Employment, Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent, and (ii) each current and former consultant and independent contractor to any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to the Company an agreement (containing no material exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of the Company's Employment, Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any material Acquired Corporation Proprietary Asset.

                (e) To the Knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) misappropriates any Proprietary Asset owned or used by any other Person, and the use of Acquired Corporation Proprietary Assets in their intended or contemplated manner does not require a license under or other rights to use any Proprietary Asset owned by any other Person; (iii) none of the products, formula, compositions of matter, inventions, designs, technology, proprietary rights or other intellectual property rights or intangible assets that is or has been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (iv) except as set forth in Part 2.9(e) of the Company Disclosure Schedule, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of any material Acquired Corporation Proprietary Asset.

                (f) To the Knowledge of the Company, the Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is presently being conducted. Except as set forth in Part 2.9(f) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Acquired Corporation to exploit fully any material Acquired



                                      18.

Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

                (g) Notwithstanding the generality of anything stated in this
Section 2.9, the Company owns (and immediately after the Effective Time, the Surviving Corporation shall own), subject to Third-Party Rights, the entire right, title and interest in and to the DNA Sample Library and any information, including but not limited to, genotypic and phenotypic information, derived or developed by the Company from the DNA Sample Library. All right, title and interest owned by the Company in and to the DNA Sample Library and information derived or developed by the Company from the DNA Sample Library is freely transferable, subject only to the Third Party Rights. For purposes of this
Agreement: (1) the "DNA Sample Library" means the library of DNA specimens identified in Part 2.9(g) of the Company Disclosure Schedule; and (2) "Third-Party Rights" means those rights retained by Persons other than the Company and/or the Major Stockholders pursuant to those Contracts identified in
Part 2.9(g) of the Company Disclosure Schedule.

        2.10 CONTRACTS.

                (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract" as of the date of this Agreement. For purposes of this Agreement, each of the following Contracts (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) shall be deemed to constitute a "Material Contract":

                        (i) each Contract relating to the employment of, or the performance of services by, any employee or consultant (other than any offer letter provided to any employee of any of the Acquired Corporations which provides for "at will" employment);

                        (ii) each Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments in respect of salary or commissions) in excess of $15,000 to any current or former employee or director;

                        (iii) each Contract with a face value of $25,000 (A) with any customer of any of the Acquired Corporations except for standard purchase orders; or (B) with respect to the distribution or marketing of any product of any of the Acquired Corporations;

                        (iv) each Contract relating to the acquisition, transfer, development, sharing or license of any Acquired Corporation Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed by any of the Acquired Corporations to any Person (other than a Major Stockholder) on a non-exclusive basis);

                        (v) each Contract which provides for indemnification of any officer, director, employee or agent;



                                      19.

                        (vi) each Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                        (vii) each Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;

                        (viii) each Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any material product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person or (F) to transact business or deal in any other manner with any other Person;

                        (ix) each Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                        (x) each Contract relating to the creation of any Encumbrance (except Permitted Encumbrances) with respect to any asset of any of the Acquired Corporations;

                        (xi) each Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, other than pursuant to the Company Options, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities;

                        (xii) each Contract incorporating or relating to any guaranty or any indemnity or similar obligation, except for Contracts entered into in the ordinary course of business;

                        (xiii) each Contract relating to any currency hedging;

                        (xiv) each Contract imposing any confidentiality obligation on any of the Acquired Corporations other than nondisclosure agreements entered into in the ordinary course of business;

                        (xv) each Contract to which any Governmental Body is a party; and any other Contract directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body), except for Contracts entered into in the ordinary course of business for the license, maintenance or service of products;

                        (xvi) each Contract with obligations in excess of $50,000 that has a term of more than 60 days and that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;



                                      20.

                        (xvii) each Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $50,000 in the aggregate;

                        (xviii) each Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                        (xix) each Contract that (A) contemplates or involves the payment or delivery of cash or other consideration by any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate, (B) contemplates or involves the payment or delivery of cash or other consideration to any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate or (C) contemplates or involves the performance of services by any of the Acquired Corporations having a value in excess of $100,000 in the aggregate;

                        (xx) each Contract that could reasonably be expected to have a material effect on (A) the business, condition, capitalization, assets, liabilities, operations, financial performance of any of the Acquired Corporations or (B) the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement; and

                        (xxi) each Contract (not otherwise identified in clauses "(i)" through "(xx)" of this sentence) with a Major Stockholder and/or one or more of its Subsidiaries.

                (b) The Company has delivered to Parent and to Cooley Godward llp an accurate and complete copy of each Material Contract.

                (c) Each Acquired Corporation Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) applicable Legal Requirements governing specific performance, injunctive relief and other equitable remedies, except where the failure to be valid and binding and in full force and effect would not individually or in the aggregate have a Material Adverse Effect on the Acquired Corporations.

                (d) Except as set forth in Part 2.10(d) of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches or defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the



                                      21.

provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback or penalty under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since January 1, 1999, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

        2.11 LIABILITIES. None of the Acquired Corporations has accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Acquired Corporations since September 30, 2000 in the ordinary course of business and consistent with past practices; (c) liabilities under the Acquired Corporation Contracts identified in Part 2.10 of the Company Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Acquired Corporation Contracts; and (d) the liabilities identified in Part 2.11 of the Company Disclosure Schedule.

        2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is, and has at all times since January 1, 1999 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Acquired Corporations. Except as set forth in Part 2.12 of the Company Disclosure Schedule, since January 1, 1999, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation (or of any pending or threatened investigation, inspection, audit or other proceeding by any Governmental Body involving allegations of any violation) of, or failure to comply with, any Legal Requirement. To the Knowledge of the Company, no investigation, inspection, audit or other proceeding by Governmental Body involving allegations of any violation of any Legal Requirement is contemplated by any such Governmental Body.

        2.13 GOVERNMENTAL AUTHORIZATIONS AND FACILITY CERTIFICATIONS.

                (a) Part 2.13(a) of the Company Disclosure Schedule identifies each material Governmental Authorization held by the Acquired Corporations (and contains a summary description of each such Governmental Authorization and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof), and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13(a) of the Company Disclosure Schedule.



                                      22.

                (b) The Governmental Authorizations identified in Part 2.13(a) of the Company Disclosure Schedule are valid and in full force and effect (and, to the Knowledge of the Company, no revocation, withdrawal, suspension, cancellation, termination or modification thereof has been threatened), and collectively constitute all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had, and based on applicable Legal Requirements as in effect on the date hereof would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations. Each of the Acquired Corporations is, and at all times since January 1, 1999 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had, and based on applicable Legal Requirements as in effect on the date hereof would not reasonably be expected to have, a Material Adverse Effect on any of the Acquired Corporations. Since January 1, 1999, none of the Acquired Corporations has received any written notice from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

                (c) The certifications identified in Part 2.13(c) of the Company Disclosure Schedule are valid and in full force and effect (and, to the Knowledge of the Company, no revocation, withdrawal, suspension, cancellation, termination, modification or limitation thereof has been threatened). Each of the Acquired Corporations is, and at all times since January 1, 1999 has been, in substantial compliance with the terms and requirements of such certifications, except where the failure to be in compliance with the terms and requirements of such certifications has not had, and based on the terms of such certifications would not reasonably be expected to have, a Material Adverse Effect on any of the Acquired Corporations. Since January 1, 1999, none of the Acquired Corporations has received any written notice from the Person that issued each such certification regarding (a) any actual or possible violation of or failure to comply with any term or requirement of such certification, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination, modification or limitation of such certification.

        2.14 TAX MATTERS.

                (a) Each of the Tax Returns relating to income taxes required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing has been or will be filed on or before the applicable due date (including any extensions of such due date). Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing (the "Acquired Corporation Returns") has been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing have been or will be paid on or before the Closing. The Company has delivered to Parent accurate and



                                      23.

complete copies of all Acquired Corporation Returns filed since December 31, 1999 which have been requested by Parent.

                (b) The Financial Statements of the Acquired Corporations fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Acquired Corporations will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from September 30, 2000 through the Closing, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing.

                (c) No Acquired Corporation Return has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Company Disclosure Schedule, there have been no examinations or audits of any Acquired Corporation Returns. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Acquired Corporation Returns. Except as set forth in
Part 2.14 of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

                (d) Except as set forth in Part 2.14 of the Company Disclosure Schedule, no claim or Proceeding is, to the Knowledge of the Company, pending or has been threatened against or with respect to any Acquired Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any of the Acquired Corporations with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Corporations are, or have ever been, a party to or bound by any tax indemnity agreement, tax-sharing agreement, tax allocation agreement or similar Contract.


                                      24.

        2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                (a) Part 2.15(a) of the Company Disclosure Schedule identifies each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any employee of any of the Acquired Corporations ("Employee"), except for (1) Plans which would not require any of the Acquired Corporations to make payments or provide benefits having a value in excess of $25,000 in the aggregate and (2) except for the Company's 2000 Merit Compensation Plan and 2000 Incentive Compensation Plant.

                (b) Except as set forth in Part 2.15(b) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and, to the Knowledge of the Company, none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

                (c) Each of the Acquired Corporations maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Company Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of
Section 3(37) of ERISA).

                (d) With respect to each Plan, the Company has delivered or made available to Parent:

                        (i) an accurate and complete copy of such Plan (including all amendments thereto);

                        (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                        (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                        (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                        (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and



                                      25.

                        (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                (e) None of the Acquired Corporations are required to be, and, to the Knowledge of the Company, has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code. To the Knowledge of the Company, none of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

                (f) None of the Acquired Corporations has any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

                (g) Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

                (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

                (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

                (k) Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.



                                      26.

                (l) The Company has provided Parent a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and such list correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union representing any of its Employees. All of the employees of the Acquired Corporations are "at will" employees.

                (m) Part 2.15(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

                (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                (o) Except as set forth in Part 2.15(o) of the Company Disclosure Schedule, each of the Acquired Corporations has good labor relations and the Company has no Knowledge that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or
(ii) any officer or head of facility of any of the Acquired Corporations intends to terminate his or her employment with such Acquired Corporation.

        2.16 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations are not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance of the Acquired Corporations with any Environmental Law in the future. To the Knowledge of the Company, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Acquired Corporations pursuant to Environmental Laws are identified in Part
2.16 of the Company Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals,



                                      27.

pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

        2.17 INSURANCE. Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of each of the Acquired Corporations and identifies any material claims made thereunder since January 1, 1999, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in
Part 2.17 of the Company Disclosure Schedule is in full force and effect. Since December 31, 1999, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Company Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1999 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of any of the Acquired Corporations; (b) no Related Party is, or has at any time since December 31, 1999 been, indebted to any of the Acquired Corporations; (c) since December 31, 1999, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving any of the Acquired Corporations; (d) no Related Party is competing, or has at any time since December 31, 1999 competed, directly or indirectly, with any of the Acquired Corporations; and (e) no Related Party has any claim or right against any of the Acquired Corporations (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.18, each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since December 31, 1999 been, an officer of any of the Acquired Corporations; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Acquired Corporations) in which any one of the individuals referred to in clauses "(i)" or "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

        2.19 LEGAL PROCEEDINGS; ORDERS.

                (a) Except as set forth in Part 2.19 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations or any Person whose liability the Acquired Corporations has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, except as set forth in Part 2.19 of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.



                                      28.

                (b) Except as set forth in Part 2.19 of the Company Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against any of the Acquired Corporations.

                (c) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, are subject. To the Knowledge of the Company, no officer or other employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

        2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or similar organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

                (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

                (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business or to any of the assets owned or used by any of the Acquired Corporations;

                (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would



                                      29.

        constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract; or

                (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for Permitted Encumbrances).

Except as set forth in Part 2.21 of the Company Disclosure Schedule, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with
(x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        2.22 INAPPLICABILITY OF SECTION 2115 OF CALIFORNIA CORPORATIONS CODE. The Company is not subject to Section 2115 of the California Corporations Code.

        2.23 VOTE REQUIRED. The affirmative vote of holders of at least (i) a majority of the outstanding shares of the Company Common Stock and the Company Series A Preferred Stock, voting together as a single class, and (ii) a majority of the outstanding shares of the Company Series A Preferred Stock, voting as a separate class (the "Required Vote") is the vote necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

        2.24 BROKERS OR FINDERS. Except for the fees, costs and expenses payable to the Company Financial Advisor and incurred in connection with the transactions contemplated by this Agreement, the Acquired Corporations have not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement.

        2.25 FULL DISCLOSURE.

                (a) No representation or warranty made by the Company in this Agreement (including the Company Disclosure Schedule) (i) contains any information that is false or misleading with respect to any material fact, or
(ii) omits to state any material fact necessary in order to make such representations and warranties (in the light of the circumstances under which such representations, warranties were made) false or misleading.

                (b) The information supplied by the Company for inclusion in the Information Statement (as defined in Section 5.2) will not, as of the date of the Information Statement or as of the date of the Company Stockholders' Meeting (as defined in Section 5.3), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.


                                      30.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                Except as otherwise set forth in the Parent Disclosure Schedule, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        3.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. Each of Parent and Merger Sub is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Each of Parent and Merger Sub has all requisite corporate power to own and operate its respective properties and assets, and to carry on its respective business as presently conducted and as proposed to be conducted. Each of Parent and Merger Sub is qualified to do business as a foreign corporation in any jurisdiction in which failure to qualify would have a material adverse effect on Parent's business. Parent has furnished the Company true and complete copies of its restated certificate of incorporation (the "Restated Certificate") and bylaws in effect as of the date hereof. Other than Merger Sub, Parent has no Subsidiaries and does not otherwise own or control any other Entity. Parent has no equity interest in any Entity other than Merger Sub.

        3.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock, 4,721,364 shares of which are issued and outstanding, and 22,000,000 shares of Preferred Stock, 8,283,000 shares of which are designated as Series A Preferred Stock, all of which are issued and outstanding, 7,099,006 shares of which are designated Series B Preferred Stock, all of which are issued and outstanding, 5,500,000 of which are designated as Series C Preferred Stock, 1,644,076 of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued in compliance with all federal and applicable state securities laws. Parent has reserved 8,283,000 shares of Parent Common Stock for issuance upon conversion of its Series A Preferred, 7,099,006 shares of Parent Common Stock for issuance upon conversion of its Series B Preferred, 5,500,000 shares of Parent Common Stock for issuance upon conversion of its Series C Preferred, 5,000,000 shares of Parent Common Stock for issuance upon conversion of the Parent Series D Preferred Stock, 650,000 shares of Parent Common Stock for issuance upon conversion of outstanding options granted outside Parent's 2000 Equity Incentive Plan (the "Parent Stock Plan"), and 5,257,136 shares of Parent Common Stock for issuance to officers, directors, employees, sales representatives and consultants of Parent pursuant to the Parent Stock Plan, of which 3,687,395 shares are currently subject to outstanding options and 1,569,741 shares are available for future issuance. The Parent Common Stock and the Parent Series D Preferred Stock, when the Amended and Restated Certificate of Parent attached hereto as EXHIBIT D (the "Parent Amended and Restated Certificate") is filed, shall have the rights, preferences, privileges and restrictions set forth in the Parent Amended and Restated Certificate. There are no options, warrants (other than warrants to purchase 10,000 shares of Parent Common Stock and warrants to purchase 254,000 shares of Parent Series B Preferred Stock), conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of Parent, nor any agreements or understandings with respect thereto. Parent is not a party or subject to any agreement or understanding, and, to Parent's Knowledge, there is no agreement or understanding between any Persons, which affects or relates to the voting or giving of consents with respect to any security or by a director of Parent. Parent is not under any obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued. To Parent's Knowledge, no stockholders of Parent have entered into any agreements with respect to the voting of capital stock of Parent.



                                      31.

        3.3 FINANCIAL STATEMENTS.

                (a) Parent has delivered to the Company the following financial statements and notes (collectively, the "Parent Financial Statements"):

                        (i) The audited balance sheets of Parent as of December 31, 1999, and the related audited income statements, statements of stockholders' equity and statements of cash flows of Parent for the years then ended, together with the notes thereto and the unqualified report and opinion of Ernst & Young LLP relating thereto; and

                        (ii) the unaudited balance sheet of Parent as of September 30, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of Parent for the nine months then ended.

                (b) The Parent Financial Statements are accurate and complete in all material respects and present fairly the financial position of Parent as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 3.5(a)(i)) cash flows of Parent for the periods covered thereby. The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 3.5(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

                (c) Except as set forth in the Parent Financial Statements, Parent has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Parent Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of Parent.

        3.4 ACTIONS. Parent has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except as may be contemplated by this Agreement, incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate,
(iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

        3.5 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Parent has good and marketable title to all its properties and assets, and is in compliance with the lease of all material properties leased by it, in each case subject to no Encumbrances, other than liens for current taxes not yet due and payable. Parent is not in default under or in breach of any provision of its leases, and Parent holds valid lease-hold interests in the properties which it leases. Parent's material properties and assets are in good condition and repair, ordinary wear and tear excepted, in all material respects.



                                      32.

        3.6 PATENTS, TRADEMARKS, ETC. To the Knowledge of Parent, Parent has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted, and as proposed to be conducted, and, to the Knowledge of Parent, without conflict with or infringement of the rights of others. Parent has not received any communications alleging that Parent has violated or, by conducting its business as proposed, would violate, the patents, trademarks, service marks, trade names, copyrights, trade secrets, information or proprietary or intellectual property rights of any other person or entity. Parent has no Knowledge of any violation or infringement by a third party of any of Parent's patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights. Parent has disclosed trade secrets to other persons solely as required for the conduct of its business and solely under nondisclosure agreements that are enforceable by Parent. Parent has at all times maintained reasonable procedures to protect and have enforced all of its trade secrets.

        3.7 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee, consultant and officer of Parent has executed an agreement with Parent regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Company. Parent, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof. All consultants to or vendors of Parent with access to confidential information of Parent are parties to a written agreement substantially in the form or forms provided to counsel for the Company under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of Parent. Parent, after reasonable investigation, has no Knowledge that any of its consultants or vendors are in violation thereof.

        3.8 MATERIAL CONTRACTS AND COMMITMENTS. Part 3.8 of the Parent Disclosure Schedule sets forth a list of all Contracts to which Parent is a party or by which it or its assets are bound that (a) involve in excess of $50,000 aggregating similar agreements or obligations to the same party; (b) involve to Parent's Knowledge any of the officers, consultants, directors, employees, or shareholders of Parent or any members of the immediate family of the foregoing; or (c) obligate Parent to share, license, or develop any product. True and complete copies of all items set forth on Part 3.8 of the Parent Disclosure Schedule have been made available to the Major Stockholders.

        3.9 COMPLIANCE WITH OTHER INSTRUMENTS. Neither Parent nor Merger Sub is in violation of any term of its respective certificate of incorporation (as amended) or its respective bylaws (as amended), or in any material respect of any term or provision of any mortgage, indenture, Contract, judgment or decree, and to the Parent's Knowledge, neither Parent nor Merger Sub is in violation of any order, statute, rule or regulation applicable to Parent. The execution, delivery and performance of and compliance with this Agreement and each of the other Transaction Agreements, have not resulted and will not result in any violation of, or conflict with, or constitute a default under any of the foregoing, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Parent; and there is no such violation or default which materially and adversely affects the business, financial condition or results of operations of Parent or any of its properties or assets. All of the Contracts set forth on Part 3.8 of the Parent Disclosure Schedule are in full force and effect and constitute legal, valid and binding obligations of Parent. Parent and, to the Knowledge of Parent,



                                      33.

each other party thereto, has performed in all material respects all obligations required to be performed by it under the Contracts set forth on Part 3.8 of the Parent Disclosure Schedule, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof; on the part of Parent or, to the Knowledge of Parent, any other party thereto; none of the Contracts set forth on Part 3.8 of the Parent Disclosure Schedule is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts set forth on Part 3.8 of the Parent Disclosure Schedule will not be materially adversely affected by the transactions contemplated by this Agreement or any of the other Transaction Agreements.

        3.10 VALIDITY OF PARENT CAPITAL STOCK. The Parent Capital Stock, when issued in compliance with the provisions of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free and clear of all Encumbrances, and the Parent Common Stock issuable upon conversion of the Parent Series D Preferred Stock will, prior to the Closing, be duly and validly reserved and, when issued and delivered in compliance with the provisions of the Amended and Restated Certificate will be duly and validly issued and will be fully paid and nonassessable and free and clear of all Encumbrances on transfer other than as set forth in this Agreement and the other Transaction Agreements, provided, however, that the Parent Capital Stock (and the Parent Common Stock issuable upon conversion of the Parent Series D Preferred Stock) may be subject to restrictions on transfer under state and/or federal securities laws. There are no outstanding rights of first refusal or preemptive rights applicable to the Parent Capital Stock.

        3.11 GOVERNMENTAL AUTHORIZATIONS. Parent has all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which its business is currently being conducted. Parent is, and at all times since December 31, 1999 has been, in substantial compliance with the terms and requirements of all material Governmental Authorizations held by Parent. Since December 31, 1999, Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        3.12 TAX RETURNS AND PAYMENTS. Parent has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Parent has paid all taxes and other assessments due.

        3.13 TAX ELECTIONS. Parent has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material affect on Parent, its financial condition, its business as presently conducted or as presently proposed to be conducted or any of its properties or material assets.

        3.14 EMPLOYEES. To Parent's Knowledge, no employee of Parent is or will be in violation of any judgment, decree or order of any court or administrative agency, or any term of



                                      34.

any employment contract or any other contract (including without limitation any covenant not to compete) or agreement relating to the relationship of any such employee with Parent or any other party because of the nature of the business conducted or to be conducted by Parent or to the utilization by the employee of such employee's reasonable efforts with respect to such business. Parent does not have any collective bargaining agreements covering any of its employees. To Parent's Knowledge, Parent is not using any inventions of any of its employees, consultants or officers made before their employment by Parent. To Parent's Knowledge, no employee, consultant or officer has taken, removed, or made use of any proprietary documentation, manuals, products, materials, or any other tangible items from the employee's previous employers relating to Parent's business. To Parent's Knowledge, no labor union has sought to represent any of the employees of Parent. There is no strike or other labor dispute involving Parent pending, or to the Knowledge of Parent, threatened. To Parent's Knowledge, no officer or key employee intends to terminate his or her employment with Parent.

        3.15 EMPLOYEE BENEFIT PLANS. Neither Parent nor Merger Sub has any Employee Benefit Plan as defined in ERISA.

        3.16 ENVIRONMENTAL MATTERS. The business, assets and properties of Parent are and have been operated and maintained in material compliance with all applicable Environmental Laws. To Parent's Knowledge, no event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute noncompliance by Parent with, or a violation by Parent of, the Environmental Laws. To Parent's Knowledge, Parent has not caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by it, except where such disposal, discharge or release was in material compliance with the Environmental Laws.

        3.17 INSURANCE. Parent has in full force and effect fire, casualty and liability insurance policies with recognized insurers with such coverages as are sufficient in amount to allow replacement of the tangible properties of Parent that might be damaged or destroyed.

        3.18 NO CONFLICT OF INTEREST. Parent is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To Parent's Knowledge, none of Parent's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to Parent (other than in connection with purchases of Parent's stock) or have any direct or indirect ownership interest in any firm or corporation with which Parent is affiliated or with which Parent has a business relationship, or any firm or corporation which competes with Parent, except that officers, directors and/or shareholders of Parent may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with Parent. To Parent's Knowledge, none of Parent's officers or directors or any members of the immediate families are, directly or indirectly, interested in any material contract with Parent. Parent is not a guarantor or indemnitor of any indebtedness of any other Person.

        3.19 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending or, to Parent's Knowledge, threatened against Parent or its properties before any Governmental



                                      35.

Body, which, either in any case or in the aggregate, might result in any material adverse effect on the business, financial condition, affairs, operations or equity ownership of Parent or any of its properties or assets, or in any material impairment of the right or ability of Parent to carry on its business as now conducted or as presently proposed to be conducted, or in any material liability on the part of Parent, and none which questions the validity of this Agreement or any of the other Transaction Agreements or any action taken or to be taken in connection herewith or therewith. Parent is not a party or subject to the order, writ, judgement, injunction, decree or other provisions of any Governmental Body. There is no action, suit, proceeding, or investigation by Parent currently pending or that Parent intends to initiate.

        3.20 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub each has the absolute and unrestricted right, power and authority to enter into and to perform its respective obligations under this Agreement, the Escrow Agreements, the Voting Agreements, and the Noncompetition Agreements (collectively, the "Transaction Agreements"); and the execution, delivery and performance by Parent and Merger Sub of the Transaction Agreements have been duly authorized by all necessary action on the part of the Parent and Merger Sub. This Agreement and each of the other Transaction Agreements to which either Parent or Merger Sub is a party constitutes the legal, valid and binding obligation of Parent and/or Merger Sub, as the case may be, enforceable against Parent and/or Merger Sub, as the case may be, in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.21 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub,
(b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default that has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation that has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, state securities or "blue sky" laws, the DGCL, the HSR Act, any foreign antitrust law or regulation, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

        3.22 FINANCIAL CONDITION. Parent was incorporated on May 11, 1998. Since that time, Parent has only engaged in startup and development activities and has generated no revenue. Since inception, Parent has been operated only in the ordinary course of business, and there has not been a Material Adverse Effect on Parent.

        3.23

        3.24 U.S. REAL PROPERTY HOLDING CORPORATION. Parent is not now, nor will it be immediately after the Closing, a "United States Real Property Holding Corporation" as defined



                                      36.

in Section 897(c)(2) of the Code and Section 1.897-2(b) of the regulations promulgated under the Code.

        3.25 INVESTMENT COMPANY ACT. Parent is not an "investment company" nor is Parent directly or indirectly controlled by or acting on behalf of any person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

        3.26 NO BROKERS OR FINDERS. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement.

        3.27 FULL DISCLOSURE.

                (a) No representation or warranty made by Parent or Merger Sub in this Agreement (including the Parent Disclosure Schedule) (i) contains any information that is false or misleading with respect to any material fact, or
(ii) omits to state any material fact necessary in order to make such representations and warranties (in the light of the circumstances under which such representations, warranties were made) false or misleading.

                (b) The information supplied by Parent or Merger Sub for inclusion in the Information Statement (as defined in Section 5.2) will not, as of the date of the Information Statement or as of the date of the Company Stockholders' Meeting (as defined in Section 5.3), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

SECTION 4. CERTAIN COVENANTS OF THE PARTIES

        4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request.

        4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period:

                (a) the Company shall (and shall cause each of the other Acquired Corporations to) conduct their respective businesses and operations in the ordinary course and in substantially the same manner as such businesses and operations have been conducted prior to the date of this Agreement;

                (b) the Company shall (and shall cause each of the other Acquired Corporations to) use reasonable efforts to preserve intact their respective current business organizations, keep available the services of their respective current officers and



                                      37.

        employees and maintain their respective relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with any of the Acquired Corporations;

                (c) the Company shall (and shall cause each of the other Acquired Corporations to) keep in full force all insurance policies identified in Part 2.17 of the Company Disclosure Schedule;

                (d) the Company shall (and shall cause each of the other Acquired Corporations to) cause their respective officers to report regularly (but in no event less frequently than bi-monthly) to Parent concerning the status of the business of each Acquired Corporation;

                (e) the Company shall use commercially reasonable efforts to file an amended and restated certificate of incorporation with the Secretary of State for the State of Delaware that provides for a liquidation preference in favor of the Company Series A Preferred Stock equal in value, in the aggregate, to the Liquidation Consideration (the "Company Amended and Restated Certificate");

                (f) the Company shall not (and shall cause each of the other Acquired Corporations not to) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

                (g) the Company shall not (and shall cause each of the other Acquired Corporations not to) sell, issue or authorize the issuance of
        (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (y) to issue Company Common Stock to employees upon the exercise of outstanding Company Options, and
        (z) to issue shares of Company Common Stock upon the conversion of shares of Company Preferred Stock);

                (h) the Company shall not (and shall cause each of the other Acquired Corporations not to) amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of the Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

                (i) the Company shall not (and shall cause each of the other Acquired Corporations not to) amend or permit the adoption of any amendment to the Company's Certificate of Incorporation or Bylaws or similar organizational documents of any Acquired Corporation, or effect or permit any Acquired Corporation to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of



                                      38.

        Company Common Stock upon the conversion of shares of Company Series A Preferred Stock);

                (j) the Company shall not (and shall cause each of the other Acquired Corporations not to) form any subsidiary or acquire any equity interest or other interest in any other Entity;

                (k) the Company shall not (and shall cause each of the other Acquired Corporations not to) make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $15,000 per month;

                (l) the Company shall not (and shall cause each of the other Acquired Corporations not to) (i) enter into, or permit any of the assets owned or used by any Acquired Corporation to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract (except amendment or termination of the Company's existing line of credit with that certain Loan Agreement dated February 1, 1999 among First Union National Bank (the "Bank"), the Company and PPD (the "Company Line of Credit");

                (m) the Company shall not (and shall cause each of the other Acquired Corporations not to) (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

                (n) the Company shall not (and shall cause each of the other Acquired Corporations not to) (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company may make routine borrowings in the ordinary course of business under the Company Line of Credit or that certain Loan Agreement dated September 22, 2000 among the Company and the Major Stockholders (the "Loan Agreement"));

                (o) the Company shall not (and shall cause each of the other Acquired Corporations not to) (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or
        (iii) hire any new employee whose aggregate annual compensation is expected to exceed $50,000;



                                      39.

                (p) the Company shall not (and shall cause each of the other Acquired Corporations not to) change any methods of accounting or accounting practices of any Acquired Corporation in any material respect;

                (q) the Company shall not (and shall cause each of the other Acquired Corporations not to) make any Tax election;

                (r) the Company shall not (and shall cause each of the other Acquired Corporations not to) commence or settle any material Legal Proceeding;

                (s) the Company shall not (and shall cause each of the other Acquired Corporations not to) agree or commit to take any of the actions described in clauses "(f)" through "(f)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(f)" through "(s)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company); provided, however, that Parent's consent shall be deemed to have been granted if Parent fails to reply to a written request from the Company to take any action described in clauses "(e)" through "(r)" above within five days after receipt of such written request.

        4.3 NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

                (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                        (i) the discovery by any Acquired Corporation of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                        (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                        (iii) any breach of any covenant or obligation of the Company; and

                        (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
        Section 6 or Section 7 impossible or unlikely.

                (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the



                                      40.

Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) except as set forth in Section 9.2(a), determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

        4.4 NOTIFICATION; UPDATES TO PARENT DISCLOSURE SCHEDULE.

                (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                        (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent and Merger Sub in this Agreement;

                        (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent and Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                        (iii) any breach of any covenant or obligation of Parent or Merger Sub; and

                        (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
        Section 6 or Section 7 impossible or unlikely.

        If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.4(a) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of (i) except as set forth in Section 9.2(b), determining the accuracy of any of the representations and warranties made by Parent and Merger Sub in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 7 has been satisfied.

        4.5 OPERATION OF PARENT'S BUSINESS. DURING THE PRE-CLOSING PERIOD:

                (a) Parent shall (and shall cause each of its Subsidiaries to) conduct their respective businesses and operations in the ordinary course and in substantially the same



                                      41.

        manner as such businesses and operations have been conducted prior to the date of this Agreement (it being understood, however, that Parent may continue preparations for the initial public offering of Parent Common Stock);

                (b) Parent shall (and shall cause each of its respective Subsidiaries to) use reasonable efforts to preserve intact their respective current business organizations, keep available the services of their respective current officers and employees and maintain their respective relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with any of Parent and/or any of its Subsidiaries;

                (c) Parent shall use commercially reasonable efforts to file the Amended and Restated Certificate as soon as possible;

                (d) Parent shall use commercially reasonable efforts to ensure that, as of immediately after the Closing, PPD will be permitted to appoint one member of the board of directors of Parent;

                (e) Parent shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of Parent's capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of Parent's capital stock or other securities (except that Parent may repurchase Parent Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

                (f) Parent shall not amend or permit the adoption of any amendment to the Restated Certificate or Parent's Bylaws that would have the effect of diminishing the rights, preferences or privileges of the Parent Series D Preferred Stock as set forth in the Restated Certificate.

Notwithstanding the foregoing, Parent may take any action described in clauses "(e)" or "(f)" if the Company gives its prior written consent to the taking of such action by Parent, which consent will not be unreasonably withheld (it being understood that the Company's withholding of consent to any action will not be deemed unreasonable if the Company determines in good faith that the taking of such action would not be in the best interests of the Company); provided, however, that the Company's consent shall be deemed to have been granted if the Company fails to reply to a written request from Parent to take any action described in clauses "(e)" or "(f)" above within five days after receipt of such written request.

        4.6 NO NEGOTIATION. During the Pre-Closing Period, the Company shall not (and shall cause each of the other Acquired Corporations not to), directly or indirectly:

                (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

                (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or



                                      42.

                (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

        5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

        5.2 COMPANY STOCKHOLDERS' MEETING. As promptly as practicable after the execution of this Agreement, the Company and Parent shall jointly prepare an Information Statement relating to the adoption of this Agreement and the approval of the transactions contemplated hereby by the Company's stockholders and the exercise of appraisal rights in connection therewith (the "Information Statement"). The Company shall provide and include in the Information Statement such information relating to the Company and its stockholders as may be required pursuant to the provisions of applicable securities and corporate laws (including, without limitation, Rule 502 under the Securities Act). The Company shall, in accordance with its Certificate of Incorporation and Bylaws and the applicable requirements of the Delaware General Corporation Law, call and hold a special meeting of its stockholders as promptly as practicable, and in any event no later than December 20, 2000, for the purpose of permitting them to consider and to vote upon and adopt this Agreement and approve the transactions contemplated hereby (the "Company Stockholders' Meeting"). The Company shall cause a copy of the Information Statement to be delivered to each stockholder of the Company who is entitled to vote on the adoption of this Agreement and approval of the transactions contemplated hereby. As promptly as practicable after the delivery of copies of the Information Statement to all stockholders entitled to vote at the Company Stockholders' Meeting, the Company shall take all actions necessary (i) to solicit from each of such stockholders a proxy in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and (ii) to cause each of such stockholders to execute and deliver to Parent a Stockholder Representation Letter in a form to be mutually agreed upon by the parties hereto. In lieu of calling and holding the Company Stockholders' Meeting, the Company may solicit written consents (to be effective on or prior to December 20, 2000) in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law. Parent will reasonably cooperate with the Company with respect to the matters set forth in this Section 5.2. Parent will promptly provide all information relating to its business or operations necessary for inclusion in the Information Statement to satisfy all requirements of applicable state and federal securities and corporate laws.



                                      43.

        5.3 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) Neither Parent nor the Company shall (and Parent and the Company shall not permit any of their respective Representatives to, and the Company shall use commercially reasonable efforts to cause the Major Stockholders to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the prior written consent of the Company or Parent, as the case may be, and (b) Parent and the Company will use reasonable efforts to consult with one another (and the Company shall use commercially reasonable efforts to cause the Major Stockholders to consult with Parent) prior to issuing any press release or making any public statement regarding the Merger.

        5.4 REASONABLE EFFORTS. During the Pre-Closing Period, (a) the Company shall use commercially reasonable efforts to cause the conditions set forth in
Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

        5.5 TAX MATTERS. Prior to the Closing, Parent, Merger Sub and the Company shall execute and deliver, to Cooley Godward LLP and to Heller Ehrman White & McAuliffe LLP, tax representation letters in substantially the form of EXHIBIT E. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Heller Ehrman White & McAuliffe LLP the accuracy and completeness as of the Effective Time and thereafter, where relevant, of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use commercially reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax-free reorganization under
Section 368(a)(1) of the Code. Following delivery of the tax representation letters pursuant to the first sentence of this Section 5.6, each of Parent and the Company shall use its commercially reasonable efforts to cause Cooley Godward LLP and Heller Ehrman White & McAuliffe LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Section 6.5(h) hereof and
Section 7.3(b) hereof. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section
5.6. The parties hereto shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code, and neither Parent, Merger Sub nor the Company shall take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization.

        5.6 NONCOMPETITION AGREEMENTS. The Company shall use commercially reasonable efforts to cause each of the Major Stockholders to execute and deliver to Parent prior to the Closing a Noncompetition Agreement in the form of EXHIBIT F.

        5.7 EMPLOYMENT AGREEMENTS. The Company shall use commercially reasonable efforts to cause each of the individuals identified on EXHIBIT G to execute and deliver to Parent prior to the Closing an Employment Agreement in the form of EXHIBIT H.

        5.8 RELEASES. The Company shall use commercially reasonable efforts to cause each of the Company stockholders to execute and deliver to Parent at the Closing a Release in the form of EXHIBIT I.



                                      44.

        5.9 UNDERWRITER LOCKUP AGREEMENTS. The Company shall use commercially reasonable efforts to cause each of the Company stockholders to execute and deliver to Parent prior to the Closing an Underwriter Lockup Agreement in the form of EXHIBIT J.

        5.10 AMENDMENT/CLARIFICATION OF EXISTING AGREEMENTS; PAYOFF OF COMPANY LINE OF CREDIT.

                (a) The Company shall execute and deliver, and shall use commercially reasonable efforts to cause the other parties to such agreements to execute and deliver: (1) the Amended and Restated Distributor Agreement between the Company and PPD dated February 1, 1999, as amended attached hereto as EXHIBIT K; and (2) the Amended and Restated Technology Transfer and License Agreement between the Company and Axys dated February 1, 1999, as amended attached hereto as EXHIBIT L. The Company shall execute and deliver, and shall use commercially reasonable efforts to cause PPD to execute and deliver, (1) the clarification letter to the PPD/PPGx Joint Development Agreement attached hereto as EXHIBIT M and (2) the real property indemnity letter attached hereto as EXHIBIT N. The Company shall execute and deliver, and shall use commercially reasonable efforts to cause Axys to execute and deliver, (1) the covenant not to sue agreement attached hereto as EXHIBIT O and (2) the assignment letter attached hereto as EXHIBIT P.

                (b) Parent shall use commercially reasonable efforts to execute and deliver (and the Company shall use commercially reasonable efforts to cause the Major Stockholders to execute and deliver): (1) that certain Amended and Restated Investor Rights Agreement attached hereto as EXHIBIT Q; and (2) that certain Co-Sale Agreement attached hereto as EXHIBIT R.

                (c) The Company shall use commercially reasonable efforts to cause the Company's indebtedness existing as of immediately prior to the Closing to the Bank to be repaid and the indebtedness due and payable to the Major Stockholders under the Loan Agreement to be contributed to the capital of the Company.

        5.11 TERMINATION OF CERTAIN AGREEMENTS.

                (a) The Company shall use commercially reasonable efforts to ensure that the Investor Rights Agreement of the Company dated February 1, 1999 and the Registration Rights Agreement of the Company dated February 1, 1999 are terminated prior to the Closing:

                (b) The Company shall use commercially reasonable efforts to ensure that all provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company (except as provided generally by the Company's Certificate of Incorporation and Bylaws (or similar organizational documents) or by applicable Legal Requirements) are validly and effectively terminated as of the Effective Time.

        5.12 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasure Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.



                                      45.

        5.13 EMPLOYEE AND RELATED MATTERS.

                (a) The Company shall take any and all actions that are necessary prior to the Closing to terminate its status as a participating employer/sponsor of the AXYS qualified retirement plan (the "AXYS 401(k) Plan") so that the employees of the Acquired Corporations will no longer be eligible to participate in the AXYS 401(k) Plan as of a date that is prior to the Closing Date. Those employees of the Acquired Corporations that continue to be employees of Parent or any of its affiliates, including the Company, following the Closing would, subject to any necessary transition period and the terms of such plans, be eligible to participate in Parent's health, vacation, employee stock purchase, stock option, 401(k) and other plans, to the same extent as comparably situated employees of Parent and would receive credit under Parent's benefit plans for service as an employee of the Acquired Corporations. Parent shall exercise commercially reasonable efforts to minimize the duration of any necessary transition period and to amend or replace Parent's existing plans as Parent, in its reasonable discretion believes necessary to comply with this
Section 5.13(a).

                (b) At the Closing, the Company shall terminate its 2000 Incentive Compensation Plan and its 2000 Merit Compensation Plan, and shall ensure that no employee or former employee of any Acquired Corporation has any rights under any of such Plans and that any liabilities of the Acquired Corporations under such Plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Acquired Corporations.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

                The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (except to the extent that such representations and warranties relate to a specific date, in which case such representations and warranties shall be accurate on and as of such specific date), and shall be accurate in all material respects as of the Closing as if made at the Closing (except to the extent that such representations and warranties relate to a specific date, in which case such representations and warranties shall be accurate on and as of such specific date); provided, however, that for purposes of determining the accuracy of such representations and warranties for purposes of this Section 6.1, all "Material Adverse Effect," other materiality qualifications and other similar qualifications contained in such representations and warranties shall be disregarded.

        6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.



                                      46.

        6.3 STOCKHOLDER APPROVAL. The adoption of this Agreement and the approval of the transactions contemplated hereby shall have been duly approved by the affirmative vote of all of the shares of Company Series A Preferred Stock and at least 95% of the shares of Company Common Stock entitled to vote with respect thereto.

        6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        6.5 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

                (a) Employment Agreements in the form of EXHIBIT H, executed by the individuals identified on EXHIBIT G;

                (b) Noncompetition Agreements in the form of EXHIBIT F, executed by the Major Stockholders;

                (c) Releases in the form of EXHIBIT I, executed by the Major Stockholders;

                (d) the statement referred to in Section 5.12, executed by the Company;

                (e) the documents listed as Exhibits to this Agreement set forth in Section 5.10(a);

                (f) a legal opinion of Heller Ehrman White & McAuliffe LLP, dated as of the Closing Date, in the form of EXHIBIT S;

                (g) a legal opinion of Cooley Godward LLP (or, if Cooley Godward LLP for any reason does not render such legal opinion, a legal opinion of Heller Ehrman White & McAuliffe LLP), dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.5;

                (h) written resignations of all directors and officers of the Company, effective as of the Effective Time;

                (i) an Underwriter Lock-up Agreement in the form of EXHIBIT J, executed by each of the Major Stockholders;

                (j) an Escrow Agreement in the form of EXHIBIT C, executed by the Stockholders' Agent and the Stockholders' Agent;

                (k) the Amended and Restated Investor Rights Agreement in the form of EXHIBIT Q, executed by each of the Major Stockholders;



                                      47.

                (l) the Amended and Restated Co-Sale Agreement in the form of EXHIBIT R, executed by each of the Major Stockholders; and

                (m) a certificate executed by the Chief Executive Officer of the Company and containing the representation and warranty of each of them that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.6 and
        6.8 have been duly satisfied (the "Company Closing Certificate").

        6.6 ABSENCE OF MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Company.

        6.7 HSR ACT. The waiting period applicable to the consummation of the exercise of the PPD Call, as such term is defined in the Company's Investor Rights Agreement, under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between PPD and the Federal Trade Commission or the Department of Justice pursuant to which PPD has agreed not to consummate the exercise of the PPD Call for any period of time; any similar waiting period applicable to the Merger or the exercise of the PPD Call under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation in connection with the Merger or the exercise of the PPD call shall have been obtained.

        6.8 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.12.

        6.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        6.10 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking the recovery of a material amount of damages in connection with the Merger, (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation, or (c) claiming to own any capital stock of the Company, or option or other right to acquire capital stock of the Company or any other Acquired Corporation, or right to receive consideration as a result of the Merger.

        6.11 EMPLOYEES. Parent shall have received assurances reasonably satisfactory to it that none of the individuals identified on EXHIBIT G shall have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

        6.12 TERMINATION OF CERTAIN AGREEMENTS. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of those agreements listed in Section 5.11.



                                      48.

        6.13 CLOSING OF SERIES C INVESTMENT. Parent and PPD shall have closed the acquisition of Parent Series C Preferred Stock by PPD (the "Series C Investment").

        6.14 AMENDED AND RESTATED CERTIFICATE. The Amended and Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware.

        6.15 COMPANY AMENDED AND RESTATED CERTIFICATE. The Company Amended and Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

                The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

        7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (except to the extent that such representations and warranties relate to a specific date, in which case such representations and warranties shall be accurate on and as of such specific date), and shall be accurate in all material respects as of the Closing as if made at the Closing (except to the extent that such representations and warranties relate to a specific date, in which case such representations and warranties shall be accurate on and as of such specific date); provided, however, that for purposes of determining the accuracy of such representations and warranties for purposes of this Section 7.1, all "Material Adverse Effect," other materiality qualifications and other similar qualifications contained in such representations and warranties shall be disregarded.

        7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3 DOCUMENTS. The Company shall have received the following documents:

                (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of EXHIBIT T;

                (b) a legal opinion of Heller Ehrman White & McAuliffe LLP (or, if Heller Ehrman White & McAuliffe LLP for any reason does not render such legal opinion, a legal opinion of Cooley Godward LLP), dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.6; and

                (c) an Escrow Agreement in the form of EXHIBIT C, executed by Parent and the Escrow Agent, which Escrow Agreement shall be in full force and effect.



                                      49.

        7.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.5 ABSENCE OF MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Parent, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on Parent.

        7.6 HSR ACT. The waiting period applicable to the consummation of the exercise of the PPD Call under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between PPD and the Federal Trade Commission or the Department of Justice pursuant to which PPD has agreed not to consummate the exercise of the PPD Call for any period of time; any similar waiting period applicable to the Merger or the exercise of the PPD Call under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation in connection with the Merger or the exercise of the PPD Call shall have been obtained.

        7.7 AMENDED AND RESTATED CERTIFICATE. The Amended and Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware.

        7.8 DIRECTOR APPOINTMENT. The Company shall have received evidence reasonably satisfactory to it that immediately after the Closing, PPD shall have the right to appoint one member of the board of directors of Parent.

        7.9 COMPANY AMENDED AND RESTATED CERTIFICATE. The Company Amended and Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware.

        7.10 CLOSING OF SERIES C INVESTMENT. Parent and PPD shall have closed the Series C Investment.

SECTION 8. TERMINATION

        8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

                (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

                (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant



                                      50.

or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                (c) by Parent if the Closing has not taken place on or before January 15, 2001 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

                (d) by the Company if the Closing has not taken place on or before January 15, 2001 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                (e) by either Parent or the Company if a Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                (f) by the mutual consent of Parent and the Company.

        8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

        8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4.

SECTION 9. INDEMNIFICATION, ETC.

        9.1 SURVIVAL OF REPRESENTATIONS, ETC.

                (a) The representations and warranties made by the parties (including the representations and warranties set forth in Section 2 and Section
3) shall survive until the February 28, 2002 (the "Termination Date"); provided, however, that if, at any time prior to the Termination Date, any Parent Indemnitee or Stockholder Indemnitee (acting in good faith) delivers to the Stockholders' Agent or Parent, as the case may be, a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company, on the one hand, or Parent and Merger Sub, on the other hand, (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may



                                      51.

exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved.

                (b) The representations, warranties, covenants and obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

                (c) For purposes of this Agreement, (i) each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement and (ii) each statement or other item of information set forth in the Parent Disclosure Schedule or in any update to the Parent Disclosure Schedule shall be deemed to be a representation and warranty made by Parent and Merger Sub in this Agreement.

        9.2 INDEMNIFICATION.

                (a) INDEMNIFICATION BY MAJOR STOCKHOLDERS. From and after the Closing (but subject to Section 9.1(a), 9.3 and 9.4), the Major Stockholders, jointly and severally shall hold harmless and indemnify each of the Parent Indemnitees from and against, and shall compensate and reimburse each of the Parent Indemnitees for, any Damages that are suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by the Company in Section 2 of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly in such representation or warranty, and without giving effect to any update to the Company Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any inaccuracy in or breach of any representation or warranty made by the Company in Section 2 as if such representation and warranty had been made on and as of the Closing Date (except for such representations and warranties that address matters only as of a particular time, which need only be accurate as of such time) (after having given effect to any updates to the Company Disclosure Schedule delivered to Parent prior to the Closing pursuant to
Section 4.3(b), but without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly in such representation or warranty); (iii) any breach of any covenant or obligation of the Company in this Agreement to be performed prior to the Closing (including, without limitation, the covenants set forth in Sections 4 and 5); (iv) any claim or demand made by the Company's legal counsel, accountants, the Company Financial Advisors or other advisors with respect to fees, costs or expenses payable to them in connection with the transactions contemplated by this Agreement to the extent that such fees, costs and expenses constitute Excess Transaction Expenses and exceed the Excess Transaction Expenses, if any, used in determining the Parent Share Number in Section 1.5; or
(v) any Legal Proceeding relating to (Y) any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above or (Z) any claim or demand of the type referred to in clause "(iv)" above (including with



                                      52.

respect to each of clause "(Y)" and clause "(Z)" of this clause "(v)," any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Section 9).

                (b) INDEMNIFICATION BY PARENT. From and after the Closing (but subject to Section 9.1(a), 9.3 and 9.4), Parent shall hold harmless and indemnify each of the Stockholder Indemnitees from and against, and shall compensate and reimburse each of the Stockholder Indemnitees for, any Damages that are suffered or incurred by any of the Stockholder Indemnitees or to which any of the Stockholder Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by Parent and Merger Sub in Section 3 of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly in such representation or warranty, and without giving effect to any update to the Parent Disclosure delivered by Parent to the Company prior to the Closing); (ii) any inaccuracy in or breach of any representation or warranty made by Parent and Merger Sub in
Section 3 as if such representation and warranty had been made on and as of the Closing Date (except for such representations and warranties that address matters only as of a particular time, which need only be accurate as of such time) (after having given effect to any updates to the Parent Disclosure Schedule delivered to the Company prior to the Closing pursuant to Section 4.4(b), but without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly in such representation or warranty); (iii) any breach of any covenant or obligation of Parent or Merger Sub in this Agreement to be performed prior to the Closing (including, without limitation, the covenants set forth in Sections 4 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Stockholder Indemnitee for the purpose of enforcing any of its rights under this Section 9).

        9.3 DEDUCTIBLE. The Major Stockholders, on the one hand, and Parent, on the other hand, shall not be required to make any indemnification payment pursuant to Section 9.2(a) or Section 9.2(b), as the case may be, for any inaccuracy in or breach of any of (a) the Company's representations and warranties set forth in this Agreement (in the case of the Major Stockholders) or (b) Parent and Merger Sub's representations and warranties in this Agreement (in the case of Parent) until such time as the total amount of all Damages (including, without limitation, the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Parent Indemnitees or the Stockholder Indemnitees, as the case may be, or to which any one or more of the Parent Indemnitees or the Stockholder Indemnitees, as the case may be, has or have otherwise become subject, exceeds $500,000 in the aggregate. If the total amount of such Damages exceeds $500,000, then the Parent Indemnitees or the Stockholder Indemnitees, as the case may be, shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages that exceeds $500,000. Notwithstanding the preceding sentence, no individual claim or series of related claims for indemnification under this Section 9 may be asserted unless it is (or they are) for an amount in excess of $15,000.



                                      53.

        9.4 EXCLUSIVE REMEDY FOR MONETARY DAMAGES.

                (a) From and after the Closing, the total aggregate liability of the Major Stockholders for Damages arising under Section 9.2(a) shall not exceed the Escrow Fund. From and after the Closing, the total aggregate liability of Parent for Damages arising under Section 9.2(b) shall not exceed a cash amount equal to the aggregate value (as of the Closing Date) of the Parent Capital Stock held in the Escrow Fund.

                (b) Nothing in this Section 9.4 or elsewhere in this Agreement shall affect the parties' rights to specific performance or other equitable remedies with respect to the covenants referred to in this Agreement to be performed after the Closing.

                (c) In the absence of fraud or intentional misconduct, from and after the Closing, this Section 9 sets forth the exclusive remedy for monetary Damages owing from the Indemnitors to the Indemnitees that arise from the matters described in Section 9.2.

        9.5 NO CONTRIBUTION.

        No stockholder of the Company shall have any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement.

        9.6 INTEREST. If the Major Stockholders, on the one hand, or Parent, on the other hand, are required to hold harmless, indemnify, compensate or reimburse any Parent Indemnitee or Stockholder Indemnitee, as the case may be, pursuant to this Section 9 with respect to any Damages, then the Major Stockholders or Parent, as the case may be, shall also be liable to such Parent Indemnitee or Stockholder Indemnitee, as the case may be, for interest on the amount of such Damages (for the period commencing as of the date on which such the Major Stockholders or Parent, as the case may be, first received notice of a claim for recovery by such Parent Indemnitee or Stockholder Indemnitee, as the case may be, and ending on the date on which the liability of the Major Stockholders or Parent, as the case may be, to is fully satisfied) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

        9.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Major Stockholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

                (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Major Stockholders;



                                      54.

                (b) each Major Stockholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                (c) Parent shall not have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Stockholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Stockholders' Agent shall not limit any of the obligations of the Major Stockholder under this
Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

        9.8 EXERCISE OF REMEDIES BY PARENT INDEMNITEES OTHER THAN PARENT. No Parent Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10. MISCELLANEOUS PROVISIONS

        10.1 STOCKHOLDERS' AGENTS. By virtue of their adoption of this Agreement and approval of the transactions contemplated hereby, the stockholders of the Company hereby irrevocably appoint Bill Newell and Fred Davenport as their joint agents for purposes of Section 9 (the "Stockholders' Agents"), and Bill Newell and Fred Davenport hereby accept their appointment as the Stockholders' Agents. Parent shall be entitled to deal exclusively with the Stockholders' Agents on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Merger Stockholder by both of the Stockholders' Agents, and on any other action taken or purported to be taken on behalf of any Merger Stockholder by the Stockholders' Agents, as fully binding upon such stockholder. If one of the Stockholders' Agents shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Merger Stockholders, then the Merger Stockholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become a "Stockholders' Agents" for purposes of Section 9 and this Section 10.1. If for any reason there is no Stockholders' Agent at any time, all references herein to the Stockholders' Agents shall be deemed to refer to the Merger Stockholders.

        10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        10.3 FEES AND EXPENSES. Subject to Section 9.2(a), each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees, costs and expenses and accounting fees, costs and expenses) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.



                                      55.

        10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  IF TO PARENT:

                  DNA Sciences, Inc.
                  2375 Garcia Avenue
                  Mountain View, CA. 94043
                  Attention:
                  Phone: (650)
                  Fax: (650)

                  WITH A COPY TO:

                  Cooley Godward LLP
                  3000 El Camino Real
                  5 Palo Alto Square
                  Palo Alto, CA 94306
                  Attention: Robert L. Jones
                  Phone: (650) 843-5000
                  Fax: (650) 849-7400


                  IF TO THE COMPANY:

                  PPGx, Inc.
                  11099 North Torrey Pines Road
                  La Jolla, CA 92037
                  Attention:  Josh Baker
                  Phone: (919) 463-6702
                  Fax: (919) 379-6029


                  WITH A COPY TO:

                  Heller Ehrman White & McAuliffe LLP
                  4250 Executive Square, 7th Floor
                  La Jolla, CA 92037
                  Attention: Stephen C. Ferruolo
                  Phone:  (858) 450-8430
                  Fax:  (858) 450-8499


                  IF TO THE STOCKHOLDERS' AGENTS:



                                      56.

                  Fred Davenport
                  Pharmaceutical Product Development, Inc.
                  3151 South 17th Street
                  Wilmington, NC 28412
                  Phone:  (910) 251-0081
                  Fax:  (910) 772-6951

                  Bill Newell
                  Axys Pharmaceuticals, Inc.
                  180 Kimball Way
                  South San Francisco, CA 94080
                  Phone:  (650) 829-1000
                  Fax:  (650) 829-1001

        10.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.6, on and at all times after the Closing Date, each party to this Agreement shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such stockholder's possession that relates to the business of the Company or Parent.

        10.7 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        10.8 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        10.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        10.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

        10.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns (if any), Parent and its successors and assigns (if any), and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company, the Company's stockholders (to the extent set forth in Section 1.5) and the Stockholder Indemnitees (to the extent set forth in Section 9), the holders of assumed Company Options (to the extent set forth in Section 1.6), Parent, Merger Sub, the other Parent Indemnitees (subject to Section 9.6), and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under Section 9, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

        10.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be



                                      57.

available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        10.13 WAIVER.

                (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        10.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        10.16 PARTIES IN INTEREST. Except for the provisions of Sections 1.5,
1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

        10.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Confidentiality and Non-Disclosure Agreement executed on behalf of Parent and the Company on September 6, 2000 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Confidentiality and Nondisclosure Agreement is terminated in accordance with its terms.

        10.18 CONSTRUCTION.

                (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the



                                      58.

feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.



                                      59.

        The parties hereto have caused this Agreement to be executed and delivered as of December 17, 2000.

                                     DNA SCIENCES, INC.,
                                     a Delaware corporation

                                     By:
                                        --------------------------------------
                                         Chief Business Officer,
                                         DNA Sciences, Inc.



                                     PIPO ACQUISITION CORP.,
                                     a Delaware corporation

                                     By:
                                        --------------------------------------
                                         President and Chief Executive Officer,
                                         PIPO Acquisition Corp.


                                     PPGx, INC.,
                                     a Delaware corporation

                                     By:
                                        --------------------------------------
                                         President,
                                         PPGx, Inc.



                                      60.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

        ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

        ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                (a) the sale, license, disposition or acquisition of all or a material portion of the any of the Acquired Corporations' business or assets;

                (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of any of the Acquired Corporations' (other than common stock issued to employees of the Acquired Corporations, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Acquired Corporations' past practices), (ii) any option, call or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the any of the Acquired Corporations (other than stock options granted to employees of the Acquired Corporations in routine transactions in accordance with the Acquired Corporations' past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of any of the Acquired Corporations; or

                (c) any merger, consolidation, business combination, reorganization or similar transaction involving any of the Acquired Corporations.

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Company Disclosure Schedule and the Parent Disclosure Schedule), as it may be amended from time to time.

        COMPANY CAPITAL STOCK. "Company Capital Stock" shall mean, collectively, the Company Common Stock and the Company Series A Preferred Stock.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.



                                      A-1.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        EXCESS TRANSACTION EXPENSES. "Excess Transaction Expenses" shall mean
(A) 50% of the first $400,000 in aggregate fees, costs and expenses payable by the Company to the Company's legal counsel, accountants and other advisors (other than P2 Partners (the "Company Financial Advisor") and incurred in connection with the transactions contemplated by this Agreement, plus (B) 100% of the aggregate fees, costs and expenses payable to the Company's legal counsel, accountants and other advisors (other than the Company Financial Advisor) in excess of $400,000 and incurred in connection with the transactions contemplated by this Agreement, plus (C) all fees, costs and expenses payable by the Company to the Company Financial Advisor and incurred in connection with the transactions contemplated by this Agreement.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority or component of any nature (including any governmental branch, division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        INDEMNITEES. "Indemnitees" shall mean the Parent Indemnitees and the Stockholder Indemnitees.

        KNOWLEDGE. Information shall be deemed "known to" or "to the Knowledge" of the Company if that information is actually known by any of Josh Baker or Jeff Hall or should be known to such individual after reasonable inquiry by such individual. Information shall be deemed "known to" or "to the Knowledge" of Parent if that information is actually known by any officer or director of Parent or should be known to such officer or director after reasonable inquiry by such officer or director.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, publicly available administrative interpretation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        MATERIAL ADVERSE EFFECT. A "Material Adverse Effect" on the Acquired Corporations means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, condition, assets, liabilities, operations or financial performance of one or more of the Acquired Corporations. A "Material Adverse Effect" on Parent means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, condition, assets, liabilities, operations or financial performance of Parent; provided, however, that any adverse change, effect, event, occurrence, state of facts or development affecting Parent's ability to obtain or arrange public or private debt or equity financing on terms acceptable to Parent or otherwise adversely affecting the financial markets in general or the financial markets for the industry sector in which Parent competes shall not be deemed to constitute, nor taken into account in determining whether there has been, a Material Adverse



                                      A-2.

Effect on Parent; provided further however, that any adverse change, effect, event, occurrence, state of facts or development referred to in the preceding proviso will be taken into account in determining whether there has been a Material Adverse Effect on Parent (but will not in and of itself constitute a Material Adverse Effect on Parent) if such adverse change, effect, event, occurrence, state of facts or development resulted from the gross negligence or willful misconduct of Parent or its Representatives and such adverse change, effect, event, occurrence, state of facts or development has resulted in an obligation of Parent to pay money damages in an amount in excess of $300,000.

        PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent and Merger Sub.

        PARENT INDEMNITEES. "Parent Indemnitees" shall mean the following
Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the stockholders of the Company shall not be deemed to be "Parent Indemnitees."

        PARENT PREFERRED STOCK. "Parent Preferred Stock" shall mean collectively, the Series A Preferred Stock ($0.001 par value per share) of Parent, the Series B Preferred Stock ($0.001 par value per share) of Parent, the Parent Series C Preferred Stock and the Parent Series D Preferred Stock.

        PARENT SERIES C PREFERRED STOCK. "Parent Series C Preferred Stock" shall mean the Series C Preferred Stock (0.001 par value per share) of Parent.

        PERMITTED ENCUMBRANCE. "Permitted Encumbrance" shall mean any (i) any Encumbrance for Taxes (other than income taxes) either not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Acquired Corporation Financial Statements in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered and (ii) mechanic's, materialmen's, workmen's, warehousemen's and other similar liens incurred in the ordinary course of business with respect to obligations that are not past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Acquired Corporation Financial Statements in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

        STOCKHOLDER INDEMNITEES. "Stockholder Indemnitees" shall mean the following Persons: (a) the Merger Stockholders; (b) the Merger Stockholders' current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Company shall not be deemed to be a "Stockholder Indemnitee."

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax,



                                      A-3.

business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.



                                      A-4.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

        ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

        ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                (d) the sale, license, disposition or acquisition of all or a material portion of the any of the Acquired Corporations' business or assets;

                (e) the issuance, disposition or acquisition of (i) any capital stock or other equity security of any of the Acquired Corporations' (other than common stock issued to employees of the Acquired Corporations, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Acquired Corporations' past practices), (ii) any option, call or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the any of the Acquired Corporations (other than stock options granted to employees of the Acquired Corporations in routine transactions in accordance with the Acquired Corporations' past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of any of the Acquired Corporations; or

                (f) any merger, consolidation, business combination, reorganization or similar transaction involving any of the Acquired Corporations.

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Company Disclosure Schedule and the Parent Disclosure Schedule), as it may be amended from time to time.

        COMPANY CAPITAL STOCK. "Company Capital Stock" shall mean, collectively, the Company Common Stock and the Company Series A Preferred Stock.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.



                                      A-5.

        DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        EXCESS TRANSACTION EXPENSES. "Excess Transaction Expenses" shall mean
(A) 50% of the first $400,000 in aggregate fees, costs and expenses payable by the Company to the Company's legal counsel, accountants and other advisors (other than P2 Partners (the "Company Financial Advisor") and incurred in connection with the transactions contemplated by this Agreement, plus (B) 100% of the aggregate fees, costs and expenses payable to the Company's legal counsel, accountants and other advisors (other than the Company Financial Advisor) in excess of $400,000 and incurred in connection with the transactions contemplated by this Agreement, plus (C) all fees, costs and expenses payable by the Company to the Company Financial Advisor and incurred in connection with the transactions contemplated by this Agreement.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority or component of any nature (including any governmental branch, division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        INDEMNITEES. "Indemnitees" shall mean the Parent Indemnitees and the Stockholder Indemnitees.

        KNOWLEDGE. Information shall be deemed "known to" or "to the Knowledge" of the Company if that information is actually known by any of Josh Baker or Jeff Hall or should be known to such individual after reasonable inquiry by such individual. Information shall be deemed "known to" or "to the Knowledge" of Parent if that information is actually known by any officer or director of Parent or should be known to such officer or director after reasonable inquiry by such officer or director.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, publicly available administrative interpretation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.



                                      A-6.

        MATERIAL ADVERSE EFFECT. A "Material Adverse Effect" on the Acquired Corporations means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, condition, assets, liabilities, operations or financial performance of one or more of the Acquired Corporations. A "Material Adverse Effect" on Parent means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, condition, assets, liabilities, operations or financial performance of Parent; provided, however, that any adverse change, effect, event, occurrence, state of facts or development affecting Parent's ability to obtain or arrange public or private debt or equity financing on terms acceptable to Parent or otherwise adversely affecting the financial markets in general or the financial markets for the industry sector in which Parent competes shall not be deemed to constitute, nor taken into account in determining whether there has been, a Material Adverse Effect on Parent; provided further however, that any adverse change, effect, event, occurrence, state of facts or development referred to in the preceding proviso will be taken into account in determining whether there has been a Material Adverse Effect on Parent (but will not in and of itself constitute a Material Adverse Effect on Parent) if such adverse change, effect, event, occurrence, state of facts or development resulted from the gross negligence or willful misconduct of Parent or its Representatives and such adverse change, effect, event, occurrence, state of facts or development has resulted in an obligation of Parent to pay money damages in an amount in excess of $300,000.

        PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent and Merger Sub.

        PARENT INDEMNITEES. "Parent Indemnitees" shall mean the following
Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the stockholders of the Company shall not be deemed to be "Parent Indemnitees."

        PARENT PREFERRED STOCK. "Parent Preferred Stock" shall mean collectively, the Series A Preferred Stock ($0.001 par value per share) of Parent, the Series B Preferred Stock ($0.001 par value per share) of Parent, the Parent Series C Preferred Stock and the Parent Series D Preferred Stock.

        PARENT SERIES C PREFERRED STOCK. "Parent Series C Preferred Stock" shall mean the Series C Preferred Stock (0.001 par value per share) of Parent.

        PERMITTED ENCUMBRANCE. "Permitted Encumbrance" shall mean any (i) any Encumbrance for Taxes (other than income taxes) either not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Acquired Corporation Financial Statements in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered and (ii) mechanic's, materialmen's, workmen's, warehousemen's and other similar liens incurred in the ordinary course of business with respect to obligations that are not past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Acquired Corporation Financial Statements in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.



                                      A-7.

        SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

        STOCKHOLDER INDEMNITEES. "Stockholder Indemnitees" shall mean the following Persons: (a) the Merger Stockholders; (b) the Merger Stockholders' current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Company shall not be deemed to be a "Stockholder Indemnitee."

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.



                                      A-8.

                                    EXHIBIT B

                                     FORM OF

                                VOTING AGREEMENT


        THIS VOTING AGREEMENT (this "Voting Agreement") is entered into as of December___, 2000, by and between DNA SCIENCES, INC., a Delaware corporation ("DNA Sciences"), and PHARMACEUTICAL PRODUCT DEVELOPMENT, INC. ("Stockholder").

                                    RECITALS

        - DNA Sciences, PIPO Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of DNA Sciences ("Merger Sub"), and PPGx, Inc., a Delaware corporation ("PPGx"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into PPGx (the "Merger").

        - Stockholder is a significant stockholder of PPGx and is an accredited investor, as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

        - In order to induce DNA Sciences to enter into the Reorganization Agreement, Stockholder is entering into this Voting Agreement.

                                    AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

        For purposes of this Voting Agreement:

                (a) All capitalized terms used but not otherwise defined in this Voting Agreement have the meanings given to them in the Reorganization Agreement.

                (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Reorganization Agreement is validly terminated, or (ii) the date upon which the Merger becomes effective.

                (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

                (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                (e) "PPGX COMMON STOCK" shall mean the common stock, $.001 par value per share, of PPGx.

                (f) "PPGX PREFERRED STOCK" shall mean the Series A preferred stock, $.001 par value per share, of PPGx.

                (g) "SUBJECT SECURITIES" shall mean: (i) all securities of PPGx (including all shares of PPGx Common Stock, PPGx Preferred Stock and all options, warrants and other rights to acquire shares of PPGx Common Stock and PPGx Preferred Stock) Owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of PPGx (including all additional shares of PPGx Common Stock, PPGx Preferred Stock and all additional options, warrants and other rights to acquire shares of PPGx Common Stock and PPGx Preferred Stock) of which Stockholder acquires Ownership during the period from the date of this Voting Agreement through the Expiration Date.

                (h) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2. RESTRICTIONS ON TRANSFER OF SUBJECT SECURITIES

        2.1 TRANSFER OF SUBJECT SECURITIES. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities or any interest therein to be effected, and any such attempted Transfer shall be null and void; provided, however, that nothing in this Voting Agreement shall restrict Stockholder's ability to effect the transfer of any shares of PPGx Common Stock or PPGx Preferred Stock under the "Axys Put" or the "PPD Call," as such terms are defined in the PPGx Investor Rights Agreement, by and among PPGx, Axys Pharmaceuticals, Inc. and PPD, Inc., dated as of February 1, 1999.

        2.2 NO TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities, except as contemplated by this Voting Agreement or the Reorganization Agreement.

SECTION 3. VOTING OF SHARES

        3.1 VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

                (a) at any meeting of stockholders of PPGx, however called, Stockholder shall (unless otherwise directed in writing by DNA Sciences) cause all outstanding shares of PPGx Common Stock and PPGx Preferred Stock that are Owned by Stockholder as of the record date fixed for such meeting to be voted:

                        (i) in favor of the adoption of the Reorganization Agreement and the approval of the Merger and the other transactions contemplated by the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement; and

                        (ii) against the following actions (other than the Merger and the other transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving PPGx or any subsidiary of PPGx; (B) any sale, lease or transfer of a material amount of assets of PPGx or any subsidiary of PPGx; (C) any reorganization, recapitalization, dissolution or liquidation of any part of PPGx or any subsidiary of PPGx; (D) any removal of or change in a majority of the board of directors of PPGx or any subsidiary of PPGx; (E) except as required pursuant to the Reorganization Agreement, any amendment to the certificate of incorporation of PPGx, or to the certificate of incorporation of any subsidiary of PPGx; (F) any material change in the capitalization or corporate structure of PPGx or any subsidiary of PPGx; and (G) any other action that is inconsistent with the Merger or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

                (b) in the event written consents are solicited or otherwise sought from stockholders of PPGx with respect to the approval or adoption of the Reorganization Agreement, with respect to the approval of the Merger or with respect to any of the other transactions contemplated by the Reorganization Agreement, Stockholder shall (unless otherwise directed in writing by DNA Sciences) cause to be executed, with respect to all outstanding shares of PPGx Common Stock and PPGx Preferred Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action; and

                (c) in the event written consents or proxies are solicited or otherwise sought from stockholders of PPGx with respect to any of the matters referred to in clauses "(A)" through "(G)" of clause "(ii)" of paragraph "(a)" of this Section 3.1, Stockholder shall not execute or cause to be executed, with respect to any outstanding shares of PPGx Common Stock and PPGx Preferred Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents or proxy or proxies in favor of such proposed action.

        3.2 PROXY; FURTHER ASSURANCES.

                (a) Contemporaneously with the execution of this Voting
Agreement: (i) Stockholder shall deliver to DNA Sciences a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to DNA Sciences an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of PPGx Common Stock and PPGx Preferred Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

                (b) Stockholder shall, at its own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in DNA Sciences the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

        Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of PPGx Common Stock or PPGx Preferred Stock Owned by Stockholder.

SECTION 5. NO SOLICITATION

        Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that its Representatives (as defined in the Reorganization Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Transaction (as defined in the Reorganization Agreement) or take any action that could reasonably be expected to lead to an Acquisition Transaction;
(ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Transaction or potential Acquisition Transaction; or (iii) engage in discussions with any Person with respect to any Acquisition Transaction. Stockholder shall immediately cease and discontinue, and

Stockholder shall ensure that its Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Transaction.

SECTION 6 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to DNA Sciences as follows:

        6.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Voting Agreement and the Proxy; and the execution, delivery and performance by Stockholder of this Voting Agreement and the Proxy have been duly authorized by all necessary action on the part of Stockholder and its board of directors. This Voting Agreement and the Proxy constitute the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        6.2 NO CONFLICTS OR CONSENTS

                (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which it or any of the Subject Shares are or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of its affiliates or properties is or may be bound or affected.

                (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

        6.3 TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Stockholder holds of record, free and clear of any encumbrances or restrictions (except for the rights associated with the PPD Call or the Axys Put), the number of outstanding shares of PPGx Common Stock and PPGx Preferred Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds, free and clear of any encumbrances or restrictions (except for the rights associated with the PPD Call or the Axys Put), the warrants and other rights to acquire shares of PPGx Common Stock and PPGx Preferred Stock set forth under the heading "Warrants and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of PPGx set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of PPGx, or any option, warrant or other right to acquire, by purchase, conversion or otherwise (except for rights associated with the PPD Call and the Axys Put), any shares of capital stock or other securities of PPGx, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date, provided that the number of shares of PPGx Common Stock and PPGx Preferred Stock held by Stockholder may be different from those set forth on the signature page of this Voting Agreement at the Closing, as a result of the exercise of the Axys Put or the PPD Call after the date of this Voting Agreement.

SECTION 7. ADDITIONAL COVENANTS OF STOCKHOLDER

        7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as DNA Sciences may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        7.2 LEGEND. Immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of PPGx Common Stock or PPGx Preferred Stock prior to the Expiration
Date), Stockholder shall ensure that each certificate evidencing any outstanding shares of PPGx Common Stock or PPGx Preferred Stock or other securities of PPGx Owned by Stockholder bears a legend in the following form:

        THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF DECEMBER __, 2000, BETWEEN THE ISSUER AND DNA SCIENCES, INC., AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8. MISCELLANEOUS

        8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Stockholder in this Voting Agreement shall survive the consummation of the Merger.

        8.2 TERMINATION. This Voting Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

        8.3 INDEMNIFICATION. Stockholder shall hold harmless and indemnify DNA Sciences and DNA Sciences' directors, officers, employees and agents (collectively "Affiliates") from and against, and shall compensate and reimburse DNA Sciences and DNA Sciences' Affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by DNA Sciences or any of DNA Sciences' Affiliates, or to which DNA Sciences or any of DNA Sciences' Affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement, or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Voting Agreement or in the Proxy.

        8.4 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        8.5 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

                  if to Stockholder:

                  [ADDRESS]



                  if to DNA Sciences:

                  DNA SCIENCES, INC.

                  2375 Garcia Avenue
                  Mountain View, CA. 94043
                  Attention:
                  Phone: (650) 210-3500
                  Fax: (650) 934-9375

                  WITH A COPY TO:

                  COOLEY GODWARD LLP
                  3000 El Camino Real
                  5 Palo Alto Square
                  Palo Alto, CA 4306
                  Attention: Robert L. Jones
                  Phone: (650) 843-5000
                  Fax: (650) 849-7400

        8.4 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

        8.7 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

        8.8 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and its successors and assigns, and shall inure to the benefit of DNA Sciences and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than DNA Sciences and its successors and assigns) any rights or remedies of any nature.

        8.9 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, DNA Sciences shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither DNA Sciences nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.9, and Stockholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        8.10 NON-EXCLUSIVITY. The rights and remedies of DNA Sciences under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of DNA Sciences under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

        8.11 GOVERNING LAW; VENUE.

                (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Stockholder:

                                (i) expressly and irrevocably consents and
submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such legal proceeding;

                                (ii)agrees that service of any process, summons,
notice or document by U.S. mail addressed to him at the address set forth in
Section 8.5 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                                (iii) agrees that each state and federal court
located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

                                (iv)agrees not to assert (by way of motion, as a
defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

Nothing contained in this Section 8.11 shall be deemed to limit or otherwise affect the right of DNA Sciences to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.

                (c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

        8.12 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        8.13 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

        8.14 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        8.15 WAIVER. No failure on the part of DNA Sciences to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of DNA Sciences in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. DNA Sciences shall not be deemed to have waived any claim available to DNA Sciences arising out of this Voting Agreement, or any power, right, privilege or remedy of DNA Sciences under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of DNA Sciences; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        8.16 CONSTRUCTION.

                (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

                (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

        IN WITNESS WHEREOF, DNA Sciences and Stockholder have caused this Voting Agreement to be executed as of the date first written above.



                                            DNA SCIENCES, INC.

                                            By:
                                               ---------------------------------


STOCKHOLDER:

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.


Name:
     -----------------------------------


SHARES HELD OF RECORD     WARRANTS AND OTHER RIGHTS     ADDITIONAL SECURITIES BENEFICIALLY OWNED


                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY



        The undersigned stockholder of PPGX, INC., a Delaware corporation ("PPGx"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes ______________, _______________ and DNA SCIENCES, INC., a
Delaware corporation ("DNA Sciences"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of capital stock of PPGx owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of PPGx which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of PPGx referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between DNA Sciences and the undersigned (the "Voting Agreement"), and is granted in consideration of DNA Sciences entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among DNA Sciences, PIPO Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of DNA Sciences, and PPGx (the "Reorganization Agreement").

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of PPGx, however called, or in connection with any solicitation of written consents from stockholders of PPGx:

                                (i) in favor of the adoption of the
Reorganization Agreement and the approval of the Merger and the other transactions contemplated by the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement; and

                                (ii) against the following actions (other than
the Merger and the other transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving PPGx or any subsidiary of PPGx; (B) any sale, lease or transfer of a material amount of assets of PPGx or any subsidiary of PPGx (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of any part of PPGx or any subsidiary of PPGx; (D) any removal of or change in a majority of the board of directors of PPGx or any subsidiary of PPGx; (E) any amendment to the certificate of incorporation of PPGx, or to the certificate of incorporation of any subsidiary of PPGx; (F) any material change in the capitalization or corporate structure of PPGx or any subsidiary of PPGx; and (G) any other action that is inconsistent with the Merger or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

        The undersigned may vote the Shares on all other matters.

        This proxy shall be binding upon the successors and assigns of the undersigned (including any transferee of any of the Shares).

        If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

        This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.

Dated: November __, 2000.

                                       [MAJOR STOCKHOLDER]


                                       By:
                                          --------------------------------------


                                        Number of shares of common stock of PPGx owned of record as of the date of this proxy:

                                        ----------------------------------------

                                        Number of shares of Series A preferred
                                        stock of PPGx owned of record as of the
                                        date of this proxy:

                                        ----------------------------------------

                                    EXHIBIT C

                                     FORM OF
                                ESCROW AGREEMENT

        THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of December ___, 2000, by and among: DNA SCIENCES, INC., a Delaware corporation ("Parent"), William Newell and Fred Davenport as Stockholders' Agents ("Stockholders' Agents"), and State Street Bank and Trust Company of California, N.A., a national banking association (the "Escrow Agent").

                                    RECITALS

        A. Parent, PIPO Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and PPGx, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger and Reorganization dated as of December ___, 2000 (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into the Company and the stockholders of the Company identified on EXHIBIT A (the "Stockholders") will have the right to receive shares of capital stock of Parent.

        B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Stockholders under the Reorganization Agreement.

        C. Pursuant to Section 10.1 of the Reorganization Agreement and Section 10 of this Agreement, the Stockholders have irrevocably appointed William Newell and Fred Davenport to serve as Stockholders' Agents for, among other things, all matters set forth in Section 9 of the Reorganization Agreement.

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:

        1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement, a copy of which is attached hereto.

        2. ESCROW AND INDEMNIFICATION.

        (a) SHARES PLACED IN ESCROW. On the Closing Date, which shall be set forth in a notice to the Escrow Agent, Parent shall deliver to the Escrow Agent, on behalf of the Stockholders, a certificate representing the shares of Parent common stock (par value $.001 per share) ("Common Stock") and Parent Series D preferred stock (par value $.001 per share) (collectively, with the Common Stock, "Parent Capital Stock"), registered in the name of Embassy & Co., as nominee of the Escrow Agent, to be held in escrow in accordance with this Agreement. The shares of Parent Capital Stock being held in escrow pursuant to this Agreement (together with any securities or other property paid or distributed in respect of or in exchange for such Escrow Shares as contemplated by Section 2(c) (the "Escrow Shares") shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification, compensation and reimbursement obligations of the Stockholders under the Reorganization Agreement. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Stockholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

        (b) VOTING OF ESCROW SHARES. Each Stockholder shall be entitled to exercise all voting rights with respect to the Escrow Shares being held in the Escrow Account on behalf of such Stockholder and Parent shall take all reasonable steps necessary to timely allow the exercise of such voting rights, including the delivery of proxies or other notices to Stockholders. Each Stockholder shall be entitled to exercise such voting rights by delivering to Parent in a timely manner written instructions with respect to the manner in which such Stockholder desires the Escrow Shares being held in the Escrow Account on behalf of such Stockholder be voted. Even though a nominee of the Escrow Agent will be the record owner of the Escrow Shares, the Escrow Agent need not (i) vote the shares or (ii) furnish to any of the Stockholders or to the Stockholders' Agents originals or copies of any proxy materials, annual reports or other documents the Escrow Agent may receive from Parent with respect to the Escrow Shares.

        (c) DIVIDENDS, ETC. Parent and each of the Stockholders agree among themselves, for the benefit of Parent and the Escrow Agent, that any securities payable or distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be paid or distributed to the Stockholders, but rather shall be paid and distributed to and held by the Escrow Agent in the Escrow Account; provided, however, that other property payable or distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares, including ordinary cash dividends, will be paid or distributed by Parent directly to the Stockholders and not to the Escrow Agent. Unless and until the Escrow Agent shall actually receive such additional securities, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow Account to any Person pursuant to this Agreement, any securities previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow Account to such Person.

        (d) TRANSFERABILITY. The interests of the Stockholders in the Escrow Account and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such transfer.

        (e) FRACTIONAL SHARES. No fractional shares of Parent Capital Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional shares in the Escrow Account and in order to avoid releasing any fractional shares from the Escrow Account; provided that, Parent shall purchase any shares remaining in the Escrow Account that cannot be distributed in whole shares at fair market value on the date of termination of the Escrow, which purchase shall be made no later than 30 days after termination of the Escrow and the Escrow Agent shall distribute the cash resulting form such purchase to the Stockholders as soon as practicable thereafter.

        3. ADMINISTRATION OF ESCROW ACCOUNT. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

        (a) If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 of the Reorganization Agreement, such Indemnitee may deliver a claim notice (a "Claim Notice") to the Stockholders' Agents and to the Escrow Agent on or prior to February 28, 2002 (the "Termination Date"). Each Claim Notice shall state that such Indemnitee believes that there is or has been a breach of a representation, warranty or covenant contained in the Reorganization Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under Section 9 of the Reorganization Agreement and describe in reasonable detail of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement (including the identity, contact person and address of any third party claimant, and copies of any formal demand or other documents given to the Indemnitee by the third party and any other documentation relating to the claim as the Indemnitee may possess or have within the Indemnitee's control) and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

        (b) Within 30 business days after receipt by the Stockholders' Agents of a Claim Notice, the Stockholders' Agents may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Stockholders' Agents: (i) agree that a whole number of Escrow Shares having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (ii) agree that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee or (iii) indicate that no part of the Claimed Amount may be released from the Escrow Account to the Indemnitee. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 30 business-day period, then the Stockholders' Agents shall be deemed to have agreed that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account.

        (c) If the Stockholders' Agents deliver a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if the Stockholders' Agents do not deliver a Response Notice in accordance with Section 3(b), the Escrow Agent shall promptly following the receipt of the Response Notice (or, if the Escrow Agent has not received a Response Notice, promptly following the expiration of the 30 business-day period referred to in Section 3(b)), deliver to such Indemnitee such Escrow Shares.

        (d) If the Stockholders' Agents deliver a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall promptly following the receipt of the Response Notice deliver to such Indemnitee Escrow Shares having a Stipulated Value equal to the Agreed Amount.

        (e) If the Stockholders' Agents deliver a Response Notice indicating that there is a Contested Amount, the Stockholders' Agents and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Stockholders' Agents shall resolve such dispute, such resolution shall be binding on all of the Stockholders and all of the Indemnitees and a settlement agreement shall be signed by the Indemnitee and the Stockholders' Agents and sent to the Escrow Agent, who shall, upon receipt thereof, if applicable, release Escrow Shares from the Escrow Account in accordance with such agreement.

        (f) If the Stockholders' Agents and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice may be submitted to by binding arbitration by either Parent or the Stockholders' Agents in Santa Clara County in the State of California in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Arbitration will be conducted by three arbitrators; one selected by Parent, one selected by the Stockholders' Agents and the third selected by the first two arbitrators. If Parent or the Stockholders' Agents fail to select an arbitrator prior to the expiration of the 30-business day period referred to in the first sentence of this Section 3(f), or if later, the date specified by the AAA as of which the arbitrators shall have been chosen, then the other shall be entitled to select the second arbitrator. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The arbitrators' decision shall relate solely to whether the Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Indemnitee is entitled to recover. The final decision of the arbitrators shall be furnished to the Stockholders' Agents, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Stockholders' Agents, the Stockholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable legal fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3(f), the non-prevailing party shall be deemed to be the Indemnitee if it is entitled to recover less than 50% of the Contested Amount; otherwise it shall be the Stockholders.

        (g) The Escrow Agent shall release Escrow Shares from the Escrow Account in connection with any Contested Amount within 5 business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Indemnitee and the Stockholders' Agents setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount.

        (h) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that as soon as practicable after the Escrow Agent shall receive (i) written instructions from Parent that Parent or the Company is repurchasing any Escrow Shares from any Stockholder in accordance with applicable repurchase rights available to Parent or the Company under a restricted stock purchase agreement with a Stockholder or otherwise and (ii) a revised version of EXHIBIT B setting new percentage interests in the Escrow Fund (or a statement that EXHIBIT B will not be changed), the Escrow Agent shall release such Escrow Shares from the Escrow Account to Parent.

        (i) If Parent is required under the terms of the Registration Rights Agreement being entered into in connection with the Merger to cause the Escrow Agent to release Escrow Shares to the Stockholders, Parent shall deliver written instructions to the Escrow Agent to so release such Escrow Shares. Promptly following the Escrow Agent's receipt of such written instructions, the Escrow Agent shall release such

                Escrow Shares to the Stockholders in accordance with the terms of such instructions.

        (j) Any Escrow Shares released from the Escrow Account to an Indemnitee (other than pursuant to Section 3(h)) shall be deemed to reduce the Escrow Shares pro rata with respect to each Stockholder in accordance with each Stockholder's percentage interest in the Escrow Fund as set forth in EXHIBIT B.

        4. RELEASE OF ESCROW SHARES. The Escrow Agent is not the stock transfer agent for the Parent Capital Stock. Accordingly, if a distribution of a number of shares of Parent Capital Stock less than all of the Escrow Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Capital Stock to the Person entitled to it when the Escrow Agent has delivered such certificates to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Parent Capital Stock shall be made to Parent or the Stockholders, as appropriate, at the addresses described in Section 11(b). Whenever a distribution is to be made to the Stockholders, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Fund set forth in EXHIBIT B as then in effect. Within five business days after the Termination Date, the Escrow Agent shall distribute or cause the stock transfer agent for the Parent Capital Stock to distribute to the Stockholders' Agents the number of Escrow Shares calculated in accordance with Section 10 and to each of the Stockholders such Stockholder's pro-rata portion of the balance of the Escrow Shares then held in escrow based on the percentage interests in the Escrow Fund set forth in EXHIBIT B as then in effect; provided, however, that notwithstanding the foregoing, if, prior to the Termination Date, any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with
Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Shares having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved.

        5. VALUATION OF ESCROW SHARES, ETC.

        (a) STIPULATED VALUE. For purposes of this Agreement, the "Stipulated Value" of each Escrow Share shall be deemed to be equal to $___________. If shares of Parent Capital Stock receivable at the Closing of the Reorganization Agreement are to be released to Parent they shall be valued at the Stipulated Value, and if securities (other than Parent Capital Stock receivable at the Closing) or other property are to be distributed to Parent, they shall be valued at their fair market value as agreed by Parent and the Stockholders' Agents, as set forth in a certificate signed by both Parent and at least one of the Stockholders' Agents and delivered to the Escrow Agent. Any failure of Parent and the Stockholders' Agents to agree shall be resolved as provided in Section 3(f) before one arbitrator chosen by the AAA.

        (b) STOCK SPLITS. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split, reverse stock split, stock dividend or similar transaction and shall have received the appropriate number of additional shares of Parent Capital Stock or other property pursuant to Section 2(c) hereof. In the event of any such stock split, reverse stock split, stock dividend or similar transaction, Parent shall deliver to the Stockholders' Agents and the Escrow Agent a revised version of EXHIBIT B setting forth the new number of Escrow Shares held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Parent Capital Stock or other property pursuant to Section 2(c), the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.

        6. FEES AND EXPENSES. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Fund in the Escrow Account, fees and expenses, in accordance with EXHIBIT C, will be payable to the Escrow Agent by Parent. In accordance with EXHIBIT C, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses, including those of its counsel, incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.

        7. LIMITATION OF ESCROW AGENT'S LIABILITY.

        (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

        (b) Parent hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

        8. TERMINATION. This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Shares released in accordance with this Agreement.

        9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent with the consent of the Stockholders' Agents (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent. If no successor escrow agent is selected, the Escrow Agent may apply to a court of competent jurisdiction for the selection of such successor escrow agent.

        10. STOCKHOLDERS' AGENTS. By virtue of their approval of principal terms of the Merger and the Reorganization Agreement, the Stockholders shall have approved the indemnification, compensation and reimbursement terms set forth in the Reorganization Agreement and the terms of this Agreement and shall have agreed to irrevocably appoint William Newell and Fred Davenport as Stockholders' Agents, to give and receive notices and communications, to authorize delivery to Parent of Parent Capital Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 3 of this Agreement and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. Each of the Stockholders' Agents shall have the authority to act on behalf of the Stockholders in his individual capacity, provided the Stockholders' Agents have consulted with each other. The Stockholders' Agents shall not be responsible for any act done or omitted thereunder as Stockholders' Agents while acting in good faith and in the exercise of reasonable judgment. The Stockholders shall jointly and severally indemnify the Stockholders' Agents and hold the Stockholders' Agents harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of the Stockholders' Agents' duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Stockholders' Agents. By virtue of their approval of the Merger and this Agreement, the Stockholders hereby agree to pay all costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agents, in connection with the acceptance and administration of the Stockholders' Agents' duties hereunder. Subject to the prior right of Parent to make claims for Damages, the Stockholders' Agents shall have the right to recover from the Escrow Fund prior to any distribution to the Stockholders, a number of Escrow Shares, calculated on the basis of the Stipulated Value, equivalent to any costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agents, in connection with the acceptance and administration of the Stockholders' Agents' duties hereunder as set forth in a certificate delivered to the Escrow Agent by the Stockholders' Agents (and approved by Parent) prior to the Termination Date. The Escrow Agent may rely on such certificate and need not inquire into or verify any information set forth therein.

        11. MISCELLANEOUS.

                (g) ATTORNEYS' FEES. If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                (h) NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) when delivered by hand, or (ii) two business days after sent by registered mail, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth in Section 10.5 of the Reorganization Agreement or to the Escrow Agent at the address set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                        State Street Bank and Trust Company of California, N.A. Corporate Trust Division
                        633 West 5th Street, 12th Floor
                        Los Angeles, CA  90071
                        Attention:  Scott C. Emmons
                        Telephone:  (213) 362-7369
                        Facsimile:  (213) 362-7357


                Notices addressed to the Escrow Agent shall be effective only upon receipt. The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person if it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.


                (i) HEADINGS. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                (j) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                (k) GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                (l) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Stockholder may assign such Stockholder's rights under this Agreement without the express prior written consent of Parent, provided, however, that upon the death of a Stockholder, such Stockholder's rights under this Agreement shall be transferred to the person(s) who receive such Stockholder's Parent Capital Stock under the laws of descent and distribution. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Stockholders; Parent; the Escrow Agent and the respective successors and assigns, if any, of the foregoing.

                (m) WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                (n) AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment duly executed and delivered by the Stockholders' Agents shall be deemed to have been duly executed and delivered by all of the Stockholders.

                (o) SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                (p) ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

                (q) WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                (r) TAX REPORTING INFORMATION AND CERTIFICATION OF TAX IDENTIFICATION NUMBERS.

                        (i) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Stockholders in accordance with their percentage interests in the Escrow Fund set forth in EXHIBIT B.

                        (ii) Parent and each of the Stockholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

                (s) CONSTRUCTION.

                        (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                        (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                (t) PARTIES TO THIS AGREEMENT. Approval of the Reorganization Agreement by the stockholders of the Company shall be deemed to be approval of this Agreement by each of the stockholders. By virtue of such approval, the stockholders of the Company have agreed that such approval shall cause this Agreement to be the valid and binding obligation of such stockholder. Moreover, by entering into certain Stockholder Representation Letters in favor of Parent and Merger Sub, the stockholders of the Company have affirmed their agreement to be bound by the terms and conditions of this Agreement as though they were parties hereto.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       DNA SCIENCES, INC.


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------
                                       Print Name:
                                                  ------------------------------

                                       STOCKHOLDERS' AGENTS:


                                       -----------------------------------------
                                       William Newell


                                       -----------------------------------------
                                       Fred Davenport


                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A.


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------
                                       Print Name:
                                                  ------------------------------

                                    EXHIBIT A
                                  STOCKHOLDERS


PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

AXYS PHARMACEUTICALS, INC.

                                    EXHIBIT B


                                                                Stockholder's percentage interest in the
Name and Address of Stockholder             Number of Shares    Escrow Fund
-------------------------------             ----------------    ----------------------------------------
Pharmaceutical Product Development, Inc.    221,782             50%
Axys Pharmaceuticals, Inc.                  221,782             50%

                                    EXHIBIT C
                            ESCROW FEES AND EXPENSES

                       STATE STREET BANK AND TRUST COMPANY
                               OF CALIFORNIA, N.A.
                      Schedule of Fees for Escrow Services

ACCEPTANCE FEE:                                                                                          $750.00

         This one-time charge, payable at closing, includes acceptance and assumption of responsibility and duties as Escrow Agent; review and comment on the form of agreement; and establishment of account(s) in accordance with governing document.

LEGAL COUNSEL:                                                                                           AT COST

         State Street will engage the firm of Shipman & Goodwin, Daniel P. Brown, Esq.
         to review and comment on the form of agreement.

ESCROW AGENT FEE:                                                                                      $3,500.00

         Payable at funding and annually thereafter, if applicable.
         Compensates State Street for administrative services in accordance with the Escrow Agreement.

         ADDITIONAL FEES, IF APPLICABLE:
         PRO-RATA PERCENTAGE: Should the Escrow Agreement require pro-rata distribution of principal cash or investment income to the beneficiaries, STATE STREET WILL ASSESS an additional $100, for each beneficiary pro-rata distribution, which may be offset at State
         Street's discretion against each distribution.

         DIRECTED SALE: State Street will charge $500.00, plus broker commission, for each Directed Sale. The fee will be paid from the proceeds of such sale.

CLAIMS   (if applicable):

         Uncontested                                                                                     $500.00
         Contested                                                                                BILLED AT COST

WIRE TRANSFER FEE (This fee will be deducted from wire amount, if applicable)

         International                                                                                    $40.00
         Domestic                                                                                         $20.00

INVESTMENT FEE:                                                                                           $65.00

         Per security purchased (i.e. Treasuries, Agencies, etc.)

INVESTMENT IN STATE STREET INVESTMENT VEHICLES:                                          40 BASIS POINTS (.0040)

         (Calculated on the Average Daily Net Assets)

INVESTMENT VEHICLES:

         SSgA Prime Money Market Fund
         SSgA US Treasury Money Market Fund
         SSgA Tax Free Money Market Fund

OUT-OF-POCKET EXPENSE:                                                                                   AT COST

The transaction underlying this proposal, and all related documentation, is subject to review and acceptance by State Street in accordance with its policies and procedures. Should the actual transaction materially differ from the assumptions used herein, State Street reserves the right to modify this proposal. In the event that the subject transaction fails to close for reasons beyond the control of State Street, the party requesting these services agrees to pay State Street's acceptance fees, legal fees and out-of-pocket expenses. This proposal is a confidential document and should not be duplicated and/or distributed.


Dated:   December ____, 2000                                     Page One of One

                                    EXHIBIT D
                                     FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   PPGX, INC.

   (Pursuant to Sections 242 and 245 of the Delaware General Corporation Law)


        1. The original name of this corporation is PPGx, Inc., and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is January 25, 1999.

        2. The Certificate of Incorporation of the corporation is hereby amended and restated to read as follows:

                                       I.

        The name of this corporation is PPGx, Inc.

                                       II.

        The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, #400 in the City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                                      III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                       IV.

        This corporation is authorized to issue only one class of stock to be designated "Common Stock." The total number of shares of Common Stock which the corporation is presently authorized to issue is One Thousand (1,000) shares, each having a par value of one tenth of one cent ($0.001).

                                       V.

        - The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

        -    ELECTION OF DIRECTORS

             1. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director's death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

             2. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the California General Corporation Law (" CGCL"). During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (a) the names of such candidate or candidates have been placed in nomination prior to the voting and (b) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

        -    REMOVAL

             3. During such time or times that the corporation is subject to
Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

             4. At any time or times that the corporation is not subject to
Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section C.1 above shall not apply and the Board of Directors or any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote at an election of directors or
(b) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors.

        - The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

                                       VI.

        A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the corporation is subject to
                Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

        - Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been subscribed as of this 22nd day of December, 2000 by the undersigned who affirms that the statements made herein are true and correct.



                                      PPGX, INC.

                                      BY:
                                          -----------------------------------
                                      Name:  Joshua Baker
                                      Title: President and Chief Executive
                                             Officer

                                    EXHIBIT E

                                     FORM OF
                            OFFICERS' TAX CERTIFICATE

                               DNA Sciences, Inc.
                               2375 Garcia Avenue
                             Mountain View, CA 94043

                               December ___, 2000


Cooley Godward LLP                                     Heller, Ehrman, White &
1 Maritime Plaza                                       McAuliffe LLP
San Francisco, CA  94111-3580                          4250 Executive Square
                                                       7th Floor
                                                       La Jolla, CA 92037


        Re: Merger pursuant to the Agreement and Plan of Merger and Reorganization (the "Agreement"), dated as of December 17, 2000, among DNA Sciences, Inc., a Delaware corporation ("Parent"), PIPO Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and PPGx, Inc., a Delaware corporation ("Company").

Ladies and Gentlemen:

        This letter is supplied to you in connection with your rendering of opinions regarding certain United States federal income tax consequences of the merger of Merger Sub with and into Company with Company surviving the merger (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement including exhibits and schedules attached thereto.

        A. Representations. After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

        1. Pursuant to the Merger, Merger Sub will merge with and into Company, and Company will thereby acquire all of the assets and liabilities of Merger Sub. The assets transferred to Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger will continue to be held by Company immediately after the Merger. For the purpose of determining the percentage of Company's and Merger Sub's net and gross assets held by Company immediately following the Merger, the following assets will be treated as property held by Merger Sub or Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by Company or Merger Sub (other than assets transferred from Merger Sub to Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")); (ii) assets used by Company or Merger Sub to pay or retire outstanding indebtedness of Company other than repayments in the ordinary course of business; (iii) assets used by Company or Merger Sub to pay stockholders in lieu of fractional shares of Parent Capital Stock or stockholders perfecting dissenters' rights or to pay other expenses or liabilities incurred in connection with the Merger and (iv) assets used to make distribution, redemption or other payments in respect of stock of Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

        2. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

        3. Prior to the Merger, Parent will be in "Control" of Merger Sub. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

        4. In the Merger, shares of stock of Company representing "Control" of Company will be exchanged solely for voting stock of Parent. For purposes of this paragraph, shares of stock of Company exchanged in the Merger for cash and other property (including, without limitation, cash paid by Parent or Merger Sub to stockholders of Company in lieu of fractional shares of Parent Capital Stock or to stockholders of Company perfecting dissenters' rights) will be treated as shares of stock of Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent;

        5. The Parent Capital Stock and the Parent Series D Preferred Stock constitute voting stock. For purposes of this paragraph 5, stock shall not be considered voting stock unless the voting rights associated with the stock are equal to the voting rights of all other classes of stock with respect to the election of directors;

        6. Merger Sub was formed solely for the purposes of effecting the Merger and has conducted no business or other activities except in connection with the Merger;

        7. Parent has no plan or intention to cause Company to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing "Control" of Company;

        8. None of Parent or any related person of Parent (as such term is defined in Treas. Reg. Section 1.368-1(e)(3)) or to Parent's knowledge, Company or any related person of the Company has any plan or intention to reacquire any of the stock issued in the Merger. For purposes of this representation, repurchases in the ordinary course of business of unvested shares, if any, acquired from terminating employees of Parent or Company will be disregarded;

        9. Except for transfers described in both Section 368(a)(2)(C) of the Code and the Treasury Regulations promulgated thereunder, Parent has no plan or intention to: (a) liquidate Company; (b) except for the Merger, merge Company with or into another corporation including Parent or its affiliates; (c) sell, distribute or otherwise dispose of stock of Company, or cause Company to sell or otherwise dispose of stock of Company; or (d) cause Company to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or payment of expenses incurred by Company pursuant to the Merger including payments with respect to fractional shares, if any;

        10. In the Merger, no liabilities of any person will be assumed by Parent or Company nor will any person transfer any assets subject to liabilities to Parent or Company;

        11. Parent will cause Company to either continue the historic business of Company or use a significant portion of its historic business assets in a business consistent with the provisions of Treas. Reg. Section 1.368-1(d);

        12. During the past five (5) years, none of the outstanding shares of capital stock of Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or, to Parent's knowledge, affiliates of Parent;

        13. Neither Parent nor Merger Sub is, nor will be at the Effective Time of the Merger, an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

        14. Following the Merger, Parent will comply with the record-keeping and information filing requirements of Treas. Reg. Section 1.368-3;

        15. No stockholder of Company is acting as agent for Parent in connection with the Merger or the approval thereof; Parent will not reimburse any stockholder of Company for any stock of Company such stockholder may have purchased or for other obligations such stockholder may have incurred;

        16. At least eighty percent (80%) of the value of the Company stockholders' proprietary interests in Company will be preserved as a proprietary interest in Parent received in exchange for Company Capital Stock. For purposes of this representation, proprietary interests will not be preserved to the extent that, in connection with the Merger; (i) a redemption or acquisition of stock of Company is made by Company or a person related to Company with money or other property provided directly or indirectly by Parent;
(ii) Parent or a person related to Parent acquires stock of Company for consideration other than Parent stock; or (iii) Parent redeems, or a person related to Parent acquires, the stock issued in the Merger. Any reference to Parent or Company includes a reference to any successor or predecessor of such corporation, except that Company is not treated as a predecessor of Parent. A corporation will be treated as related to another corporation if they are both members of the same affiliated group within the meaning of Section 1504 of the Code (without regard to the exceptions in Section 1504(b)) or they are related as described in Section 304(a)(2) of the Code (disregarding Treas. Reg. Section 1.1502-80(b)), in either case whether such relationship exists immediately before or immediately after the acquisition. Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used herein, the term "partnership" shall have the same meaning given to it in Section 7701(a)(2) of the Code;

        17. Except with respect to payments of cash to stockholders of Company in lieu of fractional shares of Parent Capital Stock and to stockholders of Company perfecting dissenters' rights, one hundred percent (100%) of the stock of Company outstanding immediately prior to the Merger will be exchanged solely for Parent Capital Stock;

        18. The total fair market value of all consideration other than Parent Capital Stock received by stockholders of Company in the Merger (including, without limitation, cash paid to stockholders of Company in lieu of fractional shares and to stockholders of Company perfecting dissenters' rights) will be less than twenty percent (10%) of the aggregate fair market value of stock of Company outstanding immediately prior to the Merger;

        19. The fair market value of the Parent Capital Stock received by each stockholder of Company will be approximately equal to the fair market value of the stock of Company surrendered in exchange therefor, and the consideration received by stockholders of Company pursuant to Section 1.5(a) of the Agreement will be approximately equal to the fair market value of all of the outstanding shares of stock of Company immediately prior to the Merger;

        20. Except as provided in Section 10.3 of the Agreement, each of Merger Sub, Parent and Company and each stockholder of Company will each pay separately his, her or its own expenses relating to the Merger;

        21. There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company, and Parent will assume no liabilities of Company or any stockholder of Company in connection with the Merger;

        22. The terms of the Agreement and the agreements related thereto are the product of arm's length negotiations;

        23. None of the compensation received by any stockholder-employee or stockholder-independent contractor of Company will be separate consideration for, or allocable to, any of their shares of stock of Company; none of the shares of Parent Capital Stock received by any stockholder-employee or stockholder-independent contractor of Company will be separate consideration for, or allocable to, any employment agreement or other service agreement or any covenants not to compete or any release; and the compensation paid to any stockholder-employee or stockholder-independent contractor of Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

        24. The payment of cash in lieu of fractional shares of Parent Capital Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Company stockholders instead of issuing fractional shares of Parent Capital Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to Company stockholders in exchange for their shares of Company Capital Stock. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent Capital Stock;

        25. The Merger will be consummated in accordance with the Agreement without waiver or modification by any party of any material provision thereof;

        26. Company will pay its stockholders holding Dissenting Shares the value of such shares out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Parent or Merger Sub, nor will Parent or Merger Sub directly or indirectly reimburse Company for any payments to holders of Dissenting Shares;

        27. The escrow agreement required pursuant to Section 1.8 of the Agreement is being established for good and valid business purposes;

        28. The Parent Capital Stock held in escrow will appear as issued and outstanding on the balance sheet of Parent and will be released within five years from the date of the Merger (unless there is a bona fide dispute as to whom the stock should be released);

        29. All taxable dividends (other than stock dividends), if any, paid on the Parent Capital Stock held in escrow will be distributed currently to the Company stockholders that exchange their Company stock therefor;

        30. All voting rights of the Parent Capital Stock held in escrow will be exercisable by or on behalf of the Company stockholders that exchange their Company stock therefor; and

        31. Parent and Merger Sub are authorized to make all of the representations set forth herein.

B. Reliance by You in Rendering Opinions; Limitations on Your Opinions

        1. The undersigned recognize that (i) your opinions will be based on, among other things, the representations set forth herein and on the statements contained in the Agreement and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

        2. The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

        3. If any of the certifications and representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, Parent shall deliver to both of you a written statement to that effect.

                                      Very truly yours,


                                      DNA Sciences, Inc.,
                                      a Delaware corporation


                                      By:
                                          -----------------------------------
                                          Hugh Y. Rienhoff, Jr.

                                          Chairman of the Board and Chief
                                          Executive Officer


                                      PIPO Acquisition Corp.,
                                      a Delaware corporation

                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------

                                    EXHIBIT F

                                     FORM OF
                            NONCOMPETITION AGREEMENT

        THIS NONCOMPETITION AGREEMENT is being executed and delivered as of December __, 2000 by AXYS PHARMACEUTICALS, INC, a Delaware corporation ("Stockholder") in favor of, and for the benefit of: DNA SCIENCES, INC., a Delaware corporation ("Parent"); PIPO ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and PPGX, INC., a Delaware corporation (the "Company"); and the other "Indemnitees" (as hereinafter defined). Certain capitalized terms used in this Noncompetition Agreement are defined in Section 19.

                                    RECITALS

        A. As a stockholder of the Company, Stockholder has obtained extensive and valuable knowledge and confidential information concerning the businesses of the Company and its subsidiaries. (The Company and its subsidiaries are referred to collectively herein as the "Acquired Companies.")

        B. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of December ___, 2000, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the "Merger"). Upon consummation of the Merger and contemporaneously with the execution and delivery of this Noncompetition Agreement, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Parent.

        C. In connection with and as a condition to the Merger, and to enable Parent to secure more fully the benefits of the Merger, Parent has required that Stockholder enter into this Noncompetition Agreement; and Stockholder is entering into this Noncompetition Agreement in order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement.

        D. Parent, the Acquired Companies and Stockholder have conducted and are conducting their respective businesses on a worldwide basis.

                                    AGREEMENT

        In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other good and valuable consideration, Stockholder agrees as follows:

        12. RESTRICTION ON COMPETITION. Stockholder agrees that, during the Noncompetition Period, Stockholder shall not, and shall not permit any of its Affiliates to:

             (a) engage directly in Competition in any Restricted Territory; or

             (b) become an stockholder, owner, co-owner, Affiliate, or promoter, for or to, or otherwise acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly in Competition in any Restricted Territory;

        provided, however, that Stockholder may, without violating this Section 1, own, as a passive investment, shares of capital stock or comparable ownership interest in a Person that engages in Competition if (i) the capital stock or comparable ownership interest that is owned beneficially by Stockholder and Stockholder's Affiliates collectively represent less than five percent of the total number of shares of such Person's capital stock or comparable equity outstanding, or (ii) Stockholder and Parent mutually agree in writing that a Competing Product or Competing Service is not included under this Section 1(b).

        13. NO SOLICITATION OF EMPLOYEES. Stockholder agrees that, during the Noncompetition Period, Stockholder shall not, and shall not permit any of its Affiliates to: directly encourage, induce, attempt to induce, solicit or attempt to solicit (on Stockholder's own behalf or on behalf of any other Person) any Specified Employee to leave his or her employment with Parent, any of the Acquired Companies or any of Parent's other subsidiaries. (For purposes of this Section 2, "Specified Employee" shall mean any individual who (i) is or was an employee of any of the Acquired Companies on the date of this Noncompetition Agreement or during the 180-day period ending on the date of this Noncompetition Agreement, and (ii) remains or becomes an employee of Parent, any of the Acquired Companies or any of Parent's other subsidiaries on the date of this Noncompetition Agreement or at any time during the Noncompetition Period.)

        14. CONFIDENTIALITY. Stockholder agrees that it shall hold all Confidential Information in confidence and shall not for a ten (10) year period commencing on the date of this Noncompetition Agreement: (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than Parent or the Company); (b) use any Confidential Information for any purpose; or (c) use any Confidential Information for the benefit of any Person (other than Parent or the Company).

        15. REPRESENTATIONS AND WARRANTIES. Stockholder represents and warrants, to and for the benefit of the Indemnitees, that: (a) it has full power and capacity to execute and deliver, and to perform all of its obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which Stockholder or any of its Affiliates is or may be bound, or

(ii) any law, rule or regulation. Stockholder's representations and warranties shall survive the expiration of the Noncompetition Period for an unlimited period of time.

        16. SPECIFIC PERFORMANCE. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Noncompetition Agreement, each of Parent, the Company and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to them, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and Stockholder irrevocably waives any right it may have to require any Indemnitee to obtain, furnish or post any such bond or similarly instrument.

        17. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, Stockholder shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge or expense (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time (whether during or after the Noncompetition Period), and that arises out of or by virtue of, or relates to,
(a) any material inaccuracy in or material breach of any representation or warranty contained in this Noncompetition Agreement, or (b) any failure on the part of Stockholder to observe, perform or abide in all material respects by, or any other material breach of, any restriction, covenant, obligation or other provision contained in this Noncompetition Agreement.

        18. NON-EXCLUSIVITY. The rights and remedies of Parent, the Company and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

        19. SEVERABILITY. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

        20. GOVERNING LAW.

This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

        21. WAIVER. No failure on the part of Parent, the Company or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of Parent, the Company or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        22. SUCCESSORS AND ASSIGNS. None of Parent, the Company and the other Indemnitees may assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any Person without first obtaining the consent or approval of Stockholder. This Noncompetition Agreement shall be binding upon Stockholder and its successors and assigns, and shall inure to the benefit of Parent, the Company and the other Indemnitees.

        23. FURTHER ASSURANCES. Stockholder shall (at Stockholder's sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at Stockholder's sole expense) take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period) for the purpose of carrying out or evidencing any of the provisions of this Noncompetition Agreement.

        24. ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        25. CAPTIONS. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

        26. CONSTRUCTION. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

        27. SURVIVAL OF OBLIGATIONS. Except as specifically provided herein, the obligations of Stockholder under this Noncompetition Agreement (including its obligations under Sections 3, 6 and 12) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve Stockholder of any obligation or liability arising from any prior breach by Stockholder of any provision of this Noncompetition Agreement.

        28. AMENDMENT. This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Stockholder, Parent (or any successor to Parent) and the Company (or any successor to the Company).

        29. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at their respective addresses set forth below (or at such other address for a party as shall be specified by like notice:

IF TO STOCKHOLDER:                      IF TO COMPANY:

-----------------------------------     -----------------------------------

-----------------------------------     -----------------------------------


        30. DEFINED TERMS. For purposes of this Noncompetition Agreement:

        (a) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. Notwithstanding the foregoing, Affiliate does not include any Person, or Affiliates of that Person, who acquires control of Stockholder in a Change of Control.

        (b) "Change of Control" means (i) a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), provided that such a Change in Control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Stockholder representing fifty percent (50%) or more of the combined voting power of Stockholder's then outstanding securities; (ii) a sale of substantially all of the assets of Stockholder; or (iii) a liquidation of Stockholder.

        (c) "Competing Product" means any existing Pharmacogenomics or Genetic-Based Clinical Diagnostics product developed or licensed prior to the Commencement of the Noncompetition Period by any of the Acquired Corporations and that any of the Acquired Corporations makes available for sale or licensing during the Noncompetition Period that is comprised of either: (i) one or more software programs, including those containing algorithms that organize genetic information to identify and correlate polymorphisms with candidate genes, associated documentation for such software, information and information systems, sequence information, sample collection information and methods, including Enhancements; or (ii) equipment, devices or systems, including such equipment or devices that perform Pharmacogenomic or Genetic-Based Clinical Diagnostic assays or methods.

        (d) "Competing Service" means any existing services that use any Competing Product, such services including contract, consulting, research and development, laboratory, and technical and maintenance support services.

        (e)         A Person shall be deemed to be engaged in "Competition" if:
                (a) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly in research and development, laboratory, or technical and maintenance support services of any Competing Product; or (b) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly in providing, performing or offering any Competing Service; provided, however, neither a Person, nor its subsidiaries or other Affiliates shall be deemed to be engaged directly in Competition if the activities which would otherwise be considered to be Competition are part of such Person's internal or collaborative drug discovery and development activities or agreements directed towards the development and/or commercialization of therapeutic and/or other pharmaceutical products.

        (f) "Confidential Information" means any and all non-public information relating to the business, operations, financial affairs, performance, assets, technology, processes, products (including Competing Products or Competing Services), contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of Parent, any of the Acquired Companies or any of Parent's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include: (i) information of the Company that was already publicly known and in the public domain prior to the time of its initial disclosure to Stockholder; (ii) information that is later made known to the public through no default by Stockholder of its obligations under this Agreement; (iii) information that is rightfully received by Stockholder from a third party having no obligation of confidentiality to the Company; (iv) has been approved for release to the general public by written authorization of the Company; (v) information that is disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against such public disclosure, or disclosure is required by law; (vi) information which was already known to Stockholder at the time it was first disclosed to Stockholder by Parent, any of the Acquired Companies or any of Parent's other subsidiaries but shall include information known to Stockholder solely because of its ownership interest in with the Acquired Companies; or (vii) information which is or becomes available to Stockholder pursuant to that Technology Transfer and License Agreement dated February 1, 1999 between Stockholder and the Company, as amended.

        (g) "Enhancements" are changes, alterations, improvements or upgrades to the Competing Services or Competing Products, as applicable, including but not limited to new products or services that (i) support new releases of operating systems and devices, (ii) correct errors or defects, (iii) provide substantial additional value, or (iv) serve as alternative solutions or substitutions for the existing Competing Services or Competing Products, as applicable.

        (h) "Genetic-Based Clinical Diagnostics" means compositions, assays and methods to diagnose the presence of, susceptibility to or course of treatment for a disease by identifying the presence or absence of one or more nucleotide polymorphisms in a gene from a specimen. Such diagnostic products and services may include products and services to be used by healthcare professionals and products and services to be used directly by consumers without the intervention of healthcare professionals.

        (i)         "Indemnitees" shall include: (i) Parent; (ii) Merger Sub,
                (iii) the Company; (iv) each Person who is or becomes an Affiliate of Parent or the Company; and (iv) the successors and assigns of each of the Persons referred to in clauses "(i)", "(ii)", "(iii)" and (iv) of this sentence.

        (j) "Noncompetition Period" shall mean the period commencing on the date of this Noncompetition Agreement and ending on the second anniversary of the date of this Noncompetition Agreement.

        (k) "Person" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

        (l) "Pharmacogenomics" means compositions, assays and methods useful for predicting the safety, toxicity and/or efficacy of drugs for humans as part of a drug discovery and development program or as part of an individual's diagnosis and treatment regimen but excluding predicting modes of function of a therapeutic.

        (m) "Restricted Territory" means each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California), each State, territory or possession of the United States of America and each country, region or similar political subdivision of the world.

        IN WITNESS WHEREOF, Stockholder has duly executed and delivered this Noncompetition Agreement as of the date first above written.



                                      AXYS PHARMACEUTICALS,  INC.


                                      ------------------------------------------

                                      By:
                                         ---------------------------------------

                                      ADDRESS:

                                    EXHIBIT G

                         PERSON TO EXECUTE OFFER LETTER

Josh Baker, Ph.D.

                                    EXHIBIT H

                              FORM OF OFFER LETTER


December 11, 2000



Joshua S. Baker Ph. D.
3500 Paramount Parkway
Morrisville, NC 27560



Dear Joshua:

This letter is a formal offer, subject to the review and approval of the Compensation Committee of the Board of Directors of DNA Sciences, Inc., setting forth the principal terms for you to join DNA Sciences, Inc. (the "Company"), a Delaware corporation, currently located in Mountain View, California, effective with the acquisition of PPGx by DNA Sciences, Inc.


Position:                Chief Executive Officer, PPGX


Reporting to:            Chief Business Officer, DNA Sciences, Inc.

Annual Salary:           $225,000.00

Start Date:              January 2, 2001

Performance
Bonus: You will be eligible for a year end bonus assuming your Performance meets position expectations and the Company elects to issue bonuses.

Equity: Subject to the approval of the Company's Compensation Committee, you will be granted an incentive stock option to purchase one hundred thousand (100,000) shares of the Company's Common Stock (the "Option") at the first meeting of the Compensation Committee following your employment start date. The per share exercise price of the Option will be the current fair market value of the Company's Common Stock as determined by the Board of Directors on the date of grant of the Option.

                         The shares of Common Stock subject to your Option will vest according to the following schedule: 20% will vest on the first anniversary of your employment start date; the remainder of the shares will vest monthly thereafter over the following four (4) year period at a rate of 1,666.70 shares per month, in each case assuming your continued employment with the Company.

        The specific terms and conditions of the Option will be set forth in an agreement between you and the Company and shall be pursuant to the terms of the Company's 2000 Equity Incentive Plan.


Benefits:                You will be entitled to receive standard medical,
                         dental and optical insurance benefits for yourself and your dependants in accordance with company policy.

401(k) Plan:             You may contribute up to 15% of your earnings or
                         $10,500, whichever is less, to the DNA Sciences, Inc.'s
                         401(k) Century Plan. At this time DNA Sciences, Inc.
                         will make no contribution.

Vacation Leave:          The Company provides 15 days of Paid Vacation Leave
                         (PVL) for your first year of service with the organization. Vacation leave accrues at a rate of 1.25 days per month (10 hours). At each subsequent anniversary of your employment, an additional day will be added to the accrual rate, up to a maximum accrual of 25 days.

Sick Leave:              The Company provides 6 sick days of leave. Sick leave
                         is accrued at a rate of .5 days per month (4 hours).


                                  EMPLOYMENT AT

Will: Your employment will be at will, which means it may be terminated at any time by you or the Company with or without cause.

As a condition of your employment, you will be required to sign a copy of our Employee Proprietary Information Agreement when you begin your employment. In order to conform with the Immigration and Reform Control Act of 1986, you will be required to provide sufficient documentation to show proof of employment eligibility in the United States.

        It is the Company's policy to respect fully the rights of your previous employers in their proprietary or confidential information. No employee is expected to disclose, or is allowed to use for the Company's purposes, any confidential or proprietary information he or she may have acquired as a result of previous employment.

        Once signed by you, this letter, together with your Proprietary Information and Inventions Agreement and your _________________, forms the complete and exclusive statement of your employment with the Company. It supersedes any other agreements or promises made to you by anyone, whether oral or written, and it can only be modified in a written agreement signed by you and by an officer of the Company.

        This letter agreement shall be governed by and construed under the law of the State of North Carolina.


I am pleased to extend this offer to you and look forward to your acceptance. Please sign and return the enclosed copy of this offer letter as soon as possible to indicate your agreement with the terms of this offer. This offer will lapse if not signed and returned by fax to (650) 934-9376 within one (1) week of the date of this offer letter.

I believe you will be able to make an immediate contribution to DNA Sciences' effort, and I think you will enjoy working in this innovative, fast-paced company. One of the keys to our success is good people; we hope you accept our offer to be one of those people.


Sincerely



Steven B. Lehrer
Chief Business Officer


I accept the terms of employment as described in this offer letter dated _____________ and will start my employment on ____________________.
I confirm that by my start date at DNA Sciences, I will be under no contract or agreement with any other entity which would in any way restrict my ability to work at DNA Sciences or perform the functions of my job for DNA Sciences, including, but not limited to, any employment agreement and/or non-compete agreement.

_____________________________  Date_____________________

                                    EXHIBIT I

                                     FORM OF
                                     RELEASE

        This Release ("Release") is made and entered into by Axys
Pharmaceuticals, Inc., a Delaware corporation ("Releasor").

1. This Release is for the benefit of DNA Sciences, Inc., a Delaware corporation ("DNAS"), and PPGx, Inc., a Delaware corporation ("PPGx"), each of the direct and indirect subsidiaries of DNAS and PPGx, each other affiliate of DNAS and PPGx and all successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in this paragraph (all hereinafter "Releasees"), wherever the context requires or admits.

2. For good and valuable consideration, the receipt of which is hereby acknowledged, Releasor, for and on behalf of itself and each of its direct and indirect subsidiaries, hereby releases and discharges Releasees from and against any and all past, present and future disputes, claims, rights, demands, actions, obligations, liabilities and causes of action, whether asserted or unasserted, of any and every kind, nature and character whatsoever, known or unknown, which Releasor may now have, or have ever had against Releasees; provided, however, claims arising under the following are not included in the scope of this Release:

a) any claims which Releasor may have against DNAS or any of its affiliates, officers, directors, employees, agents, subsidiaries or related entities for actions arising prior to the date hereof;

b) claims arising from the performance of either PPGx, DNAS and/or PIPO Acquisition Corp., a Delaware corporation ("PIPO"), under the following agreements: (i) the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and between DNAS, PPGx and PIPO, dated December ___, 2000, and the transactions contemplated thereunder and the performance of the obligations provided therein; (ii) that certain Software License Agreement, by and between the Releasor and Axys Pharmaceuticals, Inc., dated as of January 31, 1999, assigned and assumed by PPGx under the Assignment and Assumption of License Agreement, between PPGx and Releasor, dated as of February 1, 1999, in respect of PPGx's performance of its obligations thereunder from and after the date hereof; (iii) that certain Technology Transfer Agreement, by and between PPGx and Releasor, dated as of February 1, 1999, in respect of PPGx's performance of its obligations thereunder from and after the date hereof; (iv) that certain Distributor Agreement, by and between PPGx and PPD Pharmaco, Inc., a Texas corporation and a wholly owned subsidiary of Releasor, dated as of February 1, 1999, as amended, in respect of PPGx's performance of its obligations thereunder from and after the date hereof; and (v) that certain Services Agreement, between PPGx and Releasor, dated as of February 1, 1999, as amended, in respect of PPGx's performance of its obligations thereunder from and after the date hereof; and

c) claims relating to nonpayment of monetary obligations under the Investor Rights Agreement by and between PPGx, Releasor and Axys Pharmaceuticals, Inc., dated as of February 1, 1999.

       3. THE RELEASOR AGREES THAT IT WILL NOT, ON BEHALF OF ITSELF, OR IN
        COOPERATION OF PARTICIPATION WITH ANY OTHER PERSON, FIRM, ENTITY,
      CORPORATION, INSTITUTE, OR GOVERNMENT AGENCY, FILE, REFILE, OR IN ANY
        MANNER PARTICIPATE IN OR PROSECUTE ANY CLAIM, CHARGE, GRIEVANCE,
      COMPLAINT, OR ACTION OF ANY SORT AGAINST RELEASEES BEFORE ANY LOCAL,
       STATE OR FEDERAL COURT, ARBITRATOR, ADMINISTRATIVE AGENCY, BOARD OR
      TRIBUNAL CONCERNING ANY MATTER WHICH WAS OR COULD HAVE BEEN RAISED IN
     CONNECTION WITH ANY MATTER RELEASED IN PARAGRAPH 2 ABOVE, UNLESS IT IS
                            REQUIRED TO DO SO BY LAW.

     4. IF ANY SUIT IS BROUGHT RELATING TO THIS RELEASE OR ANY BREACH OF IT BY RELEASOR, THE PREVAILING PARTY IN SUCH SUIT SHALL BE ENTITLED TO
        REIMBURSEMENT FOR REASONABLE COSTS, EXPENSES, AND ATTORNEYS' FEES INCURRED BY IT IN SUCH SUIT, AND ITS OTHER LEGAL AND EQUITABLE REMEDIES.


      5. THE RELEASOR (a) REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT IT HAS
      BEEN FULLY ADVISED BY ITS ATTORNEY OF THE CONTENTS OF SECTION 1542 OF
       THE CIVIL CODE OF THE STATE OF CALIFORNIA, AND (b) HEREBY EXPRESSLY
        WAIVES THE BENEFITS THEREOF AND ANY RIGHTS THE RELEASOR MAY HAVE
      THEREUNDER. SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA
                              PROVIDES AS FOLLOWS:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

    The Releasor also hereby waives the benefits of, and any rights the Releasor may have under, any statute or common-law principle of similar effect in any jurisdiction.

6. This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

7. The releases provided herein are subject to the consummation of the merger of PPGx and PIPO as provided for in the Merger Agreement.





Dated:  December __, 2000                AXYS PHARMACEUTICALS, INC.



                                         ---------------------------------------

                                   EXHIBIT I-1

                                     FORM OF
                                     RELEASE

        This Release ("Release") is made and entered into by Pharmaceutical Product Development, Inc., a North Carolina corporation ("Releasor").

8. This Release is for the benefit of DNA Sciences, Inc., a Delaware corporation ("DNAS"), and PPGx, Inc., a Delaware corporation ("PPGx"), each of the direct and indirect subsidiaries of DNAS and PPGx, each other affiliate of DNAS and PPGx and all successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in this paragraph (all hereinafter "Releasees"), wherever the context requires or admits.

9. For good and valuable consideration, the receipt of which is hereby acknowledged, Releasor, for and on behalf of itself and each of its direct and indirect subsidiaries, hereby releases and discharges Releasees from and against any and all past, present and future disputes, claims, rights, demands, actions, obligations, liabilities and causes of action, whether asserted or unasserted, of any and every kind, nature and character whatsoever, known or unknown, which Releasor may now have, or have ever had against Releasees; provided, however, claims arising under the following are not included in the scope of this Release:

d) any claims which Releasor may have against DNAS or any of its affiliates, officers, directors, employees, agents, subsidiaries or related entities for actions arising prior to the date hereof;

e) claims arising from the performance of either PPGx, DNAS and/or PIPO Acquisition Corp., a Delaware corporation ("PIPO"), under the following agreements: (i) the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and between DNAS, PPGx and PIPO, dated December ___, 2000, and the transactions contemplated thereunder and the performance of the obligations provided therein; (ii) that certain Software License Agreement, by and between the Releasor and Axys Pharmaceuticals, Inc., dated as of January 31, 1999, assigned and assumed by PPGx under the Assignment and Assumption of License Agreement, between PPGx and Releasor, dated as of February 1, 1999, in respect of PPGx's performance of its obligations thereunder from and after the date hereof; (iii) that certain Technology Transfer Agreement, by and between PPGx and Releasor, dated as of February 1, 1999, in respect of PPGx's performance of its obligations thereunder from and after the date hereof; (iv) that certain Distributor Agreement, by and between PPGx and PPD Pharmaco, Inc., a Texas corporation and a wholly owned subsidiary of Releasor, dated as of February 1, 1999, as amended, in respect of PPGx's performance of its obligations thereunder from and after the date hereof; and (v) that certain Services Agreement, between PPGx and Releasor, dated as of February 1, 1999, as amended, in respect of PPGx's performance of its obligations thereunder from and after the date hereof; and

f) claims relating to nonpayment of monetary obligations under the Investor Rights Agreement by and between PPGx, Releasor and Axys Pharmaceuticals, Inc., dated as of February 1, 1999.

      10. THE RELEASOR AGREES THAT IT WILL NOT, ON BEHALF OF ITSELF, OR IN
        COOPERATION OF PARTICIPATION WITH ANY OTHER PERSON, FIRM, ENTITY,
      CORPORATION, INSTITUTE, OR GOVERNMENT AGENCY, FILE, REFILE, OR IN ANY
        MANNER PARTICIPATE IN OR PROSECUTE ANY CLAIM, CHARGE, GRIEVANCE,
      COMPLAINT, OR ACTION OF ANY SORT AGAINST RELEASEES BEFORE ANY LOCAL,
       STATE OR FEDERAL COURT, ARBITRATOR, ADMINISTRATIVE AGENCY, BOARD OR
      TRIBUNAL CONCERNING ANY MATTER WHICH WAS OR COULD HAVE BEEN RAISED IN
     CONNECTION WITH ANY MATTER RELEASED IN PARAGRAPH 2 ABOVE, UNLESS IT IS
                            REQUIRED TO DO SO BY LAW.

     11. IF ANY SUIT IS BROUGHT RELATING TO THIS RELEASE OR ANY BREACH OF IT BY RELEASOR, THE PREVAILING PARTY IN SUCH SUIT SHALL BE ENTITLED TO
        REIMBURSEMENT FOR REASONABLE COSTS, EXPENSES, AND ATTORNEYS' FEES INCURRED BY IT IN SUCH SUIT, AND ITS OTHER LEGAL AND EQUITABLE REMEDIES.

     12. THE RELEASOR (a) REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT IT HAS
      BEEN FULLY ADVISED BY ITS ATTORNEY OF THE CONTENTS OF SECTION 1542 OF
       THE CIVIL CODE OF THE STATE OF CALIFORNIA, AND (b) HEREBY EXPRESSLY
        WAIVES THE BENEFITS THEREOF AND ANY RIGHTS THE RELEASOR MAY HAVE
      THEREUNDER. SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA
                              PROVIDES AS FOLLOWS:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

    The Releasor also hereby waives the benefits of, and any rights the Releasor may have under, any statute or common-law principle of similar effect in any jurisdiction.

13. This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

14. The releases provided herein are subject to the consummation of the merger of PPGx and PIPO as provided for in the Merger Agreement.





Dated:  December __, 2000             PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.



                                      ------------------------------------------

                                    EXHIBIT J


                      FORM OF UNDERWRITER LOCK-UP AGREEMENT


LEHMAN BROTHERS INC.
DAIN RAUSCHER INCORPORATED
CIBC WORLD MARKETS CORP.

As Representatives of the several
   Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

        The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of shares (the "SHARES") of Common Stock, par value $0.001 per share (the "COMMON STOCK"), of DNA Sciences, Inc., a Delaware corporation (the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public (the "OFFERING").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering.

        In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

        It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

        The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,


[____________]


By:
   -----------------------------------
   Name:
   Title:

                                    EXHIBIT K

                                     FORM OF

                   AMENDED AND RESTATED DISTRIBUTOR AGREEMENT


        THIS AMENDED AND RESTATED DISTRIBUTOR AGREEMENT (the "Agreement") is made and entered into effective as of this ___ day of December, 2000, (the "Amendment Effective Date") and amends and restates that certain Distributor Agreement made and entered into as of the 1st day of February, 1999 (the "Effective Date"), as amended by Amendment No. 1 to Distributor Agreement, made the 21st day of October, 1999, and Amendment No. 2, made the 28th day of June, 2000, by and between PPGx, Inc., a Delaware corporation whose mailing and notice address is 11099 N. Torrey Pines Road, La Jolla, California 92037, Telephone:
(858) 623-7667 and Facsimile: (858) 452-6069 (hereinafter called the "Corporation"), and PPD PHARMACO, INC., a Texas corporation (now PPD Development, LLC, a Texas limited liability company), whose mailing and notice address is 3151 17th Street Extension, Wilmington, North Carolina 28412
Telephone: (910) 251-0081 and Facsimile: (910) 772-6951(hereinafter called
"PPD").

                                    RECITALS

        A. PPD desires to acquire the exclusive, worldwide rights to market and offer for sale certain Designated Services (as hereinafter defined) of the Corporation upon the terms and conditions set forth hereinafter.

        B. PPD further desires to acquire the exclusive, worldwide rights to market for sublicense and sublicense certain Designated Products (as hereinafter defined) of the Corporation upon the terms and conditions set forth hereinafter.

        C. The Corporation is willing to grant to PPD such rights upon the terms and conditions set forth hereinafter.

             NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

        31. Definitions. As used throughout this Agreement, the following definitions shall apply:

        (a) Affiliate. The term "Affiliate" shall mean an entity which controls, is controlled by or under common control with, directly or indirectly, PPD. Control for these purposes shall mean ownership of more than 50% of the voting securities of a corporation or comparable interest of another entity.

        (b) Confidential Information. The term "Confidential Information" shall mean any and all proprietary and confidential data and information (including any trade secrets) of the Corporation or relating to the Corporation Technology, the Designated Services and/or the Designated Products (i) which is not generally known to the public; and (ii) which is treated by the Corporation as confidential, and all physical embodiments of the foregoing. Confidential Information shall not include any information which was already known to PPD at the time it was first disclosed to PPD by the Corporation or Axys Pharmaceuticals, Inc., but shall include confidential information known to PPD solely because of its prior acquisition, ownership and operation of Intek Labs, Inc. Confidential Information also shall not include any data or information which before being divulged, disclosed or used by PPD (i) has become generally known to the public through no wrongful act of PPD;
                (ii) has been rightfully received by PPD from a third party without restriction on disclosure or use and without breach of an obligation of confidentiality running directly or indirectly to the Corporation; (iii) has been approved for release to the general public by written authorization of the Corporation; or
                (iv) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or disclosure is required by operation of law; provided, however, that PPD shall have first given written notice of such required disclosure to the Corporation, made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which disclosure is required and taken reasonable steps to allow the Corporation to seek to protect the confidentiality of the information required to be disclosed.

        (c) Controlled. "Controlled" means, with respect to an item of information or intellectual property, that the Corporation owns, has a license to or otherwise has lawful access to, such information and intellectual property and has the ability to grant a license as provided in this Agreement without violating the terms of an agreement with a third party.

        (d) Corporation Technology. "Corporation Technology" means and includes all Patents, data, materials, formulas, know-how, trade secrets, process information, clinical data, trademarks, copyrights, computer software and/or program(s), marketing and demographic information, promotional materials and any and all other information or technology necessary or useful for Diagnostic Services and/or Diagnostic Products and Controlled by the Corporation.

        (e) Customer. "Customer" means a customer or potential customer of Designated Services and/or Designated Products sold or licensed hereunder by PPD or by PPD's sub-distributors and resellers.

        (f) Designated Services. "Designated Services" are all existing and future Pharmacogenomics contract, consulting, research and development, laboratory, and technical and maintenance support services, including Enhancements (as hereinafter defined), offered by or available to the Corporation from time to time. By way of illustration but not limitation, Designated Services include, to the extent offered by or available from the Corporation, candidate gene and polymorphism identification, sequencing, assay development, genotyping, phenotyping, nucleic acid extraction, storage and archiving, protein and gene expression, sample collection, clinical trial design, statistical analysis, clinical diagnostic testing, algorithm development, and software development, customization, consultation, support and maintenance.

        (g) Designated Products. "Designated Products" are all existing and future Pharmacogenomics software programs, documentation, information and information systems, sequences, sample collections, technology and methods, including Enhancements, developed or licensed by the Corporation and which the Corporation makes available for sale or licensing, as the case may be, from time to time. By way of illustration but not limitation, Designated Products include, to the extent made available by the Corporation for sale or licensing, GeneTrials(TM), allele frequency database (AFDB), PowerCalculator(TM), clinical genetics laboratory information systems, Target Validation System (TVS), LIMS, gene and polymorphism sequences, allele frequencies, medical and demographic data, clinical outcomes, DNA panels from reference populations, assay procedures, turnkey laboratory systems, system specifications and informatics algorithms.

        (h) Enhancements. "Enhancements" are changes, additions, improvements or upgrades to the Designated Services or the Designated Products, as applicable, including but not limited to new products or services that (i) support new releases of operating systems and devices, (ii) correct errors or defects,
                (iii) provide substantial additional value, (iv) result in downgrading or obsolescence of existing services or products, or
                (v) serve as alternative solutions or substitutes to the existing Designated Services or Designated Products, as applicable.

        (i) LIMS. "LIMS" is the laboratory information system, including Enhancements, that integrates and automates the laboratory and information process components in use in the Corporation's high-throughput pharmacogenomics laboratory currently located in La Jolla, California, Morrisville, North Carolina and Cambridge, England. By way of illustration and not limitation, LIMS includes single nucleotide polymorphism genotyping, sequencing, nucleic acid extraction, project definition, and sample management and tracking capabilities.

        (j) Patents. "Patents" means and collectively includes all U.S. and foreign patents and patent applications, including, without limitation, any patents issued from such patent applications, reissues, extensions, substitutions, divisions, continuations, and continuations-in-part.

        (k) Pharmacogenomics. "Pharmacogenomics" shall have the same meaning set forth in the Technology Transfer and License Agreement executed by and between Axys Pharmaceuticals, Inc. and the Corporation effective as of February 1, 1999.

        (l) PPD Margin. "PPD Margin" means that portion of the Sales Price which PPD retains for payment for its services and other obligations and duties under this Agreement, including the amount which PPD retains as payment for the client contracts in the name of Intek Labs, Inc. obtained by said company prior to the Effective Date (the "Intek Contracts") and including the amount which PPD retains as payment under the Collateral Contracts as defined in Section 7 hereof. The PPD Margin (including the PPD Margin on the Intek Contracts and the Collateral Contracts) shall be determined from time to time as provided in Schedule 1 attached.

        (m) Sales Price. "Sales Price" means the price charged by PPD to a Customer for a Designated Product or a Designated Service. With respect to the Intek Contracts,

                Sales Price means the fees charged to clients under the terms of the Intek Contracts. The Sales Price for each Designated Product and each Designated Service shall be determined from time to time in accordance with Schedule 1; provided, however, that notwithstanding anything in this Agreement or Schedule 1 attached, PPD in its sole discretion shall set the Sales Price charged for each Designated Product and each Designated Service.

        (n) Transfer Price. "Transfer Price" means the price charged to PPD by the Corporation for a Designated Product or a Designated Service. The Transfer Price for each Designated Product and each Designated Service shall be determined from time to time as provided in Schedule 1 attached.

        32. Appointment and Licenses.

        (a) Appointment. Subject to the terms and conditions herein, the Corporation hereby appoints PPD as its exclusive, worldwide distributor and/or reseller, with the right to appoint sub-distributors and/or resellers, of Designated Services and/or Designated Products and PPD accepts such appointment.

        (b) Limitation on Appointment. Notwithstanding Section 2(a) hereof, the Corporation (by itself or through agents selected by the Corporation) shall have the exclusive right to distribute and/or sell, and/or offer for sale clinical diagnostic testing services that, with respect to a given patient, are ordered by a physician, other authorized healthcare professional or requested by the patient for the sole purpose of diagnosing the presence, susceptibility or course of treatment of a disease or condition for such patient.

        (c) Licenses. Subject to the terms of this Agreement, the Corporation hereby grants to PPD an exclusive, worldwide, fully paid right and license under the Corporation Technology to use, offer for sale, promote, market, distribute and import the Designated Services and the Designated Products to Customers, except that, the license under the trademark PPGx shall be non-exclusive.

        (d) Sublicenses. The Corporation hereby grants to PPD the right to sublicense (i) sub-distributors and resellers appointed by PPD pursuant to Section 2.a. subject to the same limitations as are imposed upon PPD herein, and (ii) Customers, to the extent necessary to allow Customers full use and enjoyment of the Designated Services and/or the Designated Products. Any sublicenses for the Designated Products granted by PPD to Customers pursuant to this Agreement shall (i) include such terms and conditions as may be established from time to time by the Corporation, after reasonable consultation with PPD, as applicable to end users or sublicensees, and (ii) certain restrictions, to the extent applicable, similar to type described in Section 4.1 of that certain Software License Agreement dated February 1, 1999 as required to be included in sublicenses granted pursuant to that agreement.

        (e) Non-Compete. PPD agrees that, during the Term, it shall not re-sell, license or distribute, for any third party, any products or services owned or controlled by such third party that are substantially similar to any Designated Products or Designated Services for which PPD is the distributor on behalf of the Corporation under this Agreement ("Competing Products"), without the written consent of the Corporation. Notwithstanding the foregoing, PPD shall have the right to sell, license or otherwise commercialize any products which are substantially similar to the Designated Products or the Designated Services, and which are either acquired by PPD from a third party (by asset acquisition or merger), or developed independently by PPD ("Allowed Products"); provided that PPD's plans for marketing such Allowed Products are included in the overall marketing plan described in and subject to the provisions of Section 5.c so as to ensure that PPD is allocating sufficient marketing effort to the Designated Services and Designated Products as compared to such Allowed Products.

        33. Term of License. Unless sooner terminated or extended as hereinafter provided, the rights and licenses granted to PPD under this Agreement shall commence effective as of the Effective Date and shall continue for a period of ten (10) years ending on the tenth anniversary of the Effective Date. At least six (6) months prior to the expiration of the initial term and each renewal term, if any, PPD and the Corporation shall negotiate in good faith for a renewal of the current term then in effect or such other term as either party may propose upon such terms and conditions which are mutually acceptable to both parties. If the parties are unable to agree upon mutually acceptable terms for a renewal of the current term or any other term, then the Corporation shall have the right to enter into a new agreement with a third party covering the rights granted to PPD hereunder, but any such new agreement shall not be on terms which are more favorable, taken as whole, than those offered to PPD. For purposes of this Agreement, references to "term" shall mean the initial term and each renewal term resulting from an extension or renewal as provided above. The parties agree that for any sublicense or agreement for Designated Services or Designated Products, or any ancillary agreement in support thereof, which PPD has entered into with a Customer that has a term which extends beyond the term of this Agreement, PPD and the Corporation shall continue to fulfill their obligations under said sublicense, agreement or ancillary agreement until the expiration or termination thereof, notwithstanding anything in this Agreement to the contrary.

        34. Payment of Transfer Price to the Corporation. PPD shall pay the Corporation the Transfer Price for the Designated Products and the Designated Services, , as the case may be, purchased by PPD hereunder, during the term of this Agreement as follows:

        (a) Time of Payment. PPD shall pay the Corporation the Transfer Price for each Designated Product and each Designated Service within thirty (30) days after PPD has the contractual right to invoice its Customer for each such Designated Product and Designated Service. With respect to the Intek Contracts, the Corporation shall inform PPD at what time intervals to invoice clients thereunder, and PPD shall be entitled to retain the PPD Margin at such times as it collects fees thereunder and remits payment of the Transfer Price to the Corporation.

        (b) Returns and Refunds. Within thirty (30) days thereafter each calendar quarter during the term of this Agreement, PPD shall provide the Corporation with a report setting forth all refunds made by PPD in the preceding calendar quarter to Customers in connection with the sale, license and delivery of the Designated Products and Designated Services which refunds arise from an uncured material breach of this Agreement by the Corporation, including but not limited to an uncured material breach of any warranties made herein by the Corporation, including the portion of each such refund which includes all or a portion of the Transfer Price paid by PPD to the Corporation. The Corporation shall reimburse PPD for all such refunds to the extent of the Transfer Price refunded within fifteen (15) days after the Corporation's receipt of PPD's report and supporting documentation. Any disagreements over such refunds shall be resolved by the appropriate officers of the parties. Refunds, if any, made by the Corporation under the Intek Contracts for the same reasons refunds may be made pursuant to this Section 4.b. by PPD with respect to the Designated Products and the Designated Services shall be handled in a similar manner, and PPD shall reimburse the Corporation for all refunds to the extent of the PPD Margin refunded by the Corporation.

        (c) Post-Termination Payments. Upon the termination of this Agreement, PPD shall continue to pay the Corporation, in the manner described in subsection a. of this Section 4, the Transfer Price for Designated Products and Designated Services sold or licensed during the term of this Agreement.

        35. Duties of PPD. During the term of this Agreement, PPD agrees to perform, directly or through one or more of its Affiliates, the following duties:

        (a) Marketing, Advertising, and Promotion. PPD shall use its reasonable best efforts to promote and market at its sole expense the Designated Services and the Designated Products to Customers during the term of this Agreement in accordance with the Marketing Plan described in Section 5.c below. Such efforts shall include, by way of example, identification of potential Customers, demonstrations of the Designated Products to Customers as appropriate and development of sales proposals. Without limiting the generality of the first sentence of this
                Section 5.a., PPD shall be responsible for all costs of advertising, sales and promotional materials used for these purposes.

        (b) Personnel. In performing its duties hereunder, PPD shall employ such persons and/or engage independent contractors at its sole expense as PPD deems reasonably necessary to perform its duties under this Agreement. In this regard, PPD, in its discretion, may promote and market the Designated Services and the Designated Products, and grant sublicenses related thereto, directly through employees of PPD or its Affiliates or through an outside sales force, or any combination thereof. PPD shall be solely responsible for compensating all personnel used by PPD to accomplish these purposes.

        (c)     Marketing Plan and Management.

        (1) Marketing Plan Preparation and Implementation. Prior to the beginning of each calendar year during the term of this Agreement, PPD shall provide the Corporation with a reasonably detailed marketing plan generally consistent in form and substance with those prepared for the marketing of PPD's services and products to the extent the marketing efforts reflected in such plans is comparable to the efforts set forth in PPD's marketing plan under this Agreement for the upcoming calendar year. Such marketing plan shall include, among other things, performance goals and milestones to be achieved by PPD during the relevant year. PPD shall provide said plan to the Corporation at least 30 days before each calendar year end and the Corporation shall have 30 days in which to discuss or comment on the marketing plan. PPD shall use all reasonable efforts to either incorporate or respond to any such comments made by PPGx or to discuss with PPGx its comments and provide an explanation of why they are not incorporated or addressed. PPD shall carry out its marketing activities under this Section 5 in accordance with the marketing plan. To the extent the parties cannot agree with respect to the nature of, or undertakings pursuant to, the marketing plan, either party shall have the right to submit such disputed aspect of the marketing plan to a joint review committee ("JRC").

        (2) JRC Composition. The JRC will be composed of at least two, but no more than four, representatives each from PPD and the Corporation. The initial members of the JRC will be those representatives the names of whom will be provided to the other party within ten days of the Effective Date. Each party will promptly notify the other party in writing of any change in its appointed representatives. The chairmanship of the JRC will be one of PPD's representatives.

        (3) JRC Voting Mechanism; Dispute Resolution. Each party will have one vote on the JRC regardless of the number of representatives of each party on the JRC. All of the decisions of the JRC must be unanimous in order for a JRC matter to be resolved. In the event of a deadlocked vote on an issue, the chief executive officers of PPD and the Corporation will discuss such issue in good faith and will use their best efforts to find a resolution to the deadlock. In the == event such executive officers are unable to resolve such issue within 30 days of submission of the issue to them by the JRC, either party shall have the right to submit the matter to binding arbitration before a single arbitrator ("Arbitrator") selected by the American Arbitration Association (the "Administrator"), in accordance with its then existing arbitration rules or procedures regarding commercial or business disputes. The arbitration shall be held in Chicago, Illinois. The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the Arbitration hearing, issue a written statement of decision describing the essential findings and conclusions. Each party shall bear its own attorney's fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Administrator and the Arbitrator.

        (4) Meetings. To accomplish its objectives, the JRC will meet when needed by teleconference or at a mutually agreed upon site. Each party will bear its expenses for personnel to attend any meeting. The chairperson of the JRC will chair the meetings and will be responsible for preparing agenda, circulating agendas to the other JRC members prior to the meetings, preparing written minutes of each such meeting, which minutes will, without limitation, describe each recommendation and the determination made by the JRC. Such minutes will be promptly confirmed and unanimously approved in writing by the JRC.

        (d) Marketing Materials. PPD shall provide to the Corporation from time to time, at no additional charge, reasonable quantities of PPD's most recent marketing materials, if any, related to the Designated Services and the Designated Products. In addition, PPD shall provide drafts of new marketing materials to the Corporation at least thirty (30) days prior to the scheduled publication date for same and the Corporation shall have fifteen
                (15) days in which to comment on said materials.

        (e) Strategic Planning. During each calendar year of this Agreement, PPD shall plan and host up to four (4) strategic planning meetings at the Corporation's request which shall focus upon the marketing and promotion of the Designated Services and the Designated Products. The Corporation may send a reasonable number of representatives to said meetings. All strategic planning meetings shall be conducted on dates and at locations mutually acceptable to the Corporation and PPD.

        (f) Periodic Review. During the term of this Agreement, PPD shall periodically confer (not less frequently than quarterly) with the Corporation with respect to monthly, quarterly and annual forecasts for sales and sublicensing of the Designated Products and the Designated Services, scheduling delivery of the Designated Products and the Designated Services and other issues related to Customer satisfaction and the respective parties' duties hereunder; provided, however, that PPD and the Corporation shall establish a mutually agreeable process for order acceptance, scheduling, delivery and performance so that the Corporation is not committed to specifically perform hereunder without its prior consent.

        (g) Other Activities. PPD shall be responsible for ordering, billing and accounts receivable activities related to the sale or sublicense of the Designated Products and the Designated Services to Customers. PPD shall also be responsible for billing and accounts receivable activities related to the Intek Contracts.

        36. Duties of the Corporation. During the term of this Agreement, the Corporation shall be responsible for performance of the following duties:

        (a) Performance of Designated Services. The Corporation agrees to perform for PPD or a Customer, as the case may be, any of the Designated Services undertaken on behalf of a Customer pursuant to this Agreement in a timely, professional manner and to the best of its ability, consistent with its agreements pursuant to
                Section 5.f. The Corporation shall be responsible for determining the timing, nature and scope of the Designated Services to be provided to a Customer and it alone shall be responsible for the performance or nonperformance of such services. The Corporation shall pay all costs associated with the performance of such services for a Customer.

        (b) Delivery of the Designated Products. The Corporation agrees to cause delivery of the Designated Products to PPD or to Customers, as the case may be, in a timely fashion consistent with its agreements pursuant to Section 5.f. The Corporation shall pay all transportation charges required for the shipment and delivery of the Designated Products to PPD or a Customer, as the case may be, unless otherwise agreed with the Customer.

        (c) Current Versions and Information. The Corporation agrees to provide PPD in timely fashion (and in any event not less than forty-five (45) days before PPD is expected to market said release or version) the most current release or version of the Designated Products available from time to time and to supply PPD with the Corporation's most current marketing and technical information concerning the Designated Services and the Designated Products.

        (d) Staffing. The Corporation agrees to hire or retain adequate trained personnel to meet the good faith demands of Customers for the Designated Services and the Designated Products projected to be generated from the marketing and sales efforts of PPD and based upon sales forecasts to be established jointly by the Corporation and PPD. If the Corporation acting in good faith determines that it is unable for any reason to meet the good faith requirements of Customers for the Designated Services and/or the Designated Products in a timely fashion, then it shall give advance notice of same to PPD so that PPD and the Corporation shall have a reasonable time to determine and agree upon alternatives for delivery of the Designated Services and/or the Designated Products so as to maximize Customer satisfaction and sales.

        (e) Marketing Materials. The Corporation shall provide to PPD and its Affiliates at no additional charge, copies of the Corporation's most recent descriptions and/or specifications related to the Designated Services and the Designated Products and a reasonable number of copies (in whatever format reasonably requested) of the Designated Products for demonstration purposes, as provided for in this Agreement.

        (f) Training. The Corporation agrees to provide each year during the term of this Agreement at PPD's reasonable request up to four
                (4) technical training classes related to the demonstration, marketing, installation and/or utilization of the Designated Services and the Designated Products, including specifically any Enhancements, at no charge to PPD or its Affiliates. Each training class shall not exceed five (5) days in duration. All training shall be conducted on dates and at locations mutually agreed to by the parties.

        (g) Market and Technical Support. The Corporation agrees to provide to PPD and its Affiliates market and pre- and post-sale technical support, by telephone or in some other reasonably appropriate manner, as reasonably requested from time to time to assist PPD and its Affiliates in the marketing and promotion of the Designated Services and the Designated Products. Such market and technical support shall be provided at no additional charge to PPD or its Affiliates during the term of this Agreement. In connection with pre-sale technical support, PPD shall pay all expenses which are approved in advance that are incurred by employees or agents of the Corporation in traveling to and from customer sites to assist PPD in the marketing and promotion of the Designated Services and the Designated Products.

        (h) Development Plan. At each strategic planning meeting hosted by PPD during the term of this Agreement, the Corporation shall provide a status report on development plans for the Designated Services and the Designated Products, including a description of each development project, target markets, individual development project time lines, and projected development project costs.

        37. Collateral Contracts. From time to time the Corporation may wish to enter into contracts with third parties for the sole purpose of evaluating the technology of a third party or because the third party will not agree to contract with PPD for Designated Services or Designated Products, which contract may include performance of a Designated Service by the Corporation or delivery by the Corporation of a Designated Product (a "Collateral Contract"). The Corporation shall be permitted to enter into such Collateral Contracts in its name provided that (i) each such Collateral Contract is approved by PPD prior to its execution and (ii) subject to compliance with applicable confidentiality provisions, a copy of each fully executed Collateral Contract shall be provided to PPD in accordance with the notice provisions herein within seven (7) days after final execution of the Collateral Contract. In cases in which a third party indicates an unwillingness to contract with PPD for Designated Services or Designated Products, the Corporation shall use good faith efforts to have such third party contract with PPD and, if unsuccessful, to use good faith efforts to include a provision permitting disclosure of such Collateral Contract to PPD in confidentiality clauses between such third party and the Corporation.

        38. Contracts with DNA Sciences, Inc. From time to time the Corporation may wish to enter into contracts with DNA Sciences, Inc. for the sole purpose of conducting internal research and development projects at DNA Sciences, Inc. (R&D Contract) for the sole benefit of DNA Sciences, Inc. and not for any third party for whom DNA Sciences, Inc. is conducting research and development. Notwithstanding anything in this Agreement to the contrary, the Corporation shall be permitted to enter into such R&D Contracts. In the event, however, that the Corporation desires to enter into contracts with DNA Sciences, Inc. for the purpose of conducting, on behalf of DNA Sciences, Inc., services for a third party which are the same as any Designated Services ("DNAS/Third Party Agreement"), the Corporation shall have the right to enter into any such DNA/Third Party Agreement in its name provided that (i) each DNAS/Third Party Contract is approved by PPD prior to its execution and (ii) subject to compliance with applicable confidentiality provisions, a copy of each fully executed

DNAS/Third Party Contract shall be provided to PPD in accordance with the notice provisions herein within seven (7) days after final execution of the DNAS/Third Party Contract.

        39. Reports and Audits. PPD will furnish to the Corporation quarterly reports of such information as is reasonably requested by the Corporation for purposes of the activities set forth in Schedule 1. The Corporation shall have the right, through a certified public accountant mutually acceptable to both parties, to inspect the books and records of PPD not more than once per quarter, and to verify the figures provided by PPD to the Corporation. Any such inspection will be conducted during normal business hours at PPD's office and in such a manner so as not to interfere with PPD's normal business activities.

        40. Representations and Warranties of PPD. PPD makes the following warranties and representations, each of which shall be deemed a separate covenant to the Corporation and shall survive the execution and delivery of this
Agreement:

        (a) Organization and Standing of PPD. PPD is duly organized and validly existing and has complied with all requirements to continue its existence under the laws of the State of Texas, and has the corporate power and authority, to own, lease and use its properties and to transact its business where and as now conducted, and is duly qualified as a foreign corporation in each jurisdiction where the character of its properties it owns, leases or licenses or the nature of its business makes such qualification necessary.

        (b) Execution and Delivery Authorized. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the board of directors of PPD.

        (c) Validity of Agreement. The execution and performance of this Agreement and the actions provided for or contemplated hereunder will not violate the provisions of any agreement, instrument or obligation to which PPD is a party or by which it is bound. Assuming due authorization, execution and delivery hereof by the Corporation, this Agreement constitutes the valid and binding agreement of PPD, enforceable against PPD in accordance with its terms, subject as to enforceability to general equitable principles and to the laws of bankruptcy, insolvency or similar laws governing the rights of creditors.

        (d) No False Statements. No exhibit, report, document or certificate furnished or to be furnished by PPD to the Corporation in connection with this Agreement contains or will contain any false or misleading statement or representation of a material fact or figure or omit or will omit any material fact or statement.

        (e) No Infringement of Licensed Rights. PPD acknowledges that any violation, infringement, unauthorized use or misappropriation of any of the licensing rights or proprietary rights of the Corporation by PPD is prohibited, will render PPD liable to the Corporation and constitutes a breach of this Agreement. The Corporation shall be entitled to take all necessary action against such unauthorized use, including instituting proceedings for injunctive and other equitable relief.

        (f) Notice of Infringement. In the event PPD learns of any third-party violation, infringement, unauthorized use or misappropriation of the Corporation's licensing or proprietary rights, PPD shall immediately notify the Corporation giving such details as are available. Thereafter, the Corporation may take such action and institute such proceedings as the Corporation deems appropriate, all at the Corporation's sole expense.

        (g) Compliance with Laws. PPD represents and warrants that it has the resources to perform its duties and obligations under this Agreement, and that PPD will comply with any applicable laws, rules or regulations in performance of its duties and obligations hereunder.

        (h) Proprietary Rights Retained. PPD acknowledges and agrees that the Corporation has retained all of its proprietary rights (including, without limitation, trademarks and service marks) with respect to the Corporation Technology, the Designated Services and the Designated Products except and unless otherwise provided in this Agreement. PPD acknowledges and agrees that the Designated Products do not include diagnostic kits or substantially similar diagnostic products, and small molecule therapeutic compounds or targets or other intellectual property relating thereto and that all such matters are outside the scope of this Agreement. Except as expressly provided herein, this Agreement shall not be construed to give PPD any vested right, title or interest in any of the patents (issued or pending), trademarks, service marks, trade names, copyrights, licenses, licensed rights granted by third parties to the Corporation or in any of the Corporation's other proprietary rights.

        41. Representations and Warranties of the Corporation. The Corporation makes the following warranties and representations, each of which shall be deemed a separate covenant to PPD and shall survive the execution and delivery of this Agreement:

        (a) Organization and Standing of the Corporation. The Corporation is duly organized and validly existing and has complied with all requirements to continue its existence under the laws of the State of Delaware, and has the power and authority, corporate and other, to own, lease and use its properties and to transact its business where and as now conducted, and is duly qualified as a foreign corporation in each jurisdiction where the character of its properties it owns, leases or licenses or the nature of its business makes such qualification necessary.

        (b) Execution and Delivery Authorized. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement have been duly authorized and approved by the board of directors of the Corporation.

        (c) Validity of Agreement. The execution and performance of this Agreement and the actions provided for or contemplated hereunder will not violate the provisions of any agreement, instrument or obligation to which the Corporation is a party or by which it is bound. Assuming due authorization, execution and delivery hereof by PPD, this Agreement constitutes the valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, subject as to enforceability to general equitable principles and to the laws of bankruptcy, insolvency or similar laws governing the rights of creditors.

        (d) No False Statements. No exhibit, report, document or certificate furnished or to be furnished by the Corporation to PPD in connection with this Agreement contains or will contain any false or misleading statement or representation of a material fact or figure or omit or will omit any material fact or statement.

        (e) Ownership and Grant of Rights. The Corporation owns or is licensed or otherwise possesses legally sufficient rights to grant the rights and licenses granted to PPD this Agreement. All patents, registered trademarks, service marks and copyrights held by the Corporation with respect to the Designated Services and the Designated Products are valid and in full force and effect.

        (f) No Unauthorized Use. To the knowledge of the Corporation, there is no material unauthorized use, disclosure, infringement or misappropriation by any third party (including employees and former employees of the Corporation) of the Designated Products or any proprietary rights embodied therein or related thereto. Except for the Most Favored Nations Agreement between Axys Pharmaceuticals, Inc. and the Corporation dated February 1, 1999, the Corporation has not entered into any agreement related to the granting of any rights or licenses with respect to the Designated Services or the Designated Products.

        (g) No Infringement. To the Corporation's knowledge, the Designated Services and the Designated Products do not infringe any currently issued patent, copyright, trademark or trade secret or any other intellectual property rights of any third party, and do not contain any computer virus which is an undocumented and unauthorized program designed to cause a loss of, or damages to, data files, or to gain access to and interfere with the operations, other programs or computer resources, or any other results not intended by the use of the computer system on which the virus resides. Except as set forth in Schedule 1.g., the marketing, sublicense or marketing for sublicense, as applicable, of the Designated Services or the Designated Products by PPD pursuant to this Agreement does not and will not infringe any currently issued patent, copyright, trademark or trade secret or any other intellectual property rights of any third party.

        (h) Use; Conformity with Written Specifications. The Designated Products and the Designated Services shall be fit substantially for the uses for which they are intended consistent with industry standards and applicable law. In addition, the Designated Products and the Designated Services shall materially conform to their written specifications from time to time and any written representations made by the Corporation to PPD and, if specifically approved in writing by the Corporation (which approval shall not be unreasonably withheld), by PPD to Customers. PPD and the Corporation shall confer periodically (and no less frequently than semi-annually) in good faith for the purpose of preparing or revising, as applicable, appropriate written specifications about the Designated Products and the Designated Services which PPD shall be permitted to make to Customers. All information supplied by the Corporation during the term of this Agreement regarding the Designated Products, including any written marketing materials, shall be at the time of disclosure accurate in all material respects.

        (i) Compliance with Laws. The Corporation represents and warrants that the Corporation will comply with any applicable laws, rules or regulations in performance of its duties and obligations hereunder.

        (j) Disclaimer of Certain Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 9 (REPRESENTATIONS AND WARRANTIES OF THE CORPORATION), THE CORPORATION MAKES NO OTHER WARRANTIES WITH RESPECT TO THE DESIGNATED PRODUCTS AND THE DESIGNATED SERVICES AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY, WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

        42. Confidential Information.

        (a) Acknowledgment of Confidential Information. PPD will receive the Confidential Information and (i) will hold the Confidential Information in trust and in strictest confidence; (ii) will protect the Confidential Information from disclosure and in no event take any action causing, or fail to take any action reasonably necessary in order to prevent, any Confidential Information to lose its character as Confidential Information;
                (iii) will keep such Confidential Information secure; and (iv) will not use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Confidential Information except pursuant to the terms of this Agreement.

        (b) Disclosures of Confidential Information. Disclosures of the Confidential Information shall be made only to officers, employees, agents and/or independent contractors of PPD and its Affiliates who are directly involved in utilizing the rights granted to PPD under this Agreement and who have a specific need to know such information.

        43. Indemnification.

        (a) Indemnification of the Corporation. PPD shall indemnify, hold harmless and defend the Corporation, its respective officers, directors, employees and agents, from any and all liability, loss, claim, demand, cost or expense (including reasonable attorneys' fees) based upon or arising out of: (i) any unauthorized use of the distribution, reseller, marketing and licensing rights granted to PPD in this Agreement,
                (ii) any misrepresentation of a material fact or omission of a material fact made by PPD, its employees, agents or representatives in connection with the marketing, promotion, sublicense or sale, as applicable, of the Designated Services and/or the Designated Products; (iii) any material breach of any warranty, representation, covenant or agreement of PPD set forth in this Agreement; or (iv) any failure by PPD to comply in any material respect with the other terms and conditions of this Agreement. The foregoing indemnity obligation of PPD shall not extend to any of the foregoing items to the extent caused by a misrepresentation, act or omission on the part of the Corporation.

        (b) Indemnification of PPD. The Corporation shall indemnify, hold harmless and defend PPD and its Affiliates, their respective officers, directors, agents and employees, from any and all liability, loss, claim, demand, cost or expense (including reasonable attorneys' fees) based upon or arising out of: (i) any infringement claims or actual infringement arising out of the approved use of the distributor, reseller, marketing and licensing rights granted to PPD in this Agreement; (ii) any material breach of any warranty, representation, covenant or agreement of the Corporation set forth in this Agreement; (iii) any failure by the Corporation to comply in any material respect with the other terms and conditions of this Agreement; or (iv) any claims by customers or end users related to the Corporation's performance of the Designated Services or related to actions or omissions of the Corporation pertaining to the Designated Products. The foregoing indemnity obligation of the Corporation shall not extend to any of the foregoing items to the extent caused by a misrepresentation, act or omission on the part of PPD or its Affiliates.

        44. Termination. The Corporation, at its sole option, may terminate this Agreement upon the happening of any of the following events: (i) PPD breaches any material term or provision of this Agreement, and fails to cure such breach within sixty (60) days (or twenty (20) days in the case of payment obligations arising under Section 4 which are not being contested in good faith by PPD) of notice of such breach from the Corporation; (ii) PPD dissolves and is liquidated; or (iii) PPD is insolvent, or files for bankruptcy under any bankruptcy, insolvency or similar laws or in the event that a petition for bankruptcy or insolvency shall be filed against PPD under applicable law and such petition is not dismissed or stayed within sixty (60) days. Upon termination of this Agreement, all rights of PPD (including without limitation, PPD's distributor, reseller, marketing and licensing rights granted hereunder) shall immediately cease.

        45. Miscellaneous.

        (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at their respective addresses first set forth above (or at such other address for a party as shall be specified by like notice.

        (b) Headings. The headings, titles, and subtitles herein are inserted for convenience or reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

        (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. All references to "$" shall refer to United States dollars.

        (d) Severability. In the event any provision (or portion thereof) of this Agreement shall be held invalid or unenforceable according to law, such holding or action shall not invalidate or render unenforceable any other provision (or portion thereof) of this Agreement.

        (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal and legal representatives, guardians, successors and permitted assigns.

        (f) Assignment. PPD may assign all of its rights under this Agreement to an Affiliate, without the consent of the Corporation, provided that such Affiliate assumes, by contract or operation of law, PPD's duties and obligations under this Agreement; provided that no such assignment shall release PPD from its secondary liability for its assignee's performance hereunder without the Corporation's prior written consent, which shall not be unreasonably withheld. Either party also may assign all of its rights under this Agreement to a third party successor-in-interest, with the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned), provided that such successor-in-interest assumes, by contract or operation of law, the assigning party's duties and obligations hereunder.

        (g) Recitals, Schedules and Exhibits. Each Recital and each Schedule and Exhibit attached hereto shall be incorporated into and be a part of this Agreement.

        (h) Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or agreements between them affecting the subject matter. No changes, alterations, amendments, modifications, additions or qualifications to the terms of this Agreement shall be made or be binding unless made in writing and signed by each of the parties.

        (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Corporation and PPD have caused this Agreement to be executed through their duly authorized officers as of the date first written above.

                                      PPD DEVELOPMENT, LLC

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                                      PPGx, Inc.

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                                   SCHEDULE 1
                           TRANSFER PRICING MECHANISM

This schedule outlines the initial procedure for calculating and adjusting the Transfer Price for Designated Products and Designated Services pursuant to the Distributor Agreement between the Corporation and PPD dated February 1, 1999, as amended and restated this __ day of December, 2000 (the "Distributor Agreement"). Both parties acknowledge that these procedures will be revised from time to time in order to achieve the objectives of the parties under the Distributor Agreement. Unless otherwise expressly indicated in this schedule, all capitalized terms shall have the same meaning set forth in the Distributor Agreement.

Three relevant prices or costs exist:

1.       Direct Costs as hereinafter defined.
2.       Transfer Price.
3.       Sales Price.

For each Designated Product, the original Transfer Price will be set so that the PPD Margin on sales of Designated Products will target an "Agreed PPD Margin." The Agreed PPD Margin upon commencement of the Distributor Agreement for Designated Products is assumed to be 40 percent. Thereafter, the Transfer Price for Designated Products will be set from time to time by evaluating PPD's actual Sales Prices and arriving at an average Sales Price for each Designated Product. The actual PPD Margin for each Designated Product is calculated by subtracting the Transfer Price from PPD's average Sales Price and dividing the difference by PPD's average Sales Price. It is the intention of PPD and PPGx that the Transfer Price paid to PPGx hereunder for any given Designated Product shall in all events be greater than PPGx's costs of goods plus some reasonable profit margin, and that PPGx's cost of goods plus some reasonable profit margin does not prevent PPD from offering Designated Products at a competitive price which also provides PPD some reasonable profit margin.

For each Designated Service, the PPD Margin will be the difference between the Sales Price and the Transfer Price for Designated Services. The Transfer Price for any given Designated Services will be the sum of (a) Direct Costs and (b) 50 percent of the difference between Direct Costs and the Sales Price of such Designated Services. It is the intention of PPD and PPGx that the Transfer Price paid to PPGx hereunder with respect to a given Designated Service shall in all events be greater than PPGx's Direct Costs plus some reasonable profit margin, and that PPGx's Direct Costs plus some reasonable profit margin does not prevent PPD from offering Designated Services at a competitive price which also provides PPD some reasonable profit margin.

Direct costs will be determined by evaluating the actual costs of the Corporation for each Designated Service and arriving at an average. "Direct Costs" means (i) the cost of salaries and benefits of those employees of the Corporation directly providing or producing, as the case may be, the Designated Service (direct labor), (ii) the cost of supplies or materials consumed or used in providing or producing the Designated Service, and (iii) a production or operations overhead calculated in accordance with GAAP (based on effective utilization of the Corporation's facilities) and applied according to an agreed allocation scheme (initially presumed to be direct labor hours). Direct Costs will not include the Corporation's development or selling, general, and administrative costs.

             (j) To the extent the parties cannot agree with respect to the Transfer Price to be paid with respect to a given Designated Product or Designated Service, or the Direct Costs incurred by the Corporation, the issue shall be resolved by the JRC in the same manner outlined in
        Section 5.c of the Distributor Agreement. In addition, appropriate representatives from the Corporation and PPD will meet or otherwise confer, pursuant to such procedure they establish, from time to time (but not less than annually) to review and analyze the actual Sales Price charged by PPD and the Direct Costs incurred by the Corporation for the purpose of adjusting the Transfer Price.

                                  SCHEDULE 1.g

        The performance of the Corporation's proposed business activities (including the Designated Services) involves the use of equipment, reagents and other items which utilize PCR technology. Absent the receipt of appropriate supplemental licenses permitted use of such PCR technology, which PPGx does not currently possess, the performance of the Corporation's proposed business activities (including the Designated Services) may violate the intellectual property rights of the licensors of the applicable PCR technology. Accordingly, to the extent that the use of PCR technology in connection with the Corporation's proposed business activities (including the Designated Services) would violate the intellectual property rights (including patent rights) of the licensors of such PCR technology, the Corporation makes no warranty of non-infringement under Section 9.g.

                                    EXHIBIT L


                                     FORM OF
         AMENDED AND RESTATED TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

        THIS AMENDED AND RESTATED TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (the "AGREEMENT") is made and entered into as of December ___, 2000, amending and restating that certain Technology Transfer and License Agreement made and entered into as of February 1, 1999 (the "EFFECTIVE DATE") by and between AXYS PHARMACEUTICALS, INC., a Delaware corporation with offices at 180 Kimball Way, South San Francisco, California 94080 (hereinafter referred to collectively with its Affiliates as "AXYS"), and PPGX, INC., a Delaware corporation with offices at 11099 N. Torrey Pines Road, La Jolla, California 92037 ("PPGX"). Axys and PPGx may be referred to herein individually as a "Party" and collectively as the "Parties." The amendments effected by this amended and restated Agreement shall be prospective only.

                                    RECITALS

        WHEREAS, Axys and Pharmaceutical Product Development, Inc. ("PPD") have formed PPGx to develop and commercialize products and services in the field of Pharmacogenomics; and

        WHEREAS, Axys owns or controls certain patents, patent applications, genetic materials, DNA samples, equipment and other assets and intellectual property rights relating to the identification, sequencing and study of genes and gene sequence information useful for working in the field of Pharmacogenomics; and

        WHEREAS, PPGx wishes to obtain the exclusive, worldwide license to use and practice such Axys technology, intellectual property rights and assets solely to develop and commercialize products and services in the field of Pharmacogenomics, and Axys is willing to grant PPGx such license subject to the terms of this Agreement; and

        WHEREAS, the parties' intent in amending the term "Pharmacogenomics" is to clarify further the parties' prior understanding of the scope of that term;

        NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

        1.1 "AFFILIATE" means any corporation or other business entity controlling, controlled by or under common control of such Party, with the exception that for purposes of this Agreement, PPGx and Axys shall be deemed not to be "Affiliates" of each other. The term

"controlling" (and including the correlative terms "controlled by" and "under common control with") as used in this definition means, with respect to a Party, corporation or other business entity, either (a) the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such Party, corporation or other business entity, or (b) the ability, by contract or otherwise, to control the management of such Party, corporation or other business entity.

        1.2 "AXYS KNOW-HOW" means all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data and other information pertaining to the field of Pharmacogenomics that are necessary or useful for the discovery, development, manufacture, registration and/or commercialization of Products and are Controlled by Axys as of the Effective Date of the Agreement as set forth in summary form in Exhibit 1.2 attached hereto. It is understood by the Parties that the summary in Exhibit 1.2 is not intended to be an exhaustive and specific description of each element of the Axys Know-How.

        1.3 "AXYS PATENTS" means (a) all patents and patent applications, both foreign and domestic, that are Controlled by Axys as of the Effective Date of the Agreement and claim inventions necessary or useful for the discovery, development, manufacture, registration and/or commercialization of Products as listed in Exhibit 1.3 attached hereto; (b) any future continuations, continuations-in-part, divisionals or foreign patent applications of the foregoing filed by Axys; and (c) any and all patents issuing on the patent applications described in subsections (a) and (b) above and any reissues, reexaminations, extensions and supplementary protection certificates with respect to any of the patents covered by subsections (a) through (c) of this
Section 1.3.

        1.4 "AXYS TECHNOLOGY" means the Axys Patents and Axys Know-How, or any aspect thereof.

        1.5 "CONTROLLED" means, with respect to any material, Information or intellectual property right, that Axys owns, has a license to or otherwise has lawful access to such material, Information or intellectual property right, and has the ability to grant to PPGx access, a license, or a sublicense to such material, Information or intellectual property right as provided for in the Agreement without violating an agreement with a Third Party as of the Effective Date.

        1.6 "DNA SAMPLE LIBRARY" means the library of DNA specimens and data related thereto Controlled by Axys (or its Affiliate) that are useful in the field of Pharmacogenomics, as identified in Exhibit 1.6 attached hereto.

        1.7 "INFORMATION" means any data, results, information, know-how, trade secrets, techniques, methods, processes, inventions, developments, materials or compositions of matter of any type or kind.

        1.8 "INVENTION" means any Information that is discovered, developed, conceived or reduced to practice by either Party or the Parties under this Agreement.

        1.9 "MICROARRAYS" means DNA microarray technology that is or may be useful for discovering or developing Products and is Controlled by Axys as of the Effective Date as summarized in Exhibit 1.9 attached hereto. It is understood by the Parties that the summary in

Exhibit 1.9 is not intended to be an exhaustive and specific description of each element of the Microarrays.

        1.10 "PATENT RIGHT" means (i) an issued and existing letters patent, including any extensions, supplemental protection certificates, registration, confirmation, reissue, reexamination or renewal thereof, (ii) pending applications, including any continuation, divisional, continuation-in-part application thereof, for any of the foregoing, and (iii) all counterparts to any of the foregoing issued by or filed in any country or other jurisdiction.

        1.11 "PGX PRODUCT" means a diagnostic product for use in conducting Pharmacogenomics analysis, which product is based on, utilizes or comprises Axys Technology.

        1.12 "PGX SERVICE" means a Pharmacogenomics service that is based on, utilizes or comprises Axys Technology.

        1.13 "PHARMACOGENOMICS" or "PGX" means the gathering and use of genetic and other related information, whether from a population, an individual or animals, to (i) predict the safety, toxicity and/or efficacy of drugs for humans as part of a drug discovery and development program or as part of an individual's diagnosis and treatment regimen; or (ii) to determine or predict the susceptibility or disposition of an individual to disease, disease complications, and disease course. By way of illustration and not limitation, "Pharmacogenomics" includes identification of candidate genes and polymorphisms, correlation of polymorphisms to clinical outcomes and drug effects, development of novel algorithms and informatics tools in connection with such identification and correlation, and clinical diagnostics, such as prediction of drug response or selection and dosing of drugs based on genotype and/or expression, i.e., phenotype, as well as the development of genetic tests or screens for use in predicting susceptibility to disease, disease complications and disease course.

        1.14 "PRODUCT" means any PGX Product or PGX Service.

        1.15 "SMALL MOLECULE THERAPEUTIC" means a non-protein organic compound (including, without limitation, compounds that are natural products and derivatives thereof) which may be suitable for, or which can be derivatized into other compounds suitable for, the prevention or treatment of disease.

        1.16 "THIRD PARTY" means any entity or individual other than Axys and PPGx and the Affiliates of each of them.

        1.17 "TRANSFERRED EQUIPMENT" means the equipment owned by Axys (or its Affiliate) that is used in the field of Pharmacogenomics and is identified in
Exhibit 1.17 attached hereto.

                                    SECTION 2

                        LICENSES AND TECHNOLOGY TRANSFER

        2.1 LICENSES TO PPGX IN THE FIELD OF PHARMACOGENOMICS.

             (a) Subject to the terms of the Agreement, Axys hereby grants to PPGx an exclusive (except as to Axys or as provided in subsection 2.1(b) or 2.4 below), fully-paid, worldwide, non-transferable (subject to Section 9.3) license, with the right to sublicense solely as permitted in Section 2.2, to use and practice the Axys Technology in the field of Pharmacogenomics and to develop, make, have made, use, import, offer for sale and sell Products, solely for use in Pharmacogenomics applications.

             (b) The license granted to PPGx in subsection 2.1(a) to use the Axys Technology shall be exclusive only to the extent that Axys can grant such exclusivity in compliance with the terms of the license agreements, corporate partnering agreements, and other agreements between Axys and a Third Party in force as of the Effective Date, and shall otherwise be non-exclusive. To the extent that such information is not confidential, Axys shall identify such Third Party licensees and provide to PPGx a summary description of the rights granted to them by Axys. Any such information disclosed to PPGx shall be deemed to be the Confidential Information (as such term is defined in Section 7.1 herein) of Axys.

        2.2 SUBLICENSES.

             (a) PPGx shall have the right, without Axys' consent, to grant sublicenses under the Axys Technology solely in the field of Pharmacogenomics to
(i) any Affiliate of PPGx (with the right to further sublicense to other Affiliates of PPGx), and (ii) any customers of Products and solely to the extent such sublicensing is reasonably necessary in association with and in the ordinary course of selling or providing such Products to such customers. Any such sublicense shall be consistent with the terms of this Agreement.

             (b) PPGx may grant sublicenses under the Axys Technology solely in the field of Pharmacogenomics, for purposes other than those permitted under subsection 2.2(a) above, only with the prior written consent of Axys.

        2.3 NEGATIVE COVENANTS.

             (a) PPGX NEGATIVE COVENANTS. PPGx covenants that neither PPGx nor any of its Affiliates or sublicensees shall use or practice the Axys Technology for any use or purpose except as expressly permitted in Section 2.1. In particular, but without limiting the generality of the foregoing, PPGx covenants that neither PPGx nor any of its Affiliates or sublicensees shall use or practice the Axys Technology for any purpose outside the field of Pharmacogenomics. Further, PPGx, in any sublicense or any other agreement or transaction evidenced by agreement or other writing to which it is a party, will expressly prohibit in such agreement or writing any party that obtains access to any Products or any Axys Technology from using same for any purpose outside the field of Pharmacogenomics. PPGx further agrees to comply fully, and to require its Affiliates and sublicensees to comply fully, with any and all restrictions and limitations that are imposed as of the Effective Date on Axys regarding use of the Axys Technology by any license or corporate partnering agreement to which Axys is a party, but only to the extent such restrictions or limitations are communicated in writing to PPGx or otherwise known to PPGx. A description of such restrictions and limitations is set forth in Exhibit 2.3 attached hereto. The Parties acknowledge that Axys may revise and amend such description of the restrictions and limitations within thirty (30) days of the Effective Date, which revised and amended description shall be attached hereto as a replacement for Exhibit 2.3.

             (b) AXYS NEGATIVE COVENANTS. Except as otherwise provided in
Section 2.4, Axys covenants that neither Axys nor its Affiliates shall use or practice any of the Axys Technology, or license any Third Party to use the Axys Technology, in the field of Pharmacogenomics.

        2.4 RESERVATION OF RIGHTS. Notwithstanding the foregoing, (a) Axys hereby expressly reserves the exclusive right to use, sell or otherwise commercialize the Axys Technology, including (without limitation) the right to license (with right of sublicense) others to use, sell or commercialize the same, for any purpose or activity outside of the field of Pharmacogenomics; (b) Axys also hereby expressly reserves the right to use the Axys Technology in Axys' internal drug discovery and development activities (notwithstanding the fact that such use might be within the field of Pharmacogenomics); and (c) Axys also hereby expressly reserves the right to use the Axys Technology and to license its existing and future drug discovery partners (with right of sublicense to their respective affiliates and collaboration partners) to use the Axys Technology in connection with collaborative drug discovery and development activities (notwithstanding the fact that such use might be within the field of Pharmacogenomics); subject, however, to the restrictions set forth in that certain Noncompetition Agreement dated December ___, 2000, delivered by Axys Pharmaceuticals, Inc., for the benefit of DNA Sciences, Inc., PIPO Acquisition Corp., and PPGx, Inc.

        2.5 DNA SAMPLES AND EQUIPMENT. Axys hereby assigns to PPGx its entire interest, right and title to the DNA Sample Library and the Transferred Equipment.

        2.6 AVAILABILITY AND PRICING OF PGX SERVICES TO AXYS. Axys shall have the right to purchase, and PPGx agrees to provide to Axys, PGX Services on a most-favored nations basis, pursuant to the terms of a Most Favored Nations Agreement between the Parties.

        2.7 TECHNOLOGY TRANSFER. Commencing promptly after the Effective Date, and during the thirty (30) days thereafter or so long as reasonably required to effect the transfer contemplated herein, Axys shall disclose and transfer to PPGx the Axys Technology. In addition, during the Agreement Axys shall disclose and transfer to PPGx any changes, enhancements or improvements in the Axys Technology to the extent made prior to the date three (3) months after the Effective Date to the extent that the Axys Technology to which such changes, enhancements or improvements relate has not previously been fully disclosed and transferred to PPGx. Any such additional changes, enhancements or improvements so disclosed shall be deemed to be part of the Axys Technology.

        2.8 ACCESS TO MICROARRAYS. Axys shall use commercially reasonable efforts to assist PPGx in procuring a license or sublicense or otherwise acquiring rights under Axys' license as of the Effective Date (to the extent Axys' license continues) to have the right to acquire and use Microarrays on terms that are no less favorable than the terms of Axys' license.

        2.9 ABILITY TO ENGAGE IN PROPOSED BUSINESS. Axys represents to PPGx that none of the restrictions and limitations set forth (or to be set forth) in
Exhibit 2.3 to this Agreement or in

Schedule 2.3 to the Software License Agreement dated of even date herewith between Axys and Pharmaceutical Product Development, Inc. ("PPD"), or which would otherwise be set forth in said Exhibit or Schedule if said restrictions and limitations were not confidential, will limit in any materially adverse manner PPGx's ability to pursue its proposed business.

                                    SECTION 3

                                  CONSIDERATION

        3.1 Pursuant to the terms of the Stock Purchase Agreement between PPGx and Axys, PPGx shall issue to Axys 8,200,000 shares of Series A Preferred Stock of PPGx and 820 shares of Common Stock of PPGx as part consideration for the rights and licenses under this Agreement.

                                    SECTION 4

                            PATENTS AND INFRINGEMENT

        4.1 TITLE. Axys shall own and retain all right, title and interest in and to all Axys Technology. PPGx shall own and retain all right, title and interest in and to all Patent Rights in any Inventions that PPGx solely develops, discovers or makes under this Agreement. Any Patent Rights claiming Inventions and other Information that are developed, discovered or made jointly by the Parties pursuant to work conducted under this Agreement, if any, shall be owned jointly, with each Party retaining an undivided one-half interest in such jointly-developed Patent Rights, unless otherwise agreed to in writing by the Parties.

        4.2 PATENT PROSECUTION.

             (a) AXYS PATENTS. Axys shall have the right, but not the obligation, at its option and expense and through patent attorneys or agents of its choice, to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences and requests for patent extensions or supplementary protection certificates) and maintain in its own name any Axys Patents. If Axys elects not to prepare, file, prosecute or maintain any Axys Patent, it shall promptly notify PPGx and PPGx shall have the option, at its expense and through patent attorneys or agents of its choice, to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences and requests for patent extensions or supplementary protection certificates) and maintain on Axys' behalf and in its own name any such Axys Patents.

             (b) PPGX PATENT RIGHTS. PPGx shall have the right, but not the obligation, at its option and expense and through patent attorneys or agents of its choice, to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences and requests for patent extensions or supplementary protection certificates) and maintain in its own name any Patent Rights in any other Inventions that PPGx solely develops, discovers or makes under this Agreement. If PPGx elects not to prepare, file, prosecute or maintain any such Patent Rights, it shall promptly notify Axys and Axys shall have the option, at its expense and through patent attorneys or agents of its choice, to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences and requests for patent extensions or supplementary protection certificates) and maintain on PPGx's behalf and in its name any such Patent Rights.

             (c) JOINT PATENTS. For Patent Rights owned jointly by the Parties pursuant to Section 4.1, if any, PPGx shall have the right but not the obligation to pay all expenses in connection with the preparation, filing, prosecution and maintenance of such joint Patent Rights. If PPGx elects not to exercise its rights under this Section 4.2(c), then the Parties shall determine in good faith which Party shall prosecute each particular patent application claiming such Patent Right, and the Parties shall share equally all costs of filing, prosecuting and maintaining such Patent Rights, provided that either Party may elect not to share such costs and expenses as to a particular jointly-owned Patent Right, in which case such Party shall promptly thereafter assign to the other Party all its right, title and interest in and to such Patent Right.

        4.3 INFRINGEMENT BY THIRD PARTIES.

             (a) Each Party shall promptly notify the other in writing of any alleged, suspected or threatened infringement of which they become aware of any Axys Patents, or any PPGx Patent Rights.

             (b) PPGx shall have the first right to bring and control any action or proceeding with respect to infringement of any PPGx Patent Rights at its own expense and by counsel of its own choice. In any action or proceeding with respect to an infringement outside the field of Pharmacogenomics of any PPGx Patent Rights (a "Non-Field Infringement"), Axys shall have the right, at its own expense, to be represented in such Non-Field Infringement action. If PPGx fails to bring an action or proceeding with respect to such Non-Field Infringement within (i) sixty (60) days following the notice of alleged Non-Field Infringement or (ii) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Axys shall have the right to bring and control any such Non-Field Infringement action at its own expense and by counsel of its own choice, and PPGx shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

             (c) Axys shall have the first right to bring and control any action or proceeding with respect to infringement of any Axys Patents at its own expense and by counsel of its own choice. In any action or proceeding with respect to an infringement in the field of Pharmacogenomics of an Axys Patent necessary to make, have made, use, offer to sell or sell any Product (a "Field Infringement"), PPGx shall have the right, at its own expense, to be represented in such Field Infringement action. If Axys fails to bring an action or proceeding with respect to any Field Infringement within (i) sixty (60) days following the notice or alleged Field Infringement or (ii) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, PPGx shall have the right to bring and control any such Field Infringement action at its own expense and by counsel of its own choice, and Axys shall have the right, at its own expense, to be represented in any such Field Infringement action by counsel of its own choice.

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             (d) In the event of any infringement of a Patent Right
jointly-owned hereunder, the Parties shall promptly discuss and decide the best way to carry out any action or proceeding.

             (e) In the event either Party brings an infringement action, the other Party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. Neither Party shall have the right to settle any patent infringement litigation under this Section 4.3 in a manner that diminishes the rights or interest of the other Party without the consent of such other Party. Except as otherwise agreed to by the Parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of PPGx and Axys, shall belong to the Party who brought the action.

        4.4 ALLEGATION OF INFRINGEMENT BY THIRD PARTIES. In the event that Axys or PPGx receives notice that any action by either of them under this Agreement is alleged to be a violation of the patent or other intellectual property rights of a Third Party, it shall promptly notify in writing the other Party to this Agreement, and the Parties shall reasonably discuss appropriate responses and courses of action. However, the Party that is sued in any such action shall have full and unfettered right to defend itself at its expense.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

        5.1 Each Party represents and warrants to the other Party that, as of the date of this Agreement:

                    (i) such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

                    (ii) such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance its obligations under this Agreement;

                    (iii) this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance; and

                    (iv) it has the right to enter into this Agreement and grant the rights granted herein.

        5.2 Axys represents and warrants to PPGx that (i) it has not granted rights in or to the Axys Technology that would prevent Axys from entering into the Agreement, (ii) to Axys' knowledge, Axys has the full right to grant the licenses set forth in Section 2.1 hereof, free and clear of any adverse assignment, grant or other encumbrance inconsistent with such grant, subject to Section 2.1(c), and (iii) to its knowledge, there are no claims of Third Parties that would prohibit or restrict Axys from entering into the Agreement.

        5.3 Axys warrants to PPGx that Axys owns and has good title to the DNA Sample Library and the Transferred Equipment and that the Transferred Equipment is in good working order, normal wear and tear excepted, provided that the foregoing is not a warranty of non-infringement of any Third Party intellectual property.

                                    SECTION 6

                              TERM AND TERMINATION

        6.1 TERM. The Agreement shall commence on the Effective Date and continue in force, unless terminated as provided herein.

        6.2 EARLY TERMINATION. To the extent permitted by applicable law, the Agreement will automatically terminate upon the occurrence of any of the following events with respect to PPGx: (i) the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings; provided, however, in the case of an involuntary bankruptcy proceeding such termination shall only become effective if the proceeding is not dismissed within ninety
(90) days after the filing thereof; (ii) the assignment of a substantial portion of PPGx's assets for the benefit of creditors of PPGx; (iii) the appointment of a receiver or custodian for PPGx's business; (iv) if a substantial portion of PPGx's business or assets are subject to attachment or similar process; or (v) the dissolution of PPGx.

                                    SECTION 7

                                 CONFIDENTIALITY

        7.1 CONFIDENTIALITY OBLIGATION. During the term of this Agreement, and for five (5) years thereafter, each Party shall maintain in confidence any and all Information disclosed to it by the other Party pursuant to the activities under this Agreement (collectively, the "Confidential Information"). Each Party further agrees that it shall not use for any purpose other than the purposes expressly contemplated under this Agreement and shall not disclose to any Third Party the Confidential Information of the other Party, except that either Party may disclose Confidential Information under a similar obligation of confidentiality and non-use and on a need-to-know basis to its directors, officers, employees, consultants, or agents.

        7.2 EXCEPTIONS. The obligations of confidentiality and non-use contained in Section 7.1 shall not apply to any Information the extent that it can be established by the Party receiving the Information (the "Receiving Party") that such Information:

                (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

                (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

                (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party through no fault attributable to the Receiving Party;

                (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality to a Third Party, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

                (e) was independently discovered or developed by the Receiving Party without the use of Confidential Information belonging to the disclosing Party.

        7.3 AUTHORIZED DISCLOSURE. Notwithstanding the limitations in this
Article 7, each Party may disclose Confidential Information belonging to the other Party (or otherwise subject to this Article 7), to the extent such disclosure is reasonably necessary in the following instances, but solely for the limited purpose of such necessity:

                (a) filing or prosecuting patents relating to the Axys Intellectual Property, PPGx Intellectual Property, and/or PPGx Improvements;

                (b) regulatory and tax filings;

                (c) prosecuting or defending litigation;

                (d) complying with applicable governmental laws or regulations or valid court orders;

                (e) disclosure to Affiliates, licensees, sublicensees, employees, consultants or agents as needed in furtherance of a Party's obligations or rights under this Agreement;

        provided, however, that prior to any disclosure pursuant to subsection
(e) above, the disclosee must have agreed in writing to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7 (but with the duration to be limited to not less than five (5) years from date of disclosure). Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to subsections (a), (b), (c) or (d) above, it will give reasonable advance notice to the other Party of such disclosure obligation and will endeavor in good faith to limit the extent of such disclosure and to secure a protective order or other confidential treatment of such information, or to cooperate with the other Party's attempt to obtain such protective order or confidential treatment. Further, the Parties agree to consult with one another on the provisions of this Agreement to be redacted in any filings made by a Party with the United States Securities and Exchange Commission or as otherwise required by law.

        7.4 PRESS RELEASES AND OTHER DISCLOSURES. Except as required by law or in accordance with this Section, neither Party shall have the right to make any public announcements or other disclosures concerning this Agreement or the terms or performance hereof without the prior written consent of the other, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Parties agree that (a) Axys, PPGx and PPD shall jointly make an announcement and press release regarding the formation of PPGx, the contents of which are acceptable to said parties; (b) each Party may disclose the Agreement in confidence to its attorneys, accountants and other professional advisors and to existing or potential investors, licensees, acquirors or merger partners, provided that, with respect to the latter group, such Party obtains agreement of such recipient to maintain such disclosed information in confidence; and (c) each Party may desire or be required to issue press releases relating to the Agreement or activities thereunder, and the Parties agree to consult with each other reasonably and in good faith with respect to the text of such press releases (under this subsection (c)) prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases. All such public disclosures with respect to this Agreement must be accurate and comply with applicable law and regulations. In the event of a required or desired public announcement, such Party shall provide the other Party with a reasonable opportunity to review and comment on the content of such announcement prior to its being made. Each Party agrees that any filings it makes with the Securities and Exchange Commission describing the terms of this Agreement shall be consistent with the prior press releases and other public disclosures of such terms.

                                    SECTION 8

                          INDEMNIFICATION AND LIABILITY

        8.1 INDEMNIFICATION BY AXYS. Axys shall indemnify, defend and hold PPGx and its agents, employees, officers and directors (the "PPGx Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of Third Party claims or suits related to breach by Axys of its representations and warranties set forth in Sections 5.1, 5.2 and 5.3. Upon the assertion of any such claim or suit, the PPGx Indemnitees shall promptly notify Axys thereof, and Axys shall appoint and pay for counsel reasonably acceptable to the PPGx Indemnitees to represent the PPGx Indemnitees with respect to any claim or suit for which indemnification is sought. The PPGx Indemnitees shall not settle any such claim or suit without the prior written consent of Axys, unless they shall have first waived their rights to indemnification hereunder. Notwithstanding the foregoing, Axys shall have no obligation to indemnify PPGx with respect to claims arising out of breach by PPGx of its representations and warranties set forth in Section 5.1.

        8.2 INDEMNIFICATION BY PPGX. PPGx shall indemnify, defend and hold Axys and its agents, employees, officers and directors (the "Axys Indemnitees") harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees) arising out of Third Party claims or suits related to (a) breach by PPGx of its representations and warranties set forth in Section 5.1 or (b) manufacture, use or sale of Products by PPG or its Affiliates or sublicensees. Upon the assertion of any such claim or suit, the Axys Indemnitees shall promptly notify PPGx thereof and PPGx shall appoint and pay for counsel reasonably acceptable to the Axys Indemnitees to represent the Axys Indemnitees with respect to any claim or suit for which indemnification is sought. The Axys Indemnitees shall not settle any such claim or suit without the prior written consent of PPGx, unless they shall have first waived their rights to indemnification hereunder. Notwithstanding the foregoing, PPGx shall have no obligation to indemnify Axys with respect to claims arising out of a breach by Axys of its representations and warranties set forth in Sections 5.1, 5.2 and 5.3.

        8.3 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 8.3 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATION OF EITHER PARTY.

                                    SECTION 9

                                  MISCELLANEOUS

        9.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware that apply to contracts negotiated, executed and performed within the State of Delaware. Any claim or controversy arising out of or relating to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in the State of Delaware and each Party hereby consents to the jurisdiction and venue of such court.

        9.2 ENTIRE AGREEMENT. This Agreement constitutes the entire, final and complete agreement and understanding between the Parties with respect to the subject matter hereof, and replaces and supersedes all prior discussions and agreements between and among the Parties with respect to the subject matter hereof. No amendment, modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each Party.

        9.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the Parties, their successors and assigns. Neither Party shall be entitled to assign any rights hereunder to any Party without the prior written consent of the other Party; provided, however, such consent shall not be required in connection with the merger, acquisition, consolidation or sale of substantially all of the assets of a Party.

        9.4 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, or delivered by a nationally recognized overnight courier, to the address set forth in the first paragraph of this Agreement or delivered by hand. All notices shall be deemed to have been given two days after such notice is mailed, as evidenced by the postmark at the point of mailing include fax and personal delivery, or on the date of personal delivery, if not mailed.

        9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

        9.6 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either PPGx or Axys deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. The Parties further agree to discuss in good faith an amendment to replace such void, invalid, unenforceable, or unlawful provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void, invalid, unenforceable or unlawful provision.

        9.7 FURTHER AGREEMENT. Neither Party is obligated by this Agreement to enter into any further agreement of any kind with the other Party.

        9.8 INDEPENDENT CONTRACTORS. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partnership, principal and agent or joint venture between the Parties.


        IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date.

                                       AXYS PHARMACEUTICALS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       PPGX, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   EXHIBIT 1.2


                                  AXYS KNOW-HOW


Axys Know-How generally includes the following know-how:

Laboratory Services

Know-how pertaining to:

- sample tracking and handling of large numbers (>60,000) of samples using bar code technology and 96 well plate formats

- extraction of large amounts of high quality DNA from large numbers of pharmacogenetic samples from source materials including blood, solid tissues, mouth scrapings, tissue culture cells, etc.

-       assay design and development for TaqMan assays

- performance of large numbers of TaqMan genotyping in a high throughput manner

- use of the Amersham/Molecular Devices microarray spotter and reader (subject to the license) to characterize and quantitate mRNA expression in response to drug treatment in target tissues.

Gene Characterization

Know-how pertaining to:

-       resequencing of genes of pharmacogenetic relevance

- closing and determining the genomic structure of pharmacogenetically relevant genes

-       polymorphism detection in pharmacogenetically relevant genes

- biological and biochemical characterization of pharmcogenetically relevant gene products in cell culture, in cell free systems and in model organisms.



                                       1.

Software and Databases

Know-how pertaining to:

-       designing relational databases for pharmacogenetic data handling

- designing relational databases for pharmacogenetic sample handling and tracking

-       data analysis in the area of pharmacogenetic studies

- data analysis tools for calculating sample size, type of genetic effect strength of genetic effect, resulting trial length, etc.

- laboratory automation capability using robotics and informatics, including the building of custom systems for automation of routine manual laboratory tasks for pharmacogenetics



                                       2.

                                   EXHIBIT 1.3


                                  AXYS PATENTS


U.S. Patent Application SN 09/144,367, entitled Genotyping of Human CYP3A4, filed on August 31, 1998

U.S. Patent application SN 60/084,807, entitled Genotyping the Human UDP-Glucuronosyltransferase 1 (UGTI) Gene, filed on May 7, 1998

U.S. Patent Application SN 60/088,710, entitled Genotyping the Human Phenol Sulfotransferase 2 Gene (STP2), filed on June 10, 1998

U.S. Patent Application SN 60/094,391, entitled Genotyping Human
UDP-Glucuronosyltransferase 2B4 (UGT 2B4), 2B7 (UGT2B7) and 2B15 (UGT2B15), filed on July 28, 1998



                                       1.

                                      EXHIBIT 1.6


                                   DNA SAMPLE LIBRARY

        - 2,475 DNA Samples -- identified by bar code as patient sample nos.:

                >       BAH0001G1 -- BAH0175G1

                >       CTH0001G1 -- CTH0131G1

                >       DVH0001G1 -- DVH2586G1

        - Of these 2,475 samples, there are plates which contain 1,300 samples, broken down by category (as specified below), and demographic data (as specified below) on an additional 925 samples:

REFERENCE POPULATIONS

MASTER PLATE              #OF SAMPLES                    ETHNICITY
------------              -----------               ------------------
DVHP0006                      94                             Caucasian
DVHP0007                      94                              Hispanic
DVHP0008                      94                      African American
DVHP0009                      94                              Hispanic
DVHP0011                      94                             Caucasian
DVHP0013                      94                      African American
DVHP0020                      77                              Japanese
DVHP0021                      78                               Chinese

DVHP0014                      62                         Asthma, AfrAm
DVHP0015                      94                    Asthma, Mixed race
DVHP0016                      92                    Asthma, Mixed race
DVHP0017                      65                            Parkinsons
DVHP0018                      91                            Parkinsons
DVHP0019                      82                            Parkinsons
DVHP0022                      95                       4 ethnic groups
                                                                (Witte)

Total                       1300



                                       1.

TRAITS FOR 925 INDIVIDUALS
--------------------------

Gender
Height
Weight
# siblings
maternal grandmother ethnicity
maternal grandfather ethnicity
paternal grandmother ethnicity
paternal grandfather ethnicity
hay fever
Allergies
asthmatic attack
age onset asthma
hospitalization for asthma
medication for asthma
cause of asthma attack
relatives with asthma
parents smoked
Smoking
smoke exposure
Diabetes
medication for diabetes
when was diabetes diagnosed
weight when diagnosed
relatives with type 1 diabetes
relatives with type 2 diabetes
list of other diseases
physical activity
alcohol consumption
education
income
dependents



                                       2.

                                   EXHIBIT 1.9


                                   MICROARRAYS


The microarray technology as it currently pertains or may pertain to Pharmacogenomics involves the Molecular Dynamics/Amersham spotter and reader machines. Both of these machines, now in their third generation, are the components required for creating high density microarrays of either oligonucleotides, PCR products or clones for subsequent analysis by hybridization with various labeled samples DNAs. The spotter allows deposition of nanoliter amounts of DNA in an array up to 10,000 spots obtained from either 96 or 384 well plate format onto a microscope slide. The slide is then hybridized with the sample material and read by the MD/Amersham reader which can read one slide in three minutes and using a CCD camera, process the fluorescent data from the array. The images are quantitated using ImageQuant or Array Vision Generation III. The exact capabilities of the spotter and scanner for both the second and third generation machines (both of which Axys has and both of which may be useful in the Pharmacogenomics business) are listed below:



Spotter               Generation II                       Generation III
                      -------------                       --------------
                      12x96 well plates                   12x384 well plates
                      24 glass slides                     36 glass slides
                      6 pens                              12 pens
                      3072 spots/slide                    9216 spots/slide
                                                          microplate hotel
                                                          bar code recognition
                                                          internal humidifier

Reader                2 excitation lasers                 2 excitation lasers
                      confocal optics                     confocal optics
                      2 color scanning                    automatic slide loader
                                                          bar code scanning
                                                          4 color scanning



                                       1.

                                  EXHIBIT 1.17


                              TRANSFERRED EQUIPMENT


See the attached pages



                                       1.

                             EQUIPMENT LIST FOR PGx

SUPPLIER                  MODEL          CATALOG #          DESCRIPTION                 QTY         AXYS #                SERIAL #
--------                ---------        ----------    ---------------------            ---     --------------          -----------
IEC (VWR)                                 20673-080       MICROMAX MICROFUGE             1              #00996
IEC (VWR)                                 20673-042         ROTOR 24 X 1.5ML                            No tag                  N/A
VWR                          1545         35823-204                INCUBATOR             2              #00469
NEW BRUNSKWICK               4300        M1193-0000        INNOVA SHAKER4300             1              #00222
NEW BRUNSKWICK                                            Universal Platform             1              no tag                  N/A
SEARS                                      46-26041         20 Cu Ft Freezer             1              no tag           WB72525122
PE BIOSYSTEMS                 377            377-01           377 SEQUENCERS             2              #01011
PE BIOSYSTEMS                 377            377-01           377 SEQUENCERS                              #205             96031303
PE BIOSYSTEMS                 377                               377 computer             2              no tag          FC5040EC44G
PE BIOSYSTEMS                 377                                377 monitor             2              no tag          CJ5236E939X
PE BIOSYSTEMS                 310                              310 SEQUENCER             1              #02680
PE BIOSYSTEMS                 310                               310 computer             1              no tag          CK73611A9RL
PE BIOSYSTEMS                 310                                310 monitor             1              no tag          CY7161BA6UC
FISHER SCIENTIFIC                         15-462-10        BATH, ISOTEMP 10L             2              no tag               515640
PE Biosystems                9600                              Thermalcycler             6              #01877
PE Biosystems                9600                              Thermalcycler                            #01878
PE Biosystems                9600                              Thermalcycler                            #01879
PE Biosystems                9600                              Thermalcycler                            #02616
PE Biosystems                9600                              Thermalcycler                            #02615
PE Biosystems                9600                              Thermalcycler                            #02617
MJ Research               PTC-100                               thermocycler             2              #01824
MJ Research               PTC-100                               thermocycler                            #02785
BIORAD                    1655050                               PowerPAC 300             1      none available            310BR3375
Fisher Biotech          FBUVLS-80                               UV Hand lamp             1              no tag                  N/A
Labline                                                Multiblock Heat block             1              no tag            0495-0399
Rainin pipetters           P-1000                           Rainin pipetters             6              no tag              P61497D
Rainin pipetters           P-1000                           Rainin pipetters                            no tag              P50008G
Rainin pipetters           P-1000                           Rainin pipetters                            no tag              R56325J
Rainin pipetters            P-200                           Rainin pipetters             6              no tag              Q57441H
Rainin pipetters            P-200                           Rainin pipetters                            no tag              D15392L
Rainin pipetters            P-200                           Rainin pipetters                            no tag              R52397J
Rainin pipetters            P-100                           Rainin pipetters             6              no tag              P61656E
Rainin pipetters            P-100                           Rainin pipetters                            no tag              R61764H
Rainin pipetters             P-20                           Rainin pipetters             7              no tag              P66340D
Rainin pipetters             P-20                           Rainin pipetters                            no tag              P64476D
Rainin pipetters             P-20                           Rainin pipetters                            no tag              R65252J



                                       1.

SUPPLIER                           MODEL          CATALOG #              DESCRIPTION               QTY     AXYS #        SERIAL #
--------                      ---------------    ----------    --------------------------------    ---     ------   ----------------
Rainin pipetters                          P-2                                   Rainin pipetters     6     no tag            Q59082H
Rainin pipetters                          P-2                                   Rainin pipetters           no tag            P61244G
Rainin pipetters                          P-2                                   Rainin pipetters           no tag            R67344J

SORVALL                                   RT7          7400                     TABLE CENTRIFUGE     1      01699            9602885
SORVALL                                   RT7         76730      Roto/SL RTH 750 BUCKET 4000 RPM     1          "                  "
                                                                                          3,313G
SORVALL                                   RT7           447                       Bucket adapter     4          "                  "
SORVALL                                   RT7           436       50ml Conical Tube adapter 5 pc     4          "                  "
SORVALL                                   RT7         11737                     250ml tc adapter     1          "                  "
SEARS                                              46-26041                     20 CU FT FREEZER     1       no #               no #
WESTERN FOOD EQUIPMENT                               GDM-41                    41 CU FT DELI BOX     1      02606               no #
PE Biosystems                            7700       7700-01      Sequence Detector plus computer     1       1913           97060371
PE Biosystems                            9700                                      Thermalcycler     "      02881        805S8081809
PE Biosystems                            9700                                      Thermalcycler     "      02861        805S8080933
PE Biosystems                            9700                                      Thermalcycler     "      02920        805S8080871
PE Biosystems                            9700                                      Thermalcycler     "      02862        805S8080881
Robbins Scientific                  1029-40-1                                           Hydra-96     1      02759         MD98530427
Packard Robot                                                                     MULTIPROBE 204     1      01430             408160
Hewlett Packard computer       Vectra VE 4/66                                  computer for Pak5     1      01431               no #
Monitor for Packard                 Super VGA                                   monitor for Pak5     1      01432               no #
Pooling Robot                            T265                      CRS A255 ARM on 2-meter track     1      01876               no #
Pooling Robot                                                                Beckman Multimek 96     1       no #               no #
Pooling Robot                                                               software integration     1       no #               no #
Computer for Pooling Robit    Compaq Prolinea                                 computer for Astro     1      01089   could not access
                                          466
Monitor for pooling robot     Sony Multi Scan                          Monitor for pooling robot     1      01436               no #
                                      17sf II
Stratagene Picofuge                    HF-120        400550       Personal workstation microfuge     4       no #
Rainin pipetters                       P-1000                                   Rainin pipetters     4       no #
Rainin pipetters                        P-200                                   Rainin pipetters     4       no #
Rainin pipetters                        P-100                                   Rainin pipetters     4       no #
Rainin pipetters                         P-10                                   Rainin pipetters     4       no #
Rainin pipetters                          P-2                                   Rainin pipetters     4       no #
Brinkman Transferpette-12           20-100 ul                            Multi-channel pipetters     2       no #
Brinkman Transferpette-12             5-50 ul                            Multi-channel pipetters     2       no #
Brinkman Transferpette-12           2.5-25 ul                            Multi-channel pipetters     2       no #
Drummond                                                                               pipet-aid     2       no #



                                       2.

SUPPLIER                         MODEL      CATALOG #         DESCRIPTION         QTY                  AXYS #          SERIAL #
--------                        ------      ---------     --------------------    ---                  ------         ---------
Dickson                            KTx                    temperature recorder     2                     no #           8261078
Dickson                            KTx                    temperature recorder                           no #           8261079
CBS Scientific                  #P-048                         PCR Workstation     1                    01829
Quadra 610                                                 laboratory computer     1                   leased
VWR                             980001      57018-754           orbital shaker     1                     no #              0383


COMPUTERS AND MONITORS

                            CPU SERIAL         CPU ID           DESCRIPTION                  MONITOR SERIAL #         MONITOR ID
                           -----------         ------     --------------------              -----------------      -------------
                               1338391           None      MAC Power Computing              1074391 & 1074394      01797 & 01798
                            0008975785          02704          PC Gateway 2000                        2704939              02941
                           XB6366UF8FD          01614             MAC 7200/120                    SG62526J35J               None
                           CK8400MNEEY          02924            MAC 3G Laptop                            N/A                N/A
                                 B5ZDP          02609     Dell Dimension M166a                         815839              02604
                           XB735153A6W           None             MAC 7300/200                           None               None
                                 B5ZDM          02610               Dell M166a                        8150896              02602
                           XB8360H9D8X          02864                   MAC G3                    SG54604Z35J              01508
                           FC5512BL55F          01256             MAC PPC 7200                    SG5460LJ35J              01144
                                    ??          00966             MAC PPC 7200                             ??              36377
                            US63752790             ??           HP Pentium 100                             ??                 ??
                            0008172595          02621          Gateway 2000 PC                        8149516              02628
                            SN537F07E3          33325              Sun SPARC 5                     3651324-01              00873
                            SN525F02QZ          36052             Sun SPARC 20                     3651316-01              00626
                            SN638F1A8D          01519              Sun SPARC 4                     3651335-01              01520
                            0008975786          01873          Gateway 2000 PC                        8010634              02695
                           SG8359UDDL4           0295           Apple Power PC                    S15250NF1XX              00985
                              7Y071245          02674            NEC Laptop PC                           none               none
                                 CH9XL          A3840        Dell Optiflex Gxa                          CH9ZL              A4524



                                       3.

                                   EXHIBIT 2.3

                          RESTRICTIONS AND LIMITATIONS


        To be delivered after the closing of the PPGx formation transactions



                                       4.

                                    EXHIBIT M

                        FORM OF PPD CLARIFICATION LETTER


December 14, 2000

Joshua S. Baker, Ph.D.
President and Chief Executive Officer
PPGx, Inc.
3500 Paramount Parkway
Morrisville, North Carolina  27560

RE: JOINT DEVELOPMENT AGREEMENT BETWEEN PPD DEVELOPMENT, INC. AND PPGx

Dear Dr. Baker:

As you know, DNA Sciences, Inc. ("DNA Sciences") is currently negotiating to effect a merger of PIPO Acquisition Corp. ("PIPO"), a wholly-owned merger subsidiary of DNA Sciences, into PPGx, Inc. ("PPGx"). Upon consummation of this merger, PIPO will cease to exist, and PPGx will become a wholly-owned subsidiary of DNA Sciences. DNA Sciences wants to ensure, however, that there are no ambiguities regarding PPGx's rights, title, and interest in and to DNA samples and any data related thereto acquired pursuant to the March 1, 2000 Joint Development Agreement between PPD Development, Inc. ("PPD") and PPGx post-merger.

Therefore, to induce DNA Sciences to proceed with the merger, PPD hereby clarifies that PPGx has the following rights, title, and interest in and to the DNA samples and data derived therefrom that are generated pursuant to the Joint Development Agreement:

        PPD will provide PPGx with blood samples and medical history information related to the blood samples. PPGx will extract DNA from blood samples provided by PPD, and will divide each resulting DNA sample into two parts, Product A and Product B. PPD shall anonymize Product B so that it and its related information cannot be linked to the volunteer from whom it was obtained. Once Product B has been anonymized, PPGx shall have sole and exclusive rights to Product B, to all genotype data produced by PPGx related to Product B, and to any other associations established through PPGx's analysis of Product B. In addition, PPGx shall have the right to use the medical information related to Product B for any purpose, including the transfer or sale of such information to third parties.

This clarification comports with the intent and understanding of both PPD and PPGx under the Joint Development Agreement.

Very truly yours,


PPD Development, Inc.

Fredric N. Eshelman
Chief Executive Officer


I hereby agree with the clarification of the Joint Development Agreement as set forth herein.

------------------------------------
Dr. Joshua Baker
Chairman and Chief Executive Officer
PPGx, Inc.

                                   EXHIBIT N

                      REAL PROPERTY SIDE INDEMNITY LETTER

December __, 2000

Hugh Y. Rienhoff, Jr., M.D.
Chief Executive Officer
DNA Sciences, Inc.
2375 Garcia Avenue
Mountain View, California 94043

Dear Dr. Rienhoff:

     The purpose of this letter is to set forth the terms and conditions under which Pharmaceutical Product Development, Inc. or one of its wholly owned subsidiaries (collectively, "we" or "us") will sublease to DNA Sciences, Inc. or one of its wholly owned subsidiaries (collectively, "you") the space described in paragraph 1 below (the "Space") in certain premises which we have leased. The two leases or subleases (collectively, the "Leases" and individually, a "Lease") in which the Space is located are described in more detail in SCHEDULE A attached. As denoted in the schedule, we will sometimes refer to an individual Lease as the Cambridge Lease or the Philadelphia Lease, whichever is applicable.

     The Cambridge Lease and the Philadelphia Lease each contain a provision which prohibit sublease of the Space without the lessor's consent. In each case, we want to make the Space available to you under the terms set forth below without obtaining the prior consent of the lessor.

     1. PREMISES. We will sublease to you approximately 1,344 square feet of office and lab Space under the Cambridge Lease and approximately 350 square feet of office Space under the Philadelphia Lease. In addition, you will also have reasonable access to other areas which we have leased or to which we have access if reasonably necessary to use the Space we are making available to you under those two Leases. This includes common area access, bathroom facilities, parking (if any), etc.

     2. TERM. The Cambridge Lease expires on December 24, 2007, and the Space under this Lease will be available to you until that date unless either we or you gives the other 180 days advance notice of an earlier termination date, or unless the lessor terminates the Cambridge Lease for a reason other than our failure to obtain the lessor's consent to sublease the Space to you. If any applicable certifying authority requires execution of a sublease in order for you to maintain in effect the MCA and GLP certifications currently maintained by this facility, then the parties hereto shall negotiate in good faith such a sublease, and we shall use commercially reasonable efforts to obtain any necessary third-party consents to such sublease. If we elect to cause the termination of the existing lease to this facility and move to a different site in the United Kingdom and at the time you are still occupying space leased by us under the Cambridge Lease, then, to the extent we have equivalent space reasonably available at such new facility that can be offered to you, we shall make such space available to you on terms mutually agreeable to both parties.

          The Philadelphia Lease expires on August 31, 2007, and the Space under that Lease will be available to you until that date unless the lessor terminates the Lease for a reason other than our failure to obtain the lessor's consent to sublease the Space to you.

          3. RENT. You will pay us as rent the fully loaded cost per square foot (calculated on a pass-through basis without mark-up for our administrative costs) to us of the Space. Thus, rent includes not only any base rent which we pay to the lessor, but also other costs of operating and maintaining the Space, whether these costs are paid directly to the lessor or paid by us to a third party. For example, additional costs include ad valorem taxes, insurance, utilities, janitorial and maintenance expense which we pay in addition to base rent. Rent for the Space which we are required to pay monthly to the lessor you will pay to us three days before we must make payment to the lessor. We will give you a schedule of when such payments are due monthly and amounts that are due, which we will revise from time to time as monthly rent is adjusted. We will bill you for all other rent items and payment is due 15 days from the date of our invoice. If it is not reasonably possible to determine what portion of a rent item is attributable to the Space (for example, certain utilities which are not separately metered), we will bill you for a prorata portion of such item based on the total square footage which we have leased.

          4. MAINTENANCE AND COMPLIANCE. You will keep the Space in the same condition in which you find it, reasonable wear and tear excepted. You will also comply with the terms of the respective Leases, copies of which we have previously provided to you. You understand that if we have granted you rights in this letter which we are not entitled to grant under one or more of the Leases (other than making the Space available to you notwithstanding contrary provisions in the Leases), such rights are deemed void.

          5. INDEMNITY. We will indemnify you for all damages and costs, including attorney's fees, that you incur as a result of our negligence or intentional misconduct in connection herewith, our breach of any material provision in this letter, and our failure to obtain the consents of the respective lessors under the Leases to make the Space available to you. You will indemnify us for all damages and costs, including attorney's fees, that we incur as a result of your negligence or intentional misconduct in connection herewith and your breach of any material provision in this letter.

     6. DEFAULT. Any act or omission by you which, if done by us, would constitute an event of default under the applicable Lease, will constitute an event of default by you under the terms of this letter with respect to the Space made available with respect to such applicable Lease. A breach of any material provision in this letter also constitutes an event of default with respect to the applicable Space. In each such instance, we shall have all of the rights and remedies available to the lessor under the applicable Lease.

     7. MISCELLANEOUS. You cannot assign any rights given to you or obligations imposed upon you in this letter without our prior written consent. Any notices, including notice of a change of address, with respect to any Space shall be given in the same manner provided in the applicable Lease. We will give you notice at the address which appears at the beginning of this letter unless you inform us otherwise. You may give us notice at 3151 Seventeenth Street Extension, Wilmington, NC 28412, Attn: Executive Director, Corporate Administration, with a copy to our General Counsel at the same address. You take the Space subject to the same encumbrances to which we are subject, including the Leases and any subordination or similar obligations contained in the Leases. The governing law specified in each Lease is incorporated in this letter by reference and shall apply to the subject Space. To the extent a term or condition addressed in one or more of the Leases is not addressed in this letter, the Leases shall control, as applicable.

     8. EFFECT. This letter supersedes that certain letter agreement dated February 1, 1999 between PPD and PPGx, Inc. ("PPGx") which, upon execution of this letter, shall be deemed terminated. Other than the rights provided to DNAS and PPGx under this letter agreement, there exist no sublease or similar documents pursuant to which we have subleased or otherwise made available Space to PPGx.

     Please indicate your assent to the terms and conditions set forth in this letter by signing in the space provided below.

     Sincerely yours,

     PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.


     By: ____________________________________

     Name: __________________________________

     Title: _________________________________

DNA Sciences, Inc. and PPGx, Inc. hereby accept and agree to the terms and conditions set forth in this letter.



                                          DNA SCIENCES, INC.


                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________



                                          PPGx, INC.


                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                   SCHEDULE A

1. CAMBRIDGE LEASE: Lease dated December 8, 1995 by and between Lockton House Investments Limited and Pharmaco UK Limited for space located at Lockton House, Clarendon Road, Cambridge, and consisting of approximately 15,130 square feet.

2. PHILADELPHIA LEASE: Lease dated May, 1999, as amended by Amendment dated September 13, 2000, by and between Principal Life Insurance Company and PPD Pharmaco, Inc. for space located at Union Meeting IV. 980 Harvest Drive, Blue Bell, Pennsylvania and consisting of approximately 20,820 square feet.

                                    EXHIBIT O

                        FORM OF AXYS COVENANT NOT TO SUE


December 17, 2000


Joshua S. Baker, Ph.D.
President and Chief Executive Officer
PPGx, Inc.
3500 Paramount Parkway
Morrisville, North Carolina  27560

RE: MERGER AND REORGANIZATION AMONG DNA SCIENCES, INC. AND PPGx

Dear Dr. Baker:

As you know, DNA Sciences, Inc. ("DNA Sciences") is currently negotiating to effect a merger of PIPO Acquisition Corp. ("PIPO"), a wholly-owned merger subsidiary of DNA Sciences, into PPGx, Inc. ("PPGx"). Upon consummation of this merger, PIPO will cease to exist, and PPGx will become a wholly-owned subsidiary of DNA Sciences. DNA Sciences wants to ensure, however, that PPGx post-merger has freedom to operate under certain intellectual property owned or otherwise controlled by Axys Pharmaceuticals, Inc. ("Axys"). Therefore, to induce DNA Sciences to proceed with the merger, Axys hereby agrees to be bound, in perpetuity, to the following covenant, effective immediately upon the closing of the contemplated merger under the Agreement and Plan of Merger and Reorganization among DNA Sciences, PIPO, and PPGx ("Merger Date"):

        COVENANT NOT TO SUE. To the full extent that it is able in compliance with the terms of the third party agreement to which it is a party that is identified on the attached Exhibit A ("Third Party Agreement"), Axys agrees that it shall not assert any claim(s) based on the patent(s) and/or patent application(s) listed on Exhibit A and any future or presently existing continuations, continuations-in-part, divisionals or foreign patent applications thereof and any and all patents issuing on such patent applications and any reissues, reexaminations, extensions and supplementary protection certificates with respect to such patents ("Axys IP"), and shall not authorize any third party (pursuant to an assignment, license agreement, or otherwise) to assert in any way any Axys IP, against PPGx, its subsidiaries or affiliates, or their agents, contractors, licensees, or customers, in respect of the development, manufacture, use, importation, offer for sale, or sale of Pharmacogenomics (as that term is defined in the Technology Transfer and License Agreement between Axys and PPGx effective February 1, 1999, as amended as of the Effective Date) products and services, including, without limitation, diagnostic products for use in conducting Pharmacogenomics analysis. Axys confirms that it has no obligation to assign any of the Axys IP pursuant to the Third Party Agreement.


Very truly yours,


Axys Pharmaceuticals, Inc.

John P. Walker
Chairman and Chief Executive Officer

                                    EXHIBIT A


THIRD PARTY AGREEMENTS

Collaborative Research Agreement as of June 12, 1995, between Sequana Therapeutics, Inc. and Boehringer Ingelheim International GmbH, as amended June 19, 1997.


AXYS IP

U.S. Patent Application Serial No. 09/078,317, entitled "RAQ Genes and Their Uses", filed May 13, 1998.

U.S. Patent Application Serial No. 60/084,938, entitled "RHOH Genes and Their Uses", filed May 11, 1998.

U.S. Patent Application Serial No. 60/095,835, entitled "Human Anion Transporter Genes ATNOV", filed Aug. 7, 1998.

U.S. Patent Application Serial No. 08/909,954, entitled "GAP12 Genes and Their Uses", filed August 12, 1997.

U.S. Patent No. 6,100,058, entitled "GAP12 Genes and Their Uses", filed August 12, 1997, and issued August 8, 2000.

U.S. Patent Application Serial No. 60/035,663, entitled "Asthma Related Genes ", filed January 21, 1997.

U.S. Patent Application Serial No. 60/051,432, entitled "Asthma Related Genes ", filed July 1, 1997.

                                    EXHIBIT P

                                     FORM OF
                                   ASSIGNMENT

        This Assignment is entered into as of December ___, 2000, (the "Effective Date") by and between AXYS PHARMACEUTICALS, INC., a Delaware corporation with offices at 180 Kimball Way, South San Francisco, California 94080 ("Axys"), and PPGx, INC., a Delaware corporation with offices at 3500 Paramount Parkway, Morrisville, North Carolina 27560 ("PPGx").

        WHEREAS, DNA Sciences, Inc. ("DNA Sciences") is contemplating a merger transaction, the consummation of which will result in PPGx becoming a wholly-owned subsidiary of DNA Sciences;

        WHEREAS, Axys, one of the founders of PPGx, is a major stockholder of PPGx, and desires for DNA Sciences to proceed with the merger;

        WHEREAS, Sequana Therapeutics, Inc. ("Sequana"), a former subsidiary of Axys, had acquired certain DNA samples pursuant to research agreements between Sequana and third parties (the "Samples");

        WHEREAS, Sequana was merged into Axys and out of existence, and consequently all ownership rights that Sequana had in the Samples were transferred to Axys;

        WHEREAS, during PPGx's corporate existence and prior to the Effective Date, Axys transferred to PPGx its entire right, title, and interest in and to certain specified samples comprising in part the Samples;

        WHEREAS, Axys did not transfer certain other specified samples comprising in part the Samples, nor did it transfer its entire right, title, and interest in and to data related to the Samples including, but not limited to, phenotype, pedigree, and genotype data (the "Sample Data"), at the time Axys transferred its ownership rights in the specified samples comprising in part the Samples to PPGx;

        WHEREAS, DNA Sciences desires to ensure that post-merger, PPGx holds all right, title, and interest Axys has in and to the Samples and the Sample Data;

        WHEREAS, to induce DNA Sciences to proceed with the merger, Axys is willing to assign all its right, title, and interest in and to the DNA samples and all related data to PPGx;

        NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants set forth herein, Axys and DNA Sciences hereby agree as follows:

                                    AGREEMENT

        46. Axys hereby assigns to PPGx its entire right, title, and interest in and to all Samples and data related to those samples, including, without limitation, phenotype, pedigree, medical information, and genotype data, that Axys transferred to PPGx prior to the Effective Date, including those DNA samples and data originating from the following agreements:

        (a) Research Agreement Regarding the Genetics of Asthma between Sequana and The Council of The Queensland Institute of Medical Research, having an effective date of April 1, 1995;

        (b) Research Agreement Regarding the Genetics of Asthma (Phase II) between Sequana and The Council of The Queensland Institute of Medical Research, having an effective date of April 1, 1996;

        (c) Research Agreement Regarding the Genetics of Asthma between Sequana and Vrije Universiteit, having an effective date of June 15, 1996;

        (d) Research Agreement Regarding the Genetics of IBD between Sequana, Mucosal Immunology Research Group, and Charite University Hospital, having an effective date of June 1, 1997;

        (e) Research Agreement Regarding the Genetics of Inflammatory Bowel Disease between Sequana and King's College School of Medicine and Dentistry, having an effective date of June 1, 1997;

        (f) Research Agreement Regarding the Genetics of Inflammatory Bowel Disease between Sequana and United Medical and Dental Schools of Guy's and St. Thomas's Hospitals, having an effective date of January 1, 1996;

        (g) Research Agreement between Sequana and Institut Pasteur de Lille, having an effective date of April 1, 1995;

        (h) Research Agreement Regarding the Genetics of Obesity between Sequana and Trustees of the University of Pennsylvania, having an effective date of July 15, 1995;

        (i) Research Agreement Regarding the Genetics of Osteoporosis between Sequana and the University Hospital of Kuopio, Department of Obstetrics and Gynecology and Department of Surgery, having an effective date of March 10, 1997;

        (j) Research Agreement between Sequana and Sharp-Rees Stealy Medical Group, having an effective date of December 1, 1996;

        (k) Contract Research Agreement between Sequana and Birmingham Heartland Hospital, having an effective date of August 1, 1994;

        (l) Research Collaboration Agreement between Axys and American Home Products Corporation, acting through Wyeth-Ayerst Reseach Division, having an effective date of July 15, 1998;

        (m) Research Support Agreement between Sequana and Kaiser Foundation Hospitals, having an effective date of March 1, 1994;

        (n) Material Transfer Agreement between Sequana and Regents of the University of California (UCSD), having an effective date of February 1, 1995;

        (o) Agreement between Mount Sinai Hospital Corporation and Sequana, having an effective date of July 15, 1994; and

        (p) Any other agreements between Sequana and/or Axys and any third parties under which Sequana and/or Axys obtained DNA samples and/or information related to the samples that Axys subsequently transferred to PPGx.

        47. Axys acknowledges that, as a result of the foregoing assignment, it shall not retain any right, title, and interest in and to the DNA samples and related data assigned to PPGx hereunder.

        IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date indicated in the first paragraph above.

                                       AXYS PHARMACEUTICALS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       PPGx, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT Q


                                     FORM OF


                               DNA SCIENCES, INC.


                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


                                DECEMBER ___ 2000

                                TABLE OF CONTENTS

                                                                                                                 PAGE
SECTION 1. DEFINITIONS; AMENDMENT AND WAIVER .....................................................................2

         1.1      "Commission"....................................................................................2

         1.2      "Common Stock"..................................................................................2

         1.3      "Exchange Act"..................................................................................2

         1.4      "Holder"........................................................................................2

         1.5      "Initiating Holders"............................................................................2

         1.6      "Preferred".....................................................................................2

         1.7      "Registrable Securities"........................................................................2

         1.8      The terms "register," "registered" and "registration"...........................................3

         1.9      "Registration Expenses".........................................................................3

         1.10     "Securities"....................................................................................3

         1.11     "Securities Act"................................................................................3

         1.12     "Selling Expenses"..............................................................................3

         1.13     Amendment of Prior Rights Agreement; Waiver of Right of
                  First Offer.....................................................................................3

SECTION 2. INFORMATION RIGHTS ....................................................................................3

         2.1      Financial Information...........................................................................3

         2.2      Assignment of Rights............................................................................4

         2.3      Termination.....................................................................................4

SECTION 3. RIGHTS OF FIRST OFFER ON NEW ISSUANCES ................................................................4

         3.1      Rights of First Offer...........................................................................4

         3.2      Termination.....................................................................................6

SECTION 4. REGISTRATION RIGHTS ...................................................................................6

         4.1      Requested Registration..........................................................................6

         4.2      Company Registration............................................................................8

         4.3      Registration on Form S-3........................................................................9

         4.4      Limitations on Subsequent Registration Rights...................................................9

         4.5      Expenses of Registration.......................................................................10

         4.6      Registration Procedures........................................................................10

         4.7      Indemnification................................................................................11

         4.8      Information by Holder..........................................................................13

         4.9      Rule 144 Reporting.............................................................................13

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                PAGE
         4.10     Transfer of Registration Rights................................................................14

         4.11     Termination....................................................................................14

         4.12     Lockup Agreement...............................................................................14

SECTION 5. LEGENDS ..............................................................................................14

         5.1      Legends........................................................................................14

SECTION 6. MISCELLANEOUS ........................................................................................15

         6.1      Governing Law..................................................................................15

         6.2      Entire Agreement; Amendment....................................................................15

         6.3      Aggregation....................................................................................15

         6.4      Notices, etc...................................................................................15

         6.5      Additional Purchasers..........................................................................16

         6.6      Severability...................................................................................16

         6.7      Counterparts...................................................................................16

                                    EXHIBIT Q

                                     FORM OF

                               DNA SCIENCES, INC.
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


        THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "AGREEMENT") is made as of this ___ day of December, 2000 by and among DNA Sciences, Inc., a Delaware corporation (the "COMPANY"), the holders of the Company's Series A Preferred Stock set forth on Exhibit A hereto (the "SERIES A HOLDERS"), the holders of the Company's Series B Preferred Stock set forth on Exhibit A hereto (the "SERIES B HOLDERS"), the holders of the Company's Series C Preferred Stock set forth on Exhibit A hereto (the "SERIES C HOLDERS"), the holders of the Company's Series C-1 Preferred Stock set forth on Exhibit A hereto (the "Series C-1 Holders") and the holders of the Company's Series D Preferred Stock set forth on Exhibit A hereto (the "SERIES D HOLDERS"). The Series A Holders, the Series B Holders, the Series C Holders, the Series C-1 Holders and the Series D Holders shall be referred to hereinafter individually as an "INVESTOR" and collectively as the "INVESTORS."


                                    RECITALS


        A. The Company, the Series A Holders, the Series B Holders and certain of the Series C Holders have previously entered into that certain Amended and Restated Investor Rights Agreement dated as of December 15, 2000 (the "PRIOR RIGHTS AGREEMENT"), pursuant to which the Company granted the Series A Holders, the Series B Holders and the Series C Holders certain rights;


        B. The Company and PPGx, Inc., a Delaware corporation ("PPGx"), entered into that certain Agreement and Plan of Merger and Reorganization, by and among the Company, PIPO Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("MERGER SUB"), and PPGx, dated as of December 17, 2000 (the "REORGANIZATION AGREEMENT"), pursuant to which Merger Sub was merged with and into PPGx and PPGx became the surviving corporation and a wholly owned subsidiary of the Company;


        C. Pursuant to the Reorganization Agreement, the Company issued two million nine hundred and fifty-seven thousand one hundred (2,957,100) shares of its Series D Preferred to the Series D Holders;


        D. A condition to the Series D Holders' obligations under the Reorganization Agreement is that the Company extend to them certain information and registration rights and other rights with respect to the Company's Series D Preferred as set forth below, and


        E. The Series A Holders, the Series B Holders and certain of the Series C Holders are holders of at least a majority of the Registrable Securities of the Company (as defined in the Prior Rights Agreement), and desire to amend and restate the Prior Rights Agreement in its entirety and accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Rights Agreement.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Reorganization Agreement, the parties mutually agree as follows:


                                   SECTION 1

                        DEFINITIONS; AMENDMENT AND WAIVER


        As used in this Agreement, the following terms shall have the following respective meanings:


        1.1 "COMMISSION" shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.


        1.2 "COMMON STOCK" shall mean shares of the Company's Common Stock, par value $.001 per share.


        1.3 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.


        1.4 "HOLDER" shall mean each of the Investors (and their transferees as permitted by Section 4.10) holding Registrable Securities or securities convertible into Registrable Securities.


        1.5 "INITIATING HOLDERS" shall mean Holders who in the aggregate hold greater than fifty percent (50%) of the Preferred.


        1.6 "PREFERRED" shall mean shares of the Company's Series A preferred stock, par value $.001 per share (the "SERIES A PREFERRED"), the Company's Series B preferred stock, par value $.001 per share (the "SERIES B PREFERRED"), including shares of Series B PREFERRED issuable upon exercise of: (i) that certain warrant entered into by and between the Company and Cooley Godward LLP on March 16, 2000; (ii) that certain warrant entered into by and between the Company and GATX Ventures, Inc. on October 6, 2000 (the "GATX WARRANT"); and
(iii) that certain warrant entered into by and between the Company and TBCC Funding Trust II on October 6, 2000 (the "TBCC WARRANT"), the Company's Series C preferred stock, par value $.001 per share (the "SERIES C PREFERRED"), the Company's Series C-1 preferred stock, par value $.001 per share (the "SERIES C-1 PREFERRED") and the Company's Series D preferred stock, par value $.001 per share (the "SERIES D PREFERRED").


        1.7 "REGISTRABLE SECURITIES" shall mean any shares of Common Stock issued or issuable (i) on conversion of the Preferred, (ii) upon exercise by the Investors of their preemptive rights as provided in Section 3 of this Agreement,
(iii) upon exercise by the Investors of their right of first offer rights pursuant to the Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith, and (iv) any shares of Common Stock issued or issuable in respect of such Common Stock upon any stock split, stock dividend, recapitalization or similar event. Shares of Common Stock or other securities shall only be treated as Registrable Securities if they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction. Solely for the purposes of Section 4.2 of this Agreement, the Company shall treat the Warrant Shares, as defined in the GATX Warrant and the TBCC Warrant, as Registrable Securities.

        1.8 THE TERMS "REGISTER," "REGISTERED" AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.


        1.9 "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 4.1, 4.2, and
4.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company (and fees and disbursements of one special counsel for Holders, if any), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).


        1.10 "SECURITIES" shall mean Common Stock or Preferred.


        1.11 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same, which shall be in effect at the time.


        1.12 "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.


        1.13 AMENDMENT OF PRIOR RIGHTS AGREEMENT; WAIVER OF RIGHT OF FIRST OFFER. Effective and contingent upon execution of this Agreement by the Company and the holders of a majority of the Registrable Securities, as that term is defined in the Prior Rights Agreement, and upon closing of the transactions contemplated by the Reorganization Agreement, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Investors with respect to registration rights of the Company's securities and certain other rights, as set forth herein. The Series A Holders, the Series B Holders and the Series C Holders hereby waive the right of first offer, including the notice requirements, set forth in the Prior Rights Agreement with respect to the issuance of Series D Preferred, except to the extent that a Series A Holder, a Series B Holder or a Series C Holder is receiving Series D Preferred, as set forth in the Reorganization Agreement.


                                   SECTION 2

                               INFORMATION RIGHTS


        2.1 FINANCIAL INFORMATION. The Company will provide each Investor the following reports for so long as the Investor is a holder of a minimum of ten thousand (10,000) shares of Registrable Securities (as adjusted for stock splits and combinations):


                (a) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, and all in reasonable detail and audited by independent public accountants of national standing selected by the Company.


                (b) As soon as practicable after the end of each month and fiscal quarter, and in any event within thirty (30) days and forty-five (45) days, respectively, thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, consolidated statements of income, consolidated statements of changes in financial condition, a consolidated statement of cash flow of the Company and its subsidiaries and a statement of stockholders' equity for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.


                (c) As soon as practicable after its adoption by the Board of Directors of the Company (the "BOARD OF DIRECTORS"), a copy of the annual operating plan of the Company for the next fiscal year and an annual budget for the next fiscal year of the Company containing profit and loss projections, cash flow projections and capital expenditures, all on a monthly basis.


        2.2 ASSIGNMENT OF RIGHTS. The rights granted pursuant to Section 2.1 may be assigned or otherwise conveyed by an Investor to a constituent partner or an affiliate of the Investor or to a transferee who acquires (i) at least ten thousand (10,000) shares of Preferred (as adjusted for stock splits and combinations), or (ii) all shares of Preferred held by such transferor. Notwithstanding the foregoing, the rights granted pursuant to Section 2.1 may not be assigned or otherwise conveyed to a competitor of the Company, as reasonably determined by the Board of Directors excluding any director with an interest in such transferee. The Investor shall provide the Company with written notice of any assignment or conveyance of the rights granted pursuant to Section 2.1.


        2.3 TERMINATION. The provisions of Sections 2 and 3, including information rights, rights of first offer and miscellaneous covenants, shall terminate upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering any securities of the Company.


                                   SECTION 3

                     RIGHTS OF FIRST OFFER ON NEW ISSUANCES


        3.1 RIGHTS OF FIRST OFFER. The Company hereby grants to each Investor the right of first offer to purchase such Investor's pro rata portion of New Securities (as defined in Section 3.1(a)) that the Company may, from time to time, propose to sell and issue. Such Investor's pro rata portion, for purposes of this right of first offer, is the ratio of the number of shares of Common Stock held by such Investor (including Common Stock issuable upon conversion of securities convertible into Common Stock held by such Investor, including the Preferred) bears to the total number of shares of Common Stock outstanding at the time of issuance of such New Securities (including Common Stock issuable upon conversion of all outstanding securities convertible into Common Stock, including the Preferred). This right of first offer shall be subject to the following provisions:


                (a) "NEW SECURITIES" shall mean any Common Stock, whether now authorized or not, any rights, options, or warrants to purchase said Common Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock; provided, however, that New Securities shall not include (i) shares of Common Stock issued upon conversion of the Preferred; (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization;
(iii) up to four million five hundred thousand (4,500,000) shares of Common Stock (or related options) issued to employees, officers, directors, consultants or other persons performing services for the Company pursuant to any stock offering, plan or other arrangement approved by the Board of Directors; (iv) securities issued to financial institutions in connection with the extension of credit to the Company or in connection with the lease of equipment and in both cases for other than equity financing purposes; (v) securities issued to any third party in connection with participation in a strategic bona fide alliance or other corporate partner transaction with the Company approved by the Board of Directors for purposes which are not primarily equity financing; (vi) securities issued pursuant to the acquisition or license of technology, software or other intellectual property rights; (vii) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; or
(viii) shares of Series D Preferred issued pursuant to the Reorganization Agreement.


                (b) In the event that the Company proposes to issue New Securities, it shall give each Investor at least thirty (30) days prior written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of mailing of any such notice to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.


                (c) In the event that an Investor fails to exercise in full its right of first refusal within said twenty (20) day period, the Company shall have seventy-five (75) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) the New Securities respecting which the Investor's rights were not exercised, at a price and upon general terms no more favorable to the Investors thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said forty-five (45) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investors in the manner provided above.


                (d) The Investor's failure to exercise this right of first refusal on any issuance of New Securities shall not adversely affect the Investor's right of first refusal to purchase subsequent issuances of New Securities.

                (e) The right of first refusal set forth in this Section 3.1 is nonassignable, except to another Investor or another entity under common control with an Investor.


        3.2 TERMINATION. The provisions of this Section 3 shall terminate in accordance with the provisions of Section 2.3.


                                    SECTION 4

                               REGISTRATION RIGHTS


        4.1 REQUESTED REGISTRATION.


                (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than forty percent (40%) of the Registrable Securities (or a lesser percentage of the Registrable Securities if the reasonably anticipated aggregate price to the public thereof would exceed Five Million dollars ($5,000,000)) the Company will:


                        (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and


                        (ii) as soon as practicable and in any event within ninety (90) days of the receipt of such request, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company.


                                Provided, however, that the Company shall not be
obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4.1:


                                (1) in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;


                                (2) prior to the earlier to occur of (i) six (6)
months after the effective date of the Company's first registered public offering of its stock, or (ii) December 31, 2002, provided that the Company is actually employing in good faith all reasonable efforts to cause such registration statement to become effective;


                                (3) during the period starting with the date
sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;


                                (4) after the Company has effected two (2)
registrations pursuant to this paragraph 4.1, and such registrations have been declared or ordered effective, provided that all Registrable Securities requested to be included in such registrations were in fact included in the registrations; provided, however, that the Company, upon the approval, by vote or written consent, of the holders of at least fifty percent (50%) of the Registrable Securities held by the Series C Holders and the Series D Holders, voting together as a separate class, shall effect one (1) additional registration only with respect to such Registrable Securities held by the Series C Holders and the Series D Holders, pursuant to this Section 4.1(a)(ii); or


                                (5) if the Company shall furnish to such Holders
a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its Investors for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 4 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.


                                Subject to the foregoing clauses (A) through
(E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.


                (b) UNDERWRITING. In the event that a registration pursuant to this Section 4.1 is for a registered public offering involving an underwriting, the Initiating Holders will so advise the Company as part of the written request given by such Initiating Holders pursuant to Section 4.1(a), and the Company shall in turn advise the Holders as part of the notice given pursuant to Section 4.1(a)(i). In such event, the right of any Holder to registration pursuant to this Section 4.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 4.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.


                The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 4.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders, and the number of shares that may be included in the registration and underwriting shall be allocated first among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that no stock other than capital stock owned by the Company is included in such registration statement. No Registrable

Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest one hundred (100) shares.


                If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.


        4.2 COMPANY REGISTRATION.


                (a) NOTICE OF REGISTRATION. If at any time, or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:


                        (i) promptly give to each Holder written notice thereof; and


                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made, within twenty (20) days after receipt of such written notice from the Company, by any Holder.


                (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.2(a)(i). In such event the right of any Holder to registration pursuant to this Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares of Registrable Securities to be included in such registration without requiring any limitation in the number of shares to be registered on behalf of the Company, provided that if such underwriting is other than an initial public offering, (i) the number of shares of Registrable Securities to be included in such registration shall not be limited to less than thirty percent (30%) of the total number of shares to be included in such registration, and (ii) no shares owned by a person or entity who is not a party to this Agreement, or entitled to the benefits hereof pursuant to Section 4.10, shall be included in such registration. The Company shall so advise all Holders and the number of shares that may be included in the registration and underwriting by all Holders shall be allocated among the Holders of Registrable Securities in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest one hundred
(100) shares. If any Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.


                (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 4.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.


        4.3 REGISTRATION ON FORM S-3.


                (a) REQUEST FOR REGISTRATION. If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed Three Million dollars ($3,000,000), and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The substantive provisions of Section 4.1(a)(i) and (ii) (not including the proviso immediately following paragraph (ii) and of Section 4.1(b) shall be applicable to each registration initiated under this Section 4.3.


                (b) LIMITATIONS. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or the Investors as a whole for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.


        4.4 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, the Company will not, without the prior written consent of the holders of a majority of the voting power of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which allows such holder or prospective holder of any securities of the Company to include such securities in any registration filed under Sections 4.1, 4.2 or 4.3 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities which are included. However, the Company may by agreement grant such holder or prospective holder a registration right analogous to that set forth in
Section 4.1 provided that (i) such holder or prospective holder may not demand a registration analogous to that set forth in Section 4.1 at any time earlier than the Holders first have such right or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 4.1, and (ii) that the Registrable Securities may be included in any such registration demanded by such holders to the extent such inclusion will not diminish the amount of securities of such holders which are included.


        4.5 EXPENSES OF REGISTRATION.


                (a) REGISTRATION EXPENSES. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to
Section 4.1, Section 4.2 and Section 4.3 hereof, including the expense of one special counsel to the selling Holders, not to exceed Twenty-Five Thousand dollars ($25,000).


                (b) SELLING EXPENSES. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered.


        4.6 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will:


                (a) keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof;


                (b) as soon as practicable, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) one hundred twenty (120) days, or (ii) the distribution described in the Registration Statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and, provided further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment, which (I) includes any prospectus required by
Section 10(a)(3) of the Securities Act, or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;


                (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;


                (e) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;


                (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing; and


                (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.


        4.7 INDEMNIFICATION.


                (a) BY COMPANY. The Company will indemnify each Holder, each of its officers and directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act and each Investor and its officers, directors and partners and each person controlling such Investor within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, joint or several, (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or any violation by the Company of the Securities Act, the Exchange Act or any state or federal securities law, or any rule or regulation promulgated under such Acts or law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, each Investor, each of its officers, directors and partners and each person controlling such Investor, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person, underwriter or Investor and stated to be specifically for use therein. If the Holders and Investors are represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 4.7(a) to reimburse legal fees and expenses of more than one separate counsel for all Holders and Investors.


                (b) BY HOLDERS. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, each of its officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.


                (c) PROCEDURES. Each party entitled to indemnification under this Section 4.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


                (d) CONTRIBUTION. If the indemnification provided for in this
Section 4.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


                (e) CONTROLLING AGREEMENT. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 4.7, the provisions in the underwriting agreement shall control.


        4.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by them as the Company may request in writing and only as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.


        4.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to use its best efforts to:


                (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;


                (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days from the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.


        4.10 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 4.1, 4.2 and 4.3 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder, and
(iii) such assignee or transferee is a constituent partner of an Investor or purchases (i) at least fifty thousand (50,000) shares of Preferred or (ii) all shares of Preferred held by an Investor if transferred to a single entity; provided, however, the transferee shall agree in writing to be bound by the terms of this Agreement. No transfer or assignment will divest a Holder or any subsequent owner of such rights and powers unless all Registrable Shares are transferred or assigned.


        4.11 TERMINATION. The rights granted pursuant to this Section 4 shall terminate as to each Holder following the effective date of the Company's first registered public offering of its stock and at such time such Holder may sell under Rule 144, or a successor rule, in a three-month period all Registrable Securities then held by such Holder, regardless of whether such Holder is an affiliate of the Company.


        4.12 LOCKUP AGREEMENT. Each Holder agrees that, if, in connection with the Company's initial public offering of the Company's securities, the Company or the underwriters managing the offering so request, the Holder shall not sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters; provided that each officer and director of the Company who owns stock of the Company also agrees to such restrictions. This Section 4.12 shall be binding on all transferees or assignees of Registrable Securities, whether or not such persons are entitled to registration rights pursuant to Section 4.10.


                                   SECTION 5

                                    LEGENDS


         5.1 LEGENDS. Each Investor understands that the share certificates evidencing any Registrable Securities shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

                (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."


                (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP NOT TO EXCEED 180 DAYS FOLLOWING THE COMPANY'S INITIAL PUBLIC OFFERING, A COPY OF WHICH LOCKUP IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."


                (c) Any legend required to be placed thereon by the California Commissioner of Corporations or any other applicable state securities laws.


                                    SECTION 6

                                  MISCELLANEOUS


        6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware, as such laws are applied to agreements between Delaware residents entered into and performed entirely in Delaware.


        6.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and the Holders or transferees of such Holders holding more than fifty percent (50%) of the Registrable Securities.


        6.3 AGGREGATION. For the purposes of determining the number of shares of Registrable Securities held by an Investor, Holder, transferee or assignee, the holdings of affiliates shall be aggregated together and with the holdings of such Investor, Holder, transferee or assignee, respectively; provided, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Sections 2 and 4.


        6.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be deemed given if in writing and mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such Holder's address as set forth on Exhibit A to this Agreement, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at the address of its principal offices and addressed to the attention of the Corporate Secretary and with a copy to Cooley Godward LLP, 3000 El Camino

Real, 5 Palo Alto Square, Palo Alto, California 94306, Attention: Robert L. Jones, or at such other address as the Company shall have furnished to the Investors.


        6.5 ADDITIONAL PURCHASERS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.


        6.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.


        6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

The foregoing Agreement is hereby executed as of the date first above written.


THE "COMPANY"                               DNA SCIENCES, INC.
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                                Hugh Y. Rienhoff, Jr.
                                                Chairman & CEO

                                    EXHIBIT R

                                     FORM OF
                               DNA SCIENCES, INC.
                              AMENDED AND RESTATED
                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT


This AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT is made as of December __, 2000 (this "AGREEMENT") by and among DNA Sciences, Inc., a Delaware corporation (the "COMPANY"), the holders of the Company's Series A Preferred Stock set forth on Exhibit A hereto (the "SERIES A HOLDERS"), the holders of the Company's Series B Preferred Stock set forth on Exhibit A hereto (the "SERIES B HOLDERS"), the holders of the Company's Series C Preferred Stock set forth on Exhibit A hereto (the "SERIES C HOLDERS"), the holders of the Company's Series C-1 Preferred Stock set forth on Exhibit A hereto (the "SERIES C-1 HOLDERS"), the holders of the Company's Series D Preferred Stock set forth on Exhibit A hereto (the "SERIES D HOLDERS") (each an "INVESTOR," collectively, the "INVESTORS"), and the Company's founders set forth on Exhibit B hereto (the "FOUNDERS").

                                    RECITALS

The Company has authorized the issuance and sale of shares of its Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock to the Investors. In connection with such issuances, the Founders are willing to provide certain rights to the Company and to the Investors as set forth in this Agreement. In consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

                                    ARTICLE 1

SECTION 11. RIGHT OF FIRST REFUSAL

        11.1 COMPANY'S RIGHT OF FIRST REFUSAL. Before any (i) common stock, par value $.001 per share, of the Company (the "COMMON STOCK"), held by Founder Hugh
Y. Rienhoff, Jr., or (ii) Series A preferred stock, par value $.001 per share, of the Company held by Founder Amersham Pharmacia Biotech, Inc. may be sold or otherwise transferred by a Founder, except as provided in Section 1.8 below, the Company shall have a right of first refusal (the "RIGHT OF FIRST REFUSAL") to purchase such shares (the "OFFERED SECURITIES") as described herein.

        11.2 NOTICE OF PROPOSED TRANSFER. Before the transfer of any Offered Securities, the Founder shall deliver to the Company and the Investors a written notice (the "TRANSFER NOTICE") stating: (i) the Founder's bona fide intention to sell or otherwise transfer such Offered Securities, (ii) the name of each proposed purchaser or other transferee (a "PROPOSED TRANSFEREE"), (iii) the number of Offered Securities to be transferred to each Proposed Transferee, and
(iv) the bona fide cash price or other consideration for which the Founder proposes to transfer the Offered Securities (the "OFFERED PRICE"). The Founder shall offer the Offered Securities at the Offered Price first to the Company and then to the Investors.

        11.3 EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within fourteen
(14) days after receipt of the Transfer Notice, the Company may, by giving written notice to the Founder, elect to purchase all, or such lesser amount as desired, of the Offered Securities proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with
Section 1.4 below. Failure of the Company to give such a notice within such time period will be deemed an election by it not to exercise its option.

        11.4 PURCHASE PRICE. The purchase price for the Offered Securities so purchased by the Company shall be the Offered Price, or such other amount agreed to in writing by the

Company and such Founder (the "COMPANY PURCHASE PRICE"). If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined in good faith by the Board of Directors of the Company (the "BOARD OF DIRECTORS"), but if challenged by such Founder, then it shall be determined by an independent appraiser mutually acceptable to the Board of Directors and such Founder, the cost of such appraisal to be borne equally by such Founder and the Company.

        11.5 PAYMENT. Payment of the Company Purchase Price shall be made in cash (or such other form of consideration mutually agreed to by the Company and such Founder) within thirty (30) days after such Company Purchase Price is agreed upon between the Company and such Founder.

        11.6 INVESTOR'S RIGHT TO PURCHASE.

                (a) In the event or to the extent the Company does not exercise its Right of First Refusal, as the case may be, each Investor shall have the right, upon notice to the Founder at any time within twenty-one (21) days after receipt of the Transfer Notice (the "PURCHASE RIGHT PERIOD"), to purchase its Pro Rata Share of all, but not less than all, of such Offered Securities not purchased by the Company at the Offered Price and upon the same terms (or terms as similar as reasonably possible) upon which the Founder is proposing or is to dispose of such Offered Securities (the "PURCHASE RIGHT"), and the Founder shall sell such Offered Securities to the Investors pursuant to such terms. "PRO RATA SHARE" for the purposes of this Section 1.6 shall mean the ratio, the numerator of which is the number of shares of Common Stock (on an as-converted basis) held by such Investor (the "SHARES") and the denominator of which is the total number of shares of Common Stock (on an as-converted basis) held by all Investors, including the Founders; provided, that, if the Founder proposing to transfer such Offered Securities is an Investor, such Pro Rata Share shall mean the ratio, the numerator of which is the number of shares of Common Stock (on an as-converted basis) held by such Investor and the denominator of which is the total number of shares of Common Stock (on an as-converted basis) held by all Investors other than such Founder.

                (b) The Company shall grant to the Investors the right of oversubscription such that if any Investor fails to purchase its Pro Rata Share, the other Investors shall, among them, have the right to purchase up to the balance of the Offered Securities not so purchased. Such right of oversubscription may be exercised by an Investor by notifying the Founder of its desire to purchase more than its Pro Rata Share. If, as a result thereof, such over subscriptions exceed the total number of Offered Securities available in respect of such oversubscription privilege, the oversubscribing Investors shall be cut back with respect to their over subscriptions on a pro rata basis in accordance with their respective Pro Rata Shares or as they may otherwise agree among themselves.

                (c) Upon expiration of the Purchase Right Period, the Company will provide notice to all Investors as to whether or not the Right of First Refusal or the Purchase Right have been exercised by the Company or the Investors (the "EXPIRATION NOTICE").

        11.7 FOUNDER'S RIGHT TO TRANSFER. If all of the Offered Securities proposed in the Transfer Notice to be transferred are not purchased by the Company and the Investors, then such

Founder may sell or otherwise transfer all Offered Securities originally covered in the Transfer Notice to the Proposed Transferee(s) that are not sold to the Company or the Investors at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within ninety (90) days after the date of the Transfer Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 1 shall continue to apply to the Offered Securities that are transferred to such Proposed Transferee. If the Offered Securities described in the Transfer Notice are not transferred to the Proposed Transferee(s) within such ninety (90) day period, such Founder will not transfer any Offered Securities unless such securities are first reoffered to the Company and the Investors in accordance herewith.

        11.8 EXCEPTION FOR CERTAIN TRANSFERS. Anything to the contrary contained in this Section 1.8 notwithstanding, this Article 1 shall not apply to (i) shares transferred to affiliates, (ii) shares transferred by will or intestacy to the Founder's Immediate Family (as defined in this Section 1.8), a trust for the benefit of the Founder or to the Founder's Immediate Family as a gift, (iii) shares pledged to financial institutions or other entities as security for indebtedness, (iv) shares transferred in any bona fide gift by a Founder which in the aggregate amounts to no more than ten percent (10%) of the shares held by a Founder on the date hereof, or (v) other similar transactions approved by the Board of Directors. "IMMEDIATE FAMILY" shall mean spouse, ancestors, descendants, father, mother, brother or sister. As a condition to any such transfer effected pursuant to this Section 1.8, the transferee or other recipient shall receive and hold the Offered Securities so transferred subject to the provisions of this Agreement and shall agree in writing to be bound by the provisions of this Agreement.

                                    ARTICLE 2

SECTION 12. CO-SALE.

        12.1 RIGHT TO PARTICIPATE. To the extent that the Right of First Refusal is not exercised by the Company and the Purchase Right is not exercised by the Investors, each Investor shall have the right to participate in any sale to a Proposed Transferee upon the same terms and conditions as set forth in the Transfer Notice, subject to the terms and conditions set forth in this Article
2. An Investor shall exercise its right by delivering to the Founder, within fourteen (14) days after receipt of the Expiration Notice, written notice of its intention to participate, specifying the number of shares Investor desires to sell to the Proposed Transferee. At the closing of the transaction, Investor shall deliver one or more certificates representing the number of shares of Common Stock, or Common Stock equivalents, which Investor elects to sell hereunder, duly endorsed for transfer to the Proposed Transferee.

        12.2 QUALIFIED PARTICIPATION. Each Investor shall have the right to sell up to that number of shares of Common Stock of the Company, or Common Stock equivalents, equal to the product of (i) the amount of Offered Securities multiplied by (ii) a fraction, the numerator of which is the number of Shares owned by such Investor, and the denominator of which is the total number of shares of Common Stock owned by such Founder or Permitted Transferee pursuant to
Section 3.2 hereof, plus the total number of Shares owned by the Investors as a group. In the event that Proposed Transferee desires to purchase a number of shares of Common Stock different from the amount of the Offered Securities, the amount that the Proposed Transferee desires to purchase shall be substituted for Offered Securities in the above equation for the purpose of determining each Investor's participation rights. In the event of Investor participation, the Founder shall include such Investor Shares in the sale at the Closing.

        12.3 RESTRICTIONS IMPOSED BY TRANSFEREE. To the extent that any Proposed Transferee prohibits such assignment or otherwise refuses to purchase Shares from any Investor exercising its rights of co-sale here-under, Founder shall not sell to the Proposed Transferee any Offered Securities unless and until, simultaneously with such sale or transfer, such Founder shall purchase such Shares from Investor on the same terms and conditions specified in the Transfer Notice.

        12.4 CONTINUING RIGHTS. The exercise or non-exercise of the right to participate hereunder with respect to a particular sale by any Founder shall not adversely affect any Investor's right to participate in subsequent sales by such Founder pursuant to this Article 2.

        12.5 EXCEPTION FOR CERTAIN TRANSFERS. Anything to the contrary contained in this Section 2.5 notwithstanding, this Article 2 shall not apply to (i) shares transferred to affiliates, (ii) shares transferred by will or intestacy to the Founder's Immediate Family (as defined in above), a trust for the benefit of the Founder or to the Founder's Immediate Family as a gift, (iii) shares pledged to financial institutions or other entities as security for indebtedness, (iv) shares transferred in any bona fide gift by a Founder which in the aggregate amounts to no more than ten percent (10%) of the shares held by a Founder on the date hereof, or (v) other similar transactions approved by the Board of Directors. As a condition to any such transfer effected pursuant to this Section 2.5, the transferee or other recipient shall receive and hold the Offered Securities so transferred subject to the provisions of this Agreement and shall agree in writing to be bound by the provisions of this Agreement.

                                    ARTICLE 3

SECTION 13. MISCELLANEOUS

        13.1 INVALID TRANSFERS. Any sale, assignment or other transfer of Offered Securities by Founder contrary to the provisions of this Agreement hereof shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Offered Securities sold, assigned, or transferred for any purpose (including, without limitation, voting or dividend rights), unless and until the Founder has satisfied the requirements of this Agreement with respect to such sale. Founder shall provide the Company and the Investors with written evidence that such requirements have been met or waived prior to consummating any sale, assignment or other transfer of securities, and no Securities shall be transferred on the books of the Company until such written evidence has been received by the Company and the Investors.

        13.2 PERMITTED TRANSFEREES. The participation rights set forth in
Article 1 and Article 2 above shall not apply to (i) any pledge of the Offered Securities made by such Founder which creates a mere security interest, (ii) the transfer to a Founder's Immediate Family, (iii) the transfer to a trust established by a Founder for the benefit of one or more members of such Founder's Immediate Family, (iv) the sale of Offered Securities in a broker's transaction pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended, or (v) the transfer of Offered Securities currently held by any Founder to another Founder that was approved by the Board of Directors, which approval shall not be unreasonably withheld, provided in each case that the recipient of such Offered Securities shall receive and hold such the shares so transferred subject to the provisions of this Agreement.

        13.3 TERMINATION. The rights of each Investor under this Agreement shall terminate upon (i) that point in time when such Investor no longer owns any Shares, (ii) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company to the public, or (iii) the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company's assets to, another corporation.

        13.4 LEGENDS.

                (a) The certificates evidencing shares of the Company held by the Founders hereto shall bear, in addition to any other legend required under the federal or the Delaware securities laws, the following legends, as applicable:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS, INCLUDING RESTRICTIONS ON TRANSFER, AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE ISSUER AND CERTAIN STOCKHOLDERS OF THE ISSUER. A COPY OF SUCH AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL OFFICE OF THE COMPANY." "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF PREFERRED STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

                (b) LEGEND REMOVAL. The legends referred to in Section 3.4(a) shall be removed upon termination of this Agreement in accordance with the provisions of Section 3.3 above.

        13.5 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

        13.6 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        13.7 NOTICE. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed
(a) if to an Investor, at Investor's address set forth on EXHIBIT A, or at such other address as Investor shall have furnished to the Company in writing, (b) if to a Founder, at Founder's address set forth on EXHIBIT B or at such other address as Founder shall have furnished to the Company in writing, and (c) if to the Company, to DNA Sciences, Inc., 2375 Garcia Avenue, Mountain View, CA 94041 and addressed to the attention of the Corporate Secretary, or to such other address as the Company shall have furnished to the Investors and the Founders. If notice is provided by registered mail, notice shall be deemed to be given forty-eight (48) hours following proper deposit in the mail (and if outside the United States, sent by airmail).

        13.8 SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

        13.9 AMENDMENTS OR WAIVERS. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by written instrument signed by the party against whom enforcement of any such amendment, waiver, or discharge or termination is sought; provided, however, that the holders of a majority of the Shares held by the Investors voting together may waive, discharge, terminate, modify or amend on behalf of all Investors, any provisions hereof.

        13.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

        13.11 ADDITIONAL PURCHASERS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to this Agreement, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

        13.12 SEVERABILITY. In the event that any provision of this Agreement becomes or declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        13.13 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware, as such laws are applied to agreements between Delaware residents entered into and performed entirely in Delaware.

        13.14 FACSIMILE SIGNATURES. Any signature page delivered by fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

                            [SIGNATURE PAGES FOLLOW]

The foregoing Agreement is hereby executed as of the date first above written.


THE "COMPANY"                               DNA SCIENCES, INC.
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                               Hugh Y. Rienhoff, Jr.
                                               Chairman & CEO

                                    EXHIBIT S

               FORM OF OPINION OF HELLER EHRMAN WHITE & MCAULIFFE


1. The Company is a duly organized and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power and authority to own its property and assets, to conduct its business as it is currently being conducted, and to enter into the Reorganization Agreement and to consummate the transactions contemplated thereby.

3. Except as disclosed in the Disclosure Schedule, the execution, delivery and performance of the Reorganization Agreement by the Company, the consummation by the Company of the transactions contemplated thereby, and compliance by the Company with the provisions thereof (i) do not violate or conflict with any term or provision of the Company's certificate of incorporation or bylaws, (ii) do not constitute a material default under the provisions of any material agreement listed on the Disclosure Schedule to which the Company is a party or by which it is bound, (iii) do not violate or contravene any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and which is known to us, the violation or contravention of which would have a Material Adverse Effect on the Company and (iv) to our knowledge, do not violate or contravene any provision of any law, rule or regulation applicable to the Company in connection with transactions similar to that contemplated by the Reorganization Agreement.

4. All corporate action, including approval by the Company's Board of Directors and stockholders, required to be taken on the part of the Company and its stockholders to adopt, authorize and approve the Reorganization Agreement and consummate the Merger has been taken.

5. The Reorganization Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

6. To our knowledge, all consents, approvals, authorizations or orders of, and filings, registrations and qualifications with, any regulatory authority or governmental body in the United States that the Company is obligated to obtain or make and that are required for the consummation by the Company of the transactions contemplated by the Reorganization Agreement have been made or obtained, except (i) for the filing of the certificate of merger with the Secretary of State of the State of Delaware and (ii) where the failure to obtain any such consents, approvals, authorizations, or orders, or failure to make any such filings, registrations or qualifications, would not prevent or delay consummation of the Merger or have a Material Adverse Effect of the Company.

7. To our knowledge, except as set forth in the Disclosure Schedule, there are no civil, criminal or administrative actions, suits or proceedings pending or threatened against



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        the Company before any court, arbitrator, or administrative, governmental or regulatory authority, domestic or foreign, that questions the validity or enforceability of the Reorganization Agreement or the right of the Company to enter into the Reorganization Agreement.

8. Immediately prior to the Effective Time, the authorized capital stock of the Company consisted of 15,000,000 shares of Company Common Stock, of which [_______] shares were issued and outstanding, and 10,000,000 shares of Company Series A Preferred Stock, of which [_________] shares were issued and outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable. Except as set forth in the Disclosure Schedule, none of the outstanding shares of the Company Common Stock or Company Preferred Stock is subject to any repurchase option or restrictions on transfer in favor of, or imposed by, the Company (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws).

9. Immediately prior to the Closing Date, except as set forth in the Disclosure Schedule, to our knowledge there was no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or
        (c) contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.



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                                    EXHIBIT T

                        FORM OF OPINION OF COOLEY GODWARD

        1. The Company and Merger Sub have been duly incorporated and are validly existing corporations in good standing under the laws of the State of Delaware.

        2. The Company and Merger Sub have the requisite corporate power and authority to own their respective property and assets, to conduct their respective business as such business is currently being conducted, to enter into the Reorganization Agreement and to consummate the transactions contemplated thereby.

        3. All corporate action required to be taken on the part of the Company and Merger Sub to authorize the Reorganization Agreement, the Convertible Promissory Notes, the Series D Preferred Warrants and the Escrow Agreement (collectively, the "Transaction Documents") and consummate the transactions contemplated thereby have been taken.

        4. The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and Merger Sub and constitutes a valid and binding agreement of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

        5. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company and Merger Sub are not prohibited by, and will not violate or conflict with, (i) any provision of the certificate of incorporation or bylaws of the Company or Merger Sub; (ii) any law, rule or regulation applicable to the Company in connection with transactions similar to that contemplated by the Transaction Documents,
(iii) the provisions of any material agreement listed on the Parent Disclosure Schedule to which the Company or Merger Sub are a party or by which they are bound, (iv) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company or Merger Sub and which is known to us, except where any of the foregoing would not have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company.

        6. To our knowledge, all consents, approvals, authorizations or orders of, and filings, registrations and qualifications with, any regulatory authority or governmental body in the United States that the Company is obligated to obtain or make and that are required for the consummation by the Company and Merger Sub of the transactions contemplated by the Transaction Documents have been made or obtained, except (i) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under state blue sky laws of the offer and sale of shares of Company common stock or Series D preferred stock pursuant to the Merger, and (ii) where the failure to obtain any such consents, approvals, authorizations, or orders, or failure to make any such filings, registrations or qualifications, would not prevent or delay the consummation of the transaction contemplated by the Transaction Documents or have a material adverse effect on the business, financial condition or results of operations of the Company.

        7. Immediately prior to the Closing Date, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and [_______] shares of Preferred Stock. Of the Preferred



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

Shares, 8,283,000 shares are designated as Series A Preferred Shares, 7,099,000 shares are designated as Series B Preferred Shares, [5,500,000] shares are designated as Series C Preferred Shares and ______ shares are designated as Series D Preferred Stock. Immediately prior to the Closing Date, the stock records of the Company indicate that [4,643,708] shares of Common Stock, 8,283,000 shares of Series A Preferred Stock, 7,099,000 shares of Series B Preferred Stock, _____shares of Series C Preferred Stock and ______ shares of Series D Preferred Stick were issued and outstanding. All such issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, and except as set forth in the Parent Disclosure Schedule and the Company's certificate of incorporation, immediately prior to the Closing Date there are no options, warrants, conversion privileges, preemptive rights, or other rights outstanding granted by the Company to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company.

        8. The Company's common stock and Series D preferred stock to be issued
(i) in the Merger, (ii) upon exercise of options to acquire shares of common stock of PPGx, Inc. assumed in accordance with the provisions of the Reorganization Agreement, (iii) upon exercise of the Series D Preferred Warrants and (iv) upon conversion of the Convertible Promissory Notes will, when issued in accordance with the provisions of the Reorganization Agreement and such options, warrants and convertible notes be duly authorized, validly issued, fully paid and nonassessable.

        9. To our knowledge, there are no civil, criminal or administrative actions, suits or proceedings pending or threatened against the Company or Merger Sub before any court, arbitrator or administrative, governmental or regulatory authority that questions the validity or enforceability of the Transaction Documents or the right of the Company or Merger Sub to enter into the Transaction Documents.



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